UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                             DENTAL RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

     Common Stock
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

     6,000,000
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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $ 0.83 as of July 27, 2001
--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

     $4,980,000 (merger), $1,007,450 (asset sale)
--------------------------------------------------------------------------------
5)   Total fee paid:

     $ 1,197.49
--------------------------------------------------------------------------------
     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                             DENTAL RESOURCES, INC.
                             530 SOUTH RIVER STREET
                                DELANO, MN 55328

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                           TUESDAY, SEPTEMBER 18, 2001
                                     10 a.m.

TO THE SHAREHOLDERS OF DENTAL RESOURCES, INC.:

         A Special Meeting of Shareholders of Dental Resources, Inc., will be held at the offices of Fredrikson & Byron, P.A., 900 Second Avenue South, 1300 International Centre, Minneapolis, Minnesota, at 10 a.m. (CDT) on Tuesday, September 18, 2001, for the following purposes:

         1. To consider and vote on a proposal to approve the sale of all of the assets of Dental;

         2.       To consider and vote on a proposal to:

                  * Adopt and approve an Agreement and Plan of Reorganization dated August ____, 2001, between Dental Resources, Inc., and Apollo Diamond, Inc., and the Plan of Merger included therein, and

                  * Adopt Amended and Restated Articles of Incorporation of Dental Resources, Inc. to increase the number of authorized shares of capital stock and change the name of Dental Resources, Inc., to Apollo Diamond, Inc.; and

         3. To take action on any other business that may properly come before the Special Meeting or any adjournment thereof.

         Accompanying this Notice of Special Meeting is a Proxy Statement and a form of Proxy. Only shareholders of record as shown on the books of the Company at the close of business on August 6, 2001 will be entitled to notice of and to vote at the Special Meeting or adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the Special Meeting.

         With respect to the proposals to approve the Plan of Merger and sale of assets, Dental shareholders have a right to dissent and obtain payment of the "fair value" of their shares by complying with the terms and procedures of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, copies of which sections are included as Appendix D to the Proxy Statement accompanying this Notice.

         You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed Proxy card and return it


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


as soon as possible in the enclosed return envelope. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense to Dental.

         This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors. The mailing of the Proxy Statement to shareholders is expected to commence on or about August 13, 2001.




                                        Bryan Nichols
                                          Secretary


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


                                TABLE OF CONTENTS

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
QUESTIONS AND ANSWERS ABOUT                         INFORMATION CONCERNING THE
THE MERGER AND SALE OF ASSETS................       SPECIAL MEETING..............................
                                                    Date, Time and Place.........................
                                                    Purpose......................................
QUESTIONS AND ANSWERS ABOUT                         Record Date and Quorum Requirement...........
VOTING AT THE SPECIAL MEETING................       Proxies; Revocation of Proxies...............
                                                    Voting Procedures............................
WHO CAN HELP ANSWER YOUR                            Vote Required................................
QUESTIONS....................................       Voting on Other Matters......................
                                                    Proxy Solicitation...........................
SUMMARY......................................
The Companies................................       THE MERGER...................................
The Merger...................................       Background of the Merger.....................
Proposed Amendments to Dental Articles of           Recommendations of the Board of
Incorporation................................       Directors; Reasons for the Merger............
Proposed Sale of Assets......................       The Merger...................................
Vote Required................................       Time of Closing..............................
Consequences of the Merger...................       Amendments to Dental's Articles of
Recommendations of Dental's Board of                Incorporation................................
Directors....................................       Treatment of Stock Options...................
Reasons for the Merger.......................       The Interest of Certain Persons in the
Reasons for the Sale of Assets...............       Merger and the Sale of Assets................
Conditions to the Merger.....................       Consequences of the Merger...................
Termination of the Merger Agreement..........       Plans for Dental after the Merger and Sale
Termination Fees.............................       of Assets....................................
Interests of Certain Persons in the Merger          Representations and Warranties...............
and Sale of Assets...........................       Dental's and Apollo's Covenants..............
Dissenters' Rights...........................       Additional Dental Covenants..................
                                                    Conditions...................................
CAUTIONARY STATEMENT                                Termination of the Merger Agreement..........
CONCERNING FORWARD-LOOKING                          Termination Fees.............................
INFORMATION..................................       Expenses.....................................
                                                    Amendments; Waivers..........................
                                                    Regulatory Requirements......................
                                                    Agreement with Equity Securities
                                                    Investments, Inc.............................

DISPOSITION OF OPERATING                            MANAGEMENT'S DISCUSSION AND
ASSETS.......................................       ANALYSIS OF DENTAL'S FINANCIAL
                                                    CONDITION AND RESULTS OF
RIGHTS OF DISSENTING                                DENTAL'S OPERATIONS..........................
SHAREHOLDERS.................................
                                                    SECURITY OWNERSHIP OF
Right to Dissent.............................       MANAGEMENT AND PRINCIPAL
A Dissenting Shareholder Must Perfect               SHAREHOLDERS OF DENTAL.......................
Dissenters' Rights...........................
We Must Provide Dissenting Shareholders             UNAUDITED PRO FORMA
with Written Notice..........................       FINANCIAL DATA OF THE MERGED
Dissenting Shareholders Must                        CORPORATION..................................
Demand Payment and Return Shares.............
We Must Send Dissenting Shareholders Fair           BUSINESS OF APOLLO...........................
Value and Other Information..................
A Dissenting Shareholder May Demand                 MANAGEMENT'S DISCUSSION AND
Supplemental Payment.........................       ANALYSIS OF APOLLO'S FINANCIAL
A Court Will Settle Fair Value Disputes......       CONDITION AND RESULTS OF
We May Withhold the Payment of Fair                 APOLLO'S OPERATIONS..........................
Value under Certain Circumstances............
                                                    APOLLO'S TWELVE MONTHS PLAN
MARKET FOR DENTAL COMMON                            OF OPERATION.................................
STOCK........................................
                                                    SECURITY OWNERSHIP OF
BUSINESS OF DENTAL...........................       MANAGEMENT AND PRINCIPAL
                                                    SHAREHOLDERS OF APOLLO.......................

                                                    SHAREHOLDER PROPOSALS........................



APPENDICES

Appendix A - Asset Purchase Agreement (with Exhibit A: Limited Recourse Note, and
             Exhibit D: Form of Limited Personal Guarantee).........................................A-1
Appendix B - Merger Agreement (with Exhibit A: Plan of Merger)......................................B-1
Appendix C - Amended and Restated Articles of Incorporation of Dental Resources, Inc................C-1
Appendix D - Dissenters' Rights Provisions..........................................................D-1
Appendix E - Financial Statements:
               Dental Resources, Inc.: -  Independent Auditors' Report for the fiscal years ended
               ----------------------     May 31, 2000 and May 31, 1999.............................E-1
                                       -  Interim Financial Statements (unaudited) as of
                                          February 28, 2001 and February 29, 2000...................E-
               Apollo Diamond, Inc.:   -  Independent Auditors' Report for the fiscal years ended
               --------------------       December 31, 2000 and December 31, 1999...................E-
                                       -  Interim Financial Statements (unaudited) as of
                                          March 31, 2001 and March 31, 2000.........................E-


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


          QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SALE OF ASSETS

--------------------------------------------------------------------------------

Q:   WHAT ARE THE PROPOSED TRANSACTIONS?

A. Apollo Diamond, Inc., a Massachusetts corporation, will be merged with and into us. We will survive the merger, change our name to Apollo Diamond, Inc., and conduct Apollo's business. We call the company that will exist after the merger "the Surviving Corporation". Prior to the merger, we will sell all of our assets.

Q: WHAT WILL HAPPEN TO DENTAL STOCK AS WELL AS STOCK OPTIONS AND WARRANTS IN THE MERGER?

A: On July 23, 2001, the Dental Board of Directors effected a reverse split of the Dental common stock. As a result of the split, every 2.35 shares of common stock outstanding immediately prior to the reverse split became one share of common stock. Upon signing of the asset purchase agreement and the merger agreement on August _______, 2001, Dental's board of directors declared a warrant dividend pursuant to which each shareholder of Dental common stock as of August _______, 2001 received for each share of Dental common stock one warrant to purchase one share of Dental common stock at $3.50 per share. These warrants may be canceled by Dental upon 30 day prior written notice if Dental's common stock traded at or above $5 per share for at least 10 consecutive trading days.

     Each share of Dental common stock (subject to adjustment to reflect the reverse stock split) as well as each stock option and warrant, including the warrants distributed under the warrant dividend, will remain outstanding after the consummation of the merger, upon the terms and conditions before the merger (but subject to adjustment to reflect the reverse stock split, if the option or the warrant, respectively, was granted before the reverse stock split).

Q:   WHAT WILL APOLLO SHAREHOLDERS RECEIVE IN THE MERGER?

A: Each share of Apollo common stock issued and outstanding immediately prior to the merger will be converted into the right to receive 10,000 shares of Dental common stock.

Q:   WHAT WILL BE THE BREAKDOWN OF STOCK OWNERSHIP AFTER THE MERGER?

A: As a result of the merger, on a non-diluted basis (and subject to adjustment for fractional shares as a result of the reverse stock split), current Dental shareholders will own 813,565 shares of Dental common stock or approximately 11.9%, and former Apollo shareholders will own 6,000,000 shares or approximately 88.1% of the shares of the common stock of the Surviving Corporation. On a fully diluted basis, Apollo shareholders could own up to 11,250,000 shares of common stock of the Surviving Corporation, i.e. 84.8%, and Dental shareholders could hold up to 1,713,764 shares or 15.2% of the common stock of the Surviving Corporation.

Q:   WHAT IS THE PURPOSE OF THE AMENDMENTS TO DENTAL'S ARTICLES OF
     INCORPORATION?

A: By voting to approve and adopt the merger agreement, you will also be voting to approve and adopt amendments to Dental's articles of incorporation. The purpose of amending Dental's articles of incorporation is to authorize a sufficient number of shares of capital stock to permit
     (1) the conversion of Apollo shares into Dental shares and the issuance of additional shares upon the exercise of stock options and (2) the issuance of shares in connection with possible future transactions. Dental is also amending its articles of incorporation to change the name of our Company from Dental Resources, Inc. to Apollo Diamond, Inc.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER PROPOSAL AND THE SALE OF ASSETS?

A: A Special Committee that was established by our Board of Directors resolved that the terms of the proposed sale of assets to a company owned by current members of the Dental management, the proposed merger and the terms and provisions of the merger agreement are fair to and in the best interests of our shareholders. ACCORDINGLY, THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS, RESPECTIVELY, APPROVED THE SALE OF ASSETS, THE MERGER AGREEMENT AND THE AMENDMENTS TO THE ARTICLES. THE SPECIAL COMMITTEE RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SALE OF ASSETS AND THE MERGER PROPOSAL. To review the background and reasons for the merger in greater detail, see pages [ ] through [ ] of this proxy statement.

Q:   WHAT WILL HAPPEN TO MY STOCK OPTIONS OR MY WARRANTS?

A: All outstanding options or warrants to purchase Dental shares will remain outstanding according to their terms, except that the number(s) of shares and the exercise price(s) have been adjusted to reflect the reverse stock split.

Q:   WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE MERGER TO ME?

A: The proposed merger with Apollo allows Dental shareholders to have equity participation in a company that has the prospect of large potential growth and success, and to exit Dental's current business, which has experienced little growth and has not received significant recognition in the equity marketplace.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: If the merger is approved by the shareholders of both our Company and of Apollo, it is currently anticipated that the merger will be completed on September 18, 2001 (the day of the special meeting of Dental shareholders), or shortly thereafter.

Q:   WHAT DO I NEED TO DO NOW?

A: Please complete, date and sign your proxy card and then mail it in the enclosed return envelope as soon as possible. You can also attend the Special Meeting in person and vote, even though you may have previously returned your proxy card. If you do not return your proxy or vote in person, it will have the effect of a vote against the merger.

            QUESTIONS AND ANSWERS ABOUT VOTING AT THE SPECIAL MEETING

--------------------------------------------------------------------------------

Q:   WHAT IS THE DATE, TIME AND PLACE OF THE MEETING?

A: The special meeting of shareholders will be held at the offices of Fredrikson & Bryon, P.A., 900 Second Avenue South, 1300 International Centre, Minneapolis, Minnesota, at 10 a.m. (Central Daylight Time) on Tuesday, September 18, 2001.

Q:   WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:   Shareholders of record as of the close of business on August 6, 2001.

Q:   HOW MANY SHARES NEED TO BE REPRESENTED AT THE MEETING?

A: The holders of a majority ([406,783] shares) of the outstanding shares entitled to vote at the special meeting ([813,565 shares]) must be present in person or represented by proxy to constitute a quorum for the transaction of business. If you vote by proxy card or at the special meeting, you will be considered part of the quorum.

Q:   HOW DO I VOTE?

A: You can vote by signing and mailing your proxy card. You may also vote in person at the special meeting.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

A: Generally, your broker will not have the power to vote your shares. Your broker will vote your shares ONLY if you provide him or her with instructions on how to vote. Any failure to instruct your broker on how to vote in favor of the merger proposal and the proposed sale of assets will have the effect of a vote "against" the merger proposal and the proposed sale of assets. You should follow the directions provided by your broker on how to instruct your broker to vote your shares.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:   Yes. You may revoke it any time before the special meeting by:
     *    giving written notice of your revocation to our Secretary, Bryan
          Nichols;
     * filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary; or
     *    attending the special meeting and voting in person.

Q: HOW MANY VOTES ARE REQUIRED TO APPROVE THE MERGER PROPOSAL AND THE PROPOSED SALE OF ASSETS?

A: Approval of the merger proposal and of the proposed sale of assets requires the affirmative vote of a majority of the shares of our common stock outstanding as of August 6, 2001 (406,783 shares, subject to adjustment for fractional shares as a result of the reverse stock split).

Q: WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER PROPOSAL OR THE PROPOSED SALE OF ASSETS?

A: If you oppose the merger proposal or the proposed sale of assets and do not vote in favor of either proposal and the merger and sale of assets are completed, you may dissent and seek appraisal of the fair value of your shares under Minnesota law. You must, however, comply with all of the required procedures explained on pages [___] through [___] of this proxy statement and in Appendix D to this proxy statement.


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


                       WHO CAN HELP ANSWER YOUR QUESTIONS

--------------------------------------------------------------------------------

     If you have more questions about the merger or would like additional copies of this proxy statement, you should contact:

Douglas B. Murphy, CEO and President
Dental Resources, Inc.
530 South River Street
Delano, MN 55328
Telephone: (763) 972-3801
Facsimile: (763) 972-3807
e-mail: doug@dentalresourcesinc.com


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


                 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
                                   INFORMATION

--------------------------------------------------------------------------------

This proxy statement and the documents to which we refer you and which we incorporate into this proxy statement by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these statements on our expectations and projections about future events, which we derive from the information currently available to us. Forward-looking statements relate to future events or our future performance, such as our ability to integrate successfully the operations of Dental and Apollo in the Surviving Corporation.

You can distinguish forward-looking statements from those that are historical in nature because forward-looking statements often use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, such as the demand for lab-created single crystal diamonds for both gemstone and industrial purposes; potential difficulties and uncertainties in connection with international operations; and the competitive environment (including existing competition and new competition) in the field of lab-created single crystal diamonds.

These and other factors may cause actual results to differ materially from any forward-looking statement.

Forward-looking statements are only predictions. The forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time from us or our representatives, might not occur.


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


                   INFORMATION CONCERNING THE SPECIAL MEETING

--------------------------------------------------------------------------------

DATE, TIME AND PLACE

The special meeting will be held at the offices of Fredrikson & Byron, P.A., 900 Second Avenue South, 1300 International Centre, Minneapolis, Minnesota, at 10 a.m. (Central Daylight Time), on Tuesday, September 18, 2001.

PURPOSE

At the special meeting, you will be asked to vote upon a proposal to approve the sale of the assets of Dental for certain minimum terms, pursuant to an asset purchase agreement.

At the special meeting, you will be asked to vote on a proposal to approve and adopt the merger agreement and amend our articles of incorporation to increase the number of authorized shares of capital stock to 100 million shares, consisting of 50 million shares of common stock and 50 million shares of undesignated stock, and to change the name of our Company from Dental Resources, Inc. to Apollo Diamond, Inc. A copy of the merger agreement with the plan of merger is attached as Appendix B to this proxy statement. A copy of the our amended and restated articles of incorporation is attached as Appendix C to this proxy statement.

RECORD DATE AND QUORUM REQUIREMENT

We have fixed the close of business on August 6, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. At the close of business on August 6, 2001, there were [813,565] shares of our common stock issued and outstanding.

Each holder of record of our common stock at the close of business on August 6, 2001, is entitled to one vote for each share then held on each matter submitted to a vote of shareholders.

The holders of a majority of the outstanding shares entitled to vote at the special meeting ([406,783] shares) must be present in person or represented by proxy to constitute a quorum for the transaction of business. If you vote by proxy card or at the special meeting, you will be considered part of the quorum.

PROXIES; REVOCATION OF PROXIES

You are requested to complete, date and sign the accompanying form of proxy and return it promptly in the enclosed return envelope. Alternatively, you may vote at the special meeting as described under the caption "Voting Procedures" below.

You may revoke your proxy any time before the special meeting by:

*    giving written notice of your revocation to our Secretary;
* filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary; or
*    attending the special meeting and voting in person.

VOTING PROCEDURES

VOTE BY MAIL. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the return envelope provided.

VOTING AT THE SPECIAL MEETING. The method by which you vote now will not limit your right to vote at the special meeting if you decide to attend in person.

HOW SHARES ARE VOTED. Subject to revocation, all shares represented by each properly executed proxy received by our Company will be voted in accordance with the instructions indicated thereon or, if no instructions are indicated, will be voted to approve the merger proposal and the sale of assets, and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the special meeting.


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


VOTE REQUIRED

Approval by our shareholders of the proposed sale of assets and the merger proposal will require the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting ([406,783] shares).

Abstentions are counted as present and entitled to vote for purposes of determining a quorum, and for purposes of calculating the vote with respect to a particular matter, but will not be deemed to have voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented for purposes of calculating the vote required for approval of such matter and, therefore, will have the same effect as a vote "against" the sale of assets and the merger proposal.

In the unlikely event that there are insufficient votes to approve the proposed sale of assets and the merger proposal at the special meeting, proxies voted in favor of the approval of both proposals and proxies as to which no voting instructions are given may be voted to adjourn the special meeting in order to solicit additional proxies in favor of approval of both proposals. If the special meeting is adjourned for any purpose, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have been revoked or withdrawn), even though they may have been voted on the same or any other matter at a previous meeting.

PROXY SOLICITATION

We bear the cost of soliciting proxies. These costs include the preparation, assembly and mailing of this proxy statement, the notice of special meeting of shareholders and the enclosed proxy card. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, facsimile or personal conversation.


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


                         DISPOSITION OF DENTAL'S ASSETS

--------------------------------------------------------------------------------

ON AUGUST ____, 2001, OUR COMPANY ENTERED INTO THE ASSET PURCHASE AGREEMENT WITH A COMPANY FORMED BY MEMBERS OF DENTAL'S CURRENT MANAGEMENT. THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE ASSET PURCHASE AGREEMENT. BECAUSE IT IS ONLY A SUMMARY, IT DOES NOT INCLUDE ALL OF THE INFORMATION THAT IS INCLUDED IN THE ASSET PURCHASE AGREEMENT. THE TEXT OF THE AGREEMENT, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT, IS INCORPORATED INTO THIS SECTION BY REFERENCE. WE ENCOURAGE YOU TO READ THE ASSET PURCHASE AGREEMENT CAREFULLY IN ITS ENTIRETY.

PROPOSED SALE OF ASSETS

Under the terms of the merger agreement with Apollo, Dental must sell all of its assets prior to the consummation of the merger. Pursuant to the asset purchase agreement, the purchase price that has to be paid for Dental's assets consists of the following elements:

     (a) The purchaser must assume all liabilities of Dental existing immediately prior to the effective time of the merger, provided, that the purchaser shall not assume certain "Excluded Liabilities" which are defined as liabilities for payment of (i) specified legal fees and expenses relating to the merger, this proxy statement and the sale of Dental's assets; (ii) accounting and auditing fees and expenses arising from or related to the merger; and (iii) expenses and fees incurred in connection with the filing, printing and mailing of this proxy statement;

     (b) The purchaser must pay a maximum amount of Five Hundred Thousand Dollars ($500,000) in cash at the time the sale of the assets is consummated, reduced by any payments made by Dental on any Excluded Liabilities prior to the consummation of the merger, and

     (c) The purchaser must deliver at the time the sale of the assets is consummated a limited recourse promissory note in the principal amount of approximately Five Hundred Seven Thousand Four Hundred Fifty Dollars ($507,450).

     The aggregate purchase price for Dental's assets is about $300,000 below the book value of Dental as of May 31, 2001.

     The limited recourse note is due and payable in five equal installments on each anniversary of the issuance date of the note (or, if such anniversary is a holiday, Saturday or Sunday, on the following business day), commencing on the first (1st) anniversary and ending on the fifth (5th) anniversary. Each of these installments shall be equal and limited to the lesser of (a) one fifth of the principal amount of $507,450, plus all interest accrued on the outstanding principal amount as of the time of payment, or (b) the "Sales Proceeds" (as defined below) from a sale of Twenty Nine Thousand Seven Hundred Forty Five (29,745) shares of Dental common stock. Since under the terms of the note, the installments due are contingent on the market value of Dental common stock, Dental may not be able to recover the entire principal amount of the note plus interest.

"Sales Proceeds" are defined as follows:

(a) if the Shares are offered and sold to the public in the open market through broker(s) and/or market maker(s): the fair market value of 29,745 shares of Dental common stock. The fair market value of the Shares shall be its "market price", calculated as follows:

     (i) if Dental's common stock is listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, then the average of the prices of such stock at the close of the regular trading session of such market or exchange for the ten (10) business days immediately preceding the Sale Date, or

     (ii) if Dental's common stock is not so listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, then the average of the closing "bid" prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service for the ten
     (10) business days immediately preceding the Sale Date;

                                       or

(b) if the shares are sold in a private placement, the proceeds from such sale. The shares may be sold in a private placement only with the prior written consent of Surviving Corporation, based upon a per share value determined by the board of directors of Surviving Corporation.

     The note is guaranteed by a personal limited guarantee from each of the members of the purchaser. The guarantees are limited to one third of each installment due under the note.

RECOMMENDATION OF THE SPECIAL COMMITTEE; REASONS FOR THE SALE

At its meeting on June 26, 2001, Dental's board of directors considered a proposal made by Dental's current Chief Executive Officer, Doug Murphy, its Vice-President, William Murphy, and its Chief Financial Officer, Bryan Nichols, to purchase Dental's assets. The management group suggested to assume Dental's liabilities (with the exception of liabilities in connection with the proposed merger with Apollo), to agree to the cancellation of options to purchase an aggregate amount of Ninety Eight Thousand Nine Hundred Forty (98,940) shares of Dental common stock (post-stock split), such options being held by the members of the management group individually, and to pay the remaining purchase price partially in cash and partially by pledging stock in Dental to the Company. The parties later agreed that no stock should be pledged to Dental. Instead, the members of the company purchasing Dental's assets agreed to give limited personal guarantees relating to the note.

As of July 9, 2001, the board formed a special committee to act solely on behalf of Dental's unaffiliated shareholders for the purpose of considering the proposed sale of Dental's assets. The special committee which consists of Mr. Russell Felten was appointed because of the potential conflict of interest which might arise out of the expressed intention of Messrs. Doug Murphy and Bryan Nichols to make a proposal along with Mr. William Murphy to acquire Dental's assets. The authority of the special committee extended to all proposals for the acquisition of Dental, and the member of the committee is the only director of Dental who is disinterested from the standpoint of any management proposal. Therefore, the board granted to the special committee the full and absolute authority to take any decision and action normally reserved for the board in connection with the proposed asset purchase and the merger agreement.

The special committee decided as of July 16, 2001, that the sale of Dental's assets under the terms and conditions of the asset purchase agreement are fair to and in the best interest of Dental's shareholders. In arriving at its recommendations, the special committee considered the following:

* the revenues of Dental over the past years and the potential sales prospects for the future, which did not indicate significant future growth in revenue;

* the earnings history of Dental's operations and the prospect for future increases in earnings, which the committee considered not to be significant;

* the fact that the sale of Dental's assets is a condition to the merger with Apollo;

* the fact that all currently existing employment agreements between Dental and its officers will be terminated upon the consummation of the asset purchase, without any liability of Dental for severance payments; and

* the fact that options to purchase 98,940 shares of Dental common stock (post-split) previously held by the members of the management group were canceled in connection with the asset purchase.

REPRESENTATIONS AND WARRANTIES

In the asset purchase agreement, the parties have made certain representations and warranties to each other relating to

*    organization, standing and similar corporate matters; and

*    authorization to enter into the asset purchase agreement.

Dental has not made any representation or warranty regarding the existence or condition of its assets or the status of Dental's title in the assets. Dental's entire right, title and interest in the assets is being transferred on an "as is, where is" basis, with any and all faults.

COVENANTS

From August _____, 2001 until the purchase becomes effective, Dental has agreed to operate its business and maintain its assets in the ordinary course of the business as presently conducted by Dental and consistent with past practice.

Dental has also agreed not to dispose of or encumber any of the assets other than in the ordinary course of business and not to terminate or change its current insurance policies.

The purchasing company is responsible for obtaining all necessary consents from any third persons.

Messrs. Douglas Murphy, William Murphy and Bryan Nichols acknowledge that their employment with Dental will be terminated when the purchase becomes effective. They and Dental mutually release and discharge each other from any and all present or future claims arising out of their employment with Dental, their services as directors and/or officers, or the termination thereof.

CLOSING CONDITIONS

CLOSING CONDITIONS FOR DENTAL'S BENEFIT. Dental's obligation to complete the asset purchase is subject to the following additional conditions:

* The purchaser's representations and warranties being accurate as of the closing date of the asset purchase to the extent specified in the asset purchase agreement;

* The purchaser having performed in all material respects all of the covenants and agreements under the asset purchase agreement;

* The purchaser having delivered a cash payment in the amount of Five Hundred Thousand Dollars ($500,000), reduced by any payments made by Dental on any Excluded Liabilities prior to the consummation of the merger;

* The purchaser having delivered a limited recourse promissory note in the principal amount of approximately Five Hundred Seven Thousand Four Hundred Fifty Dollars ($507,450); and

* Dental having received limited personal guarantees from Douglas Murphy, William Murphy and Bryan Nichols to secure the limited recourse promissory note.

CLOSING CONDITIONS FOR THE PURCHASER'S BENEFIT. The purchaser's obligation to complete the asset purchase is subject to the following additional conditions:

* Dental's representations and warranties being accurate as of the closing date of the asset purchase to the extent specified in the asset purchase agreement;

* Dental having performed in all material respects all of the covenants and agreements under the asset purchase agreement; and

*    Dental having delivered an executed bill of sale to the purchaser.

MUTUAL CLOSING CONDITIONS. Both parties' obligations to consummate the asset purchase is subject to the delivery of an assignment and assumption agreement, executed by both parties, and the delivery of any other agreement or document reasonably requested by one of the parties.

TERMINATION

The asset purchase agreement shall terminate upon the termination of the merger agreement prior to the consummation of the merger. The asset purchase agreement may also be terminated by mutual consent of the parties.

                                   THE MERGER

--------------------------------------------------------------------------------

BACKGROUND OF THE MERGER

The terms of the merger agreement are the result of negotiations between representatives of our Company and Apollo. The following is a brief discussion of the background of these negotiations and the merger.

In January 2000, Dental engaged Maven Securities, Inc., an investment banking entity, to assist in the divestiture of Dental's assets. Maven Securities assigned this contract to Equity Securities Investments, Inc., in early 2001. Equity Securities Investments had been retained by Apollo to assist Apollo in the exploration of strategic and financial options for Apollo. In late June 2001, Equity Securities Investments initiated negotiations between Dental and Apollo about the potential availability of Dental following the completion of the divestiture.

After an initial exploratory meeting between the investment bankers and the key principals of both organizations, the parties exchanged detailed written materials, completed their preliminary due diligence, and commenced negotiations on a non-binding letter of intent which would memorialize their mutual understanding of the structure a reverse merger transaction would take. After several negotiations, and following consultation with their respective boards and financial advisors, the companies entered into a letter of intent regarding the reverse merger transaction on June 26, 2001. The execution of the letter of intent was publicly announced on June 28, 2001.

Within days after the execution of the letter of intent, the parties commenced a due diligence investigation of each other. Simultaneously, representatives of our Company, together with our counsel and financial advisor, and representatives of Apollo, together with its legal and financial advisors, communicated by telephone and met in person to discuss various aspects of the proposed transaction. During this time, drafts of the merger agreement and various ancillary agreements were distributed, reviewed and negotiated. Among the matters negotiated were the exchange ratio, the conditions on the parties' obligations to close the merger, the right of the parties to terminate the merger agreement, the effect of termination, the amount of the termination or break-up fee, and the circumstances under which the termination fee would be payable.

After several weeks of negotiation and revisions to the documentation, and following detailed discussions of both companies' executive officers with counsel and financial advisors regarding the terms of the merger agreement and related documents, including a summary of the representations, warranties, covenants, conditions, termination events and termination consequences, as well as the structure of the proposed transaction, the special committee of Dental's board of directors and Apollo's board of directors approved the merger and authorized the respective officers of both companies to undertake all acts necessary or desirable to effect the merger. The parties then executed the merger agreement on August ____, 2001, and publicly announced the transaction before the opening of trading on August ____, 2001.

RECOMMENDATION OF THE SPECIAL COMMITTEE; REASONS FOR THE MERGER

The special committee of Dental's board of directors determined that the terms of the merger agreement were fair to and in the best interests of Dental's shareholders. The special committee approved the merger agreement and recommends that the shareholders vote in favor of the merger proposal.

In reaching its determination, the special committee considered the benefits offered by the merger and weighed them against the risks associated with the merger. While the special committee did not consider the risks associated with the merger to be insubstantial, it ultimately concluded that these risks were outweighed by the potential benefits of the merger to Dental's shareholders. In reaching this determination, the committee relied on, among other things, the accuracy of the representations and warranties of Apollo.

After review and evaluation of all information provided to the special committee for its consideration, the special committee concluded that the merger was the best transaction reasonably available to maximize shareholder value. The factors reviewed by the special committee included, among others, the following:

* The special committee's knowledge of our Company's business, operations, properties, assets, financial condition, operating results and prospects;

* The special committee's knowledge of Apollo's business, operations, properties, assets, financial condition, operating results and prospects, such knowledge being based on written and oral information provided by Apollo's directors, executive officers and legal and financial advisors;

* The requirements of the merger agreement that the merger be submitted to our shareholders for approval, which allows for an informed vote of shareholders on the merits of the transaction, and may be terminated in the event this approval is not obtained;

* The history of negotiations that led to the current ratio of 10,000 shares of Dental stock for each share of Apollo stock;

* The terms and conditions of the merger agreement, including the "fiduciary out" provision;

*    The exploration of other offers; and

* Minnesota law entitling Dental shareholders to dissenters' rights if the merger is completed.

The foregoing discussion of the information and factors considered and given weight by the special committee is not intended to be exhaustive.

THE MERGER

Upon effectiveness of the merger, Apollo will be merged with Dental, and Dental will continue as the surviving company under the name "Apollo Diamond, Inc." As a result of the merger, Apollo shareholders will be entitled to receive 10,000 shares of Dental common stock for each share of Apollo common stock outstanding at the time of the merger.

TIME OF CLOSING

The merger will close as soon as possible after satisfaction or waiver of the conditions to the merger. To complete the merger, our Company and Apollo will make certain filings with the Secretaries of State of the States of Massachusetts and Minnesota.

AMENDMENTS TO DENTAL'S ARTICLES OF INCORPORATION.

To effectuate the merger, we need to amend our articles of incorporation to provide additional shares of stock for issuance to Dental's and Apollo's shareholders upon exercise of currently outstanding convertible securities and in connection with potential future transactions. By voting to approve the merger agreement, you will also be approving amendments to Dental's articles of incorporation to increase the number of authorized shares of Dental stock to 100 million shares of capital stock (consisting of 50,000,000 shares of common stock and 50,000,000 undesignated shares) and to change the name of our Company from Dental Resources, Inc. to Apollo Diamond, Inc. The presence of such undesignated shares would allow Dental's board of directors to designate (without shareholder approval) series of preferred stock having rights superior to Dental's common stock, which could have, amongst others, the effect of increasing the cost to acquire Dental.

WARRANT DIVIDEND TO DENTAL'S SHAREHOLDERS

At the time the merger becomes effective, options and warrants to purchase an aggregate amount of 900,199 shares of Dental common stock will be outstanding. This amount includes warrants to purchase 813,565 shares of Dental common stock; these warrants were issued as a warrant dividend. Dental's board of directors declared the warrant dividend on August ______, 2001, upon signing of the asset purchase and the merger agreement. Dental shareholders of record on August ______, 2001 will receive one warrant to purchase one share of Dental common stock at a price of $3.50 per share for each share of Dental common stock they hold on August _____, 2001.

TREATMENT OF STOCK OPTIONS AND WARRANTS

All outstanding options and warrants to purchase shares of Dental common stock will remain outstanding and continue to be exercisable according to their terms (subject only to adjustment to reflect the reverse stock split if such option or warrant, respectively, was issued before July 23, 2001, the effective time of the stock split). Outstanding stock options and warrants of Apollo will be assumed by the Surviving Corporation and will remain exercisable, according to their original terms, to purchase shares of the Surviving Corporation.

THE INTEREST OF CERTAIN PERSONS IN THE MERGER AND THE SALE OF ASSETS

In considering the recommendation of the Board of Directors, you should be aware that certain of Dental's officers and directors have interests in the merger and/or the proposed sale of Dental's assets or have certain relationships, including those referred to below, that present actual or potential, or the appearance of actual or potential, conflicts of interests in connection with the merger and/or the proposed sale of assets.

The assets of our Company will be sold to a company solely owned by Douglas Murphy, William Murphy and Bryan Nichols. See page ___ for a more detailed description of the terms of such sale. Each of Douglas Murphy, William Murphy and Bryan Nichols have agreed that their employment with Dental will terminate effective as of the time the merger is consummated. They have released Dental from any obligation or liability arising under their current employment agreements with Dental, including any right to receive severance payments.

CONSEQUENCES OF THE MERGER

Pursuant to the merger agreement, following approval of the merger proposal and subject to the fulfillment or waiver of certain conditions, including the sale of Dental operating assets, Apollo will be merged with Dental, and Dental will continue as the Surviving Corporation in the merger. As a result of the merger:

* Apollo shareholders will be entitled to receive 10,000 shares of Dental common stock for each share of Apollo common stock;

* the number of authorized shares of capital stock of Dental will be increased to [100 million];

*    Dental will change its name to Apollo Diamond, Inc.; and

*    Dental will continue to operate the business currently conducted by Apollo.

PLANS FOR DENTAL AFTER THE MERGER AND SALE OF ASSETS

MANAGEMENT. The officers and directors (except for Russell Felten) of our Company will resign at the closing of the merger. Russ Felten will resign immediately following the closing of the merger, after having appointed the officers and directors designated by Apollo. Apollo agrees to designate an uneven number of directors with a majority of them being outside directors.

SHARE OWNERSHIP. As a result of the merger, on an undiluted basis, current Dental shareholders will own [813,565] shares of Dental common stock, or approximately 11.9%, and former Apollo shareholders will own 6,000,000 shares of Dental common stock, or approximately 88.1% of the issued and outstanding shares of common stock of the Surviving Corporation.

CAPITALIZATION. The capitalization of Dental following the merger is expected to consist of common stock [and undesignated stock] and the total number of shares outstanding will be [6,813,565]. The common stock will have one vote per share. The board of directors will have authority to establish, from the undesignated shares, one or more classes or series of shares and to determine the rights and preferences of each such class or series.

TREATMENT OF OPTIONS AND WARRANTS. Certain directors, officers and employees have received options and warrants to acquire shares of Dental common stock, which will remain outstanding and exercisable according to their respective terms. The owners of the company that will purchase Dental's assets agreed that any options to acquire shares of Dental common stock that they have received in the past will be canceled prior to the consummation of the merger. The table below shows the number of options and warrants that will be held by each of Dental's current executive officers and directors after the consummation of the merger.

                                 OUTSTANDING
NAME                         OPTIONS/WARRANTS(1)
--------------------------   -------------------

DIRECTORS:
Russell G. Felten                  27,096*
Douglas B. Murphy                  63,708
Bryan A. Nichols                   59,575

OFFICERS:
William H. Murphy                  66,679

(1) Includes warrants received as warrant dividend, based on the resolution of Dental's board of directors from _________, 2001
* Includes 23,668 warrants held by Mr. Felten's spouse and beneficially owned by him.

REPRESENTATIONS AND WARRANTIES

In the merger agreement, the parties have made certain representations and warranties to each other. These include representations and warranties that relate to:

*    organization, standing and similar corporate matters;

*    authorization to enter into the merger agreement;

*    capital structure;

*    financial statements;

*    the absence of material undisclosed liabilities;

*    regulatory consents and approvals;

*    compliance with applicable laws;

*    the absence of pending or threatened material litigation;

*    officers, directors and employees;

*    filing of tax returns and payment of taxes;

*    material contracts;

*    existence of ownership of or rights to use its intellectual property;

*    employee benefit plans;

*    minute books;

*    finders' fees and expenses;

*    the proxy statement; and

*    the inapplicability of certain restrictions of Minnesota law.

The representations and warranties in the merger agreement do not survive the closing of the merger or termination of the merger agreement.

DENTAL'S AND APOLLO'S COVENANTS

Dental and Apollo have undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants:

INTERIM CONDUCT OF BUSINESS. From August ____, 2001, until the merger becomes effective, both parties have agreed to conduct their businesses in the ordinary course and consistent with past practice.

Dental and Apollo have also agreed to certain specific restrictions during this period which are subject to the exceptions described in the merger agreement. These include restrictions on:

*    amending organizational documents;

*    issuing, granting or selling certain amounts of equity securities;

*    splitting, combining or reclassifying our stock or declaring dividends;

*    making acquisitions, disposals and investments;

*    defaulting on obligations under any material debt, contract or commitment;

* entering into or proposing to enter into or modifying or proposing to modify any agreement, arrangement or understanding with respect to any of the foregoing matters;

*    declaring or paying any dividend or distribution; and

* conducting business other than in the ordinary course of business on an arm's length basis and in accordance with all applicable laws, past custom and practice.

NO SOLICITATION. Both parties have agreed that their officers, directors, employees, representatives, agents or affiliates will not solicit, knowingly encourage, initiate or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any other party concerning any proposed alternative transaction or otherwise knowingly facilitate any effort or attempt to make or implement an alternative transaction.

An alternative transaction means:

* any tender offer, exchange offer, merger, consolidation, share exchange, business combination, or similar transaction involving the capital stock of Dental or Apollo, respectively;

* any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), other than Dental or Apollo or their respective affiliates, acquires shares (or securities exercisable or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of Dental or Apollo; or

* any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a third party acquires control of more than 50% of the assets (including, but not limited to, intellectual property assets) of Dental or Apollo, respectively, in a single transaction or a series of related transactions.

Restricted actions include engaging in discussions or negotiations with any potential bidder, or disclosing non-public information relating to either party or affording access to such party's properties, books or records to a potential bidder. These actions are permitted, however, in response to an unsolicited superior proposal offer if, and only if, to the extent that:

* the board of directors of the company that received the unsolicited superior proposal determines in its good faith judgment that it is necessary to do so to comply with its fiduciary duty to shareholders, after receiving the advice of outside legal counsel;

* prior to first furnishing non-public information to, or first entering into substantive discussions and negotiations with, such person or entity after the date of the merger agreement, Dental or Apollo, as the case may be:

     - provides at least 24 hours prior written notice to the other party to the effect that it intends to furnish information to, or enter into discussions or negotiations with, such person or entity, and naming and identifying the person or entity making the superior proposal; and

     - receives from such person or entity an executed confidentiality agreement to the effect that such third party will not disclose any confidential information of Dental or Apollo, as the case may be.

* Dental or Apollo, as the case may be, concurrently provides the other party with all non-public information to be provided to such third party that such other party has not previously received, and Dental or Apollo, as the case may be, keeps the other party informed, on a regular basis, of the status, terms and conditions and all other material information with respect to any such discussions or negotiations.

     The respective boards of directors are not prohibited, to the extent applicable, from complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 in response to a proposed alternative transaction or making such disclosure to its shareholders as necessary in the reasonable judgment of the board of directors of Dental or Apollo, as the case may be. Rule 14e-2 requires, among other things, the subject company to state to its security holders, under certain circumstances, whether it will accept, reject, express no opinion or state that it is unable to take a position with respect to an alternative transaction.

COVENANTS RELATING TO THE SPECIAL MEETING AND PROXY MATERIALS. Both parties have agreed to call a special meeting to vote on the merger agreement and, for our Company, the amended and restated articles and sale of assets. Both parties have also agreed that Dental's special committee and Apollo's board of directors will recommend approval and adoption of the merger agreement and the merger to the respective shareholders. This obligation is subject to the fiduciary duties of the directors, as advised by counsel.

Dental has also agreed to prepare and mail this proxy statement quickly, to obtain shareholder approval for the merger and related matters and to comply with all legal requirements at the respective special meetings.

INDEMNIFICATION OF DENTAL'S DIRECTORS AND OFFICERS. The Surviving Corporation will indemnify Dental's and Apollo's present and former officers and directors against matters occurring before the merger became effective. This obligation lasts for a period of six years.

ADDITIONAL DENTAL COVENANTS

DISPOSITION OF DENTAL. Prior to the effective time of the merger, Dental must sell, transfer or otherwise dispose of substantially all of its assets.

RESIGNATION AND ELECTION OF DIRECTORS. At the effective time, Dental has agreed to deliver the voluntary resignations of each of its officers and directors, except for Russell Felten who will appoint the directors designated by Apollo before resigning as director himself.

CONDITIONS

MUTUAL CLOSING CONDITIONS. Both parties' obligations to consummate the merger are subject to the satisfaction or, if legally permissible, waiver at or before the time the merger becomes effective of the following conditions:

*    the absence of any legal prohibition preventing completion of the merger;

*    the approval by Dental and Apollo shareholders of the merger proposal; and

* the issuance of the shares of the Surviving Corporation to Apollo's shareholders is exempt from registration under the Securities Act of 1933 and applicable state securities laws.

ADDITIONAL CLOSING CONDITIONS FOR APOLLO'S BENEFIT. Apollo's obligation to complete the merger is subject to the following additional conditions:

* Dental's representations and warranties being accurate as of the closing date of the merger to the extent specified in the merger agreement;

* Dental having performed in all material respects its material covenants under the merger agreement;

* Apollo having received an opinion of Fredrikson and Byron, P.A. that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

* the holders of no more than 5% of outstanding Dental common stock having exercised their dissenters' rights.

ADDITIONAL CLOSING CONDITIONS FOR DENTAL'S BENEFIT. Dental's obligation to complete the merger is subject to the following additional conditions:

* Apollo's representations and warranties being accurate as of the closing date of the merger to the extent specified in the merger agreement;

* Apollo having performed in all material respects its material covenants under the merger agreement; and

* the holders of no more than 5% of outstanding Apollo common stock having exercised their dissenters' rights.

TERMINATION OF THE MERGER AGREEMENT

RIGHT TO TERMINATE. The merger agreement may be terminated at any time before the closing in any of the following ways:

(a) by mutual written consent duly authorized by the boards of directors of Dental and Apollo;

(b) by either Dental or Apollo if the merger is not completed by September 18, 2001. However, the party seeking to terminate for this reason must not be in breach in any material respect of its obligations under the merger agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the merger by that date;

(c) by either Dental or Apollo if a court of competent jurisdiction or an administrative, governmental or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the merger;

(d) by either Dental or Apollo if at either special meeting the requisite vote of the shareholders for approval and adoption of the merger is not obtained by one or both parties; provided that the right to terminate the merger agreement under this section (d) will not be available to any party whose failure to perform any material obligation under the merger agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Dental;

(e)  by either Dental or Apollo if

     - the other party has breached its non-solicitation obligations under the merger agreement in any material respect;

     - the other party's board of directors has approved a definitive agreement providing for an alternative transaction;

     - the other party's board of directors has modified, in a manner materially adverse to the other party, or withdrawn its approval or recommendation of the merger in a manner materially adverse to the other party;

     - the other party has failed to call a meeting of shareholders within 30 days after the date of the merger agreement; or

     - a tender offer for the other party's shares is commenced and the other party's board of directors either recommends the acceptance of the offer or takes no position with respect to such offer.

(f) by Dental or Apollo prior to approval of the merger at the special meeting, if it is not in material breach of its obligations under the merger agreement, it receives a superior proposal, and the other party does nothing within five days of receipt of written notice from party receiving the superior proposal that it intends to enter into a binding written agreement which constitutes a superior proposal; or

(g) by Dental or Apollo if the terminating party is not in material breach of its obligations under the merger agreement and there has been a material breach by the other party of any of its representations, warranties, or obligations under the merger agreement, unless the breaching party's breach is curable through the exercise of the breaching party's reasonable best efforts and a cure is reasonably likely to be completed before September 18, 2001.

TERMINATION FEES

Dental has agreed to pay Apollo $100,000 in cash if the merger agreement is terminated because Dental's shareholders did not approve the merger and an alternative transaction is entered into by Dental within 12 months of the special meeting.

Dental must also pay Apollo $100,000 if the merger agreement is terminated by Apollo for the reasons listed under (e) above or by Dental for the reasons listed under (f) above.

Apollo has agreed to pay Dental $100,000 in cash if Apollo's shareholders did not approve the merger and an alternative transaction is entered into by Apollo within 12 months of the special meeting.

Apollo must also pay Dental $100,000 if the merger agreement is terminated by Dental for the reasons listed under (e) above or by Apollo for the reasons listed under (f) above.

EXPENSES

All costs and expenses incurred in connection with the merger agreement will be paid by the party incurring those costs or expenses.

AMENDMENTS; WAIVERS

Any provision of the merger agreement may be amended or waived before the merger becomes effective by written agreement between Apollo and Dental. After approval of the merger agreement by the Apollo shareholders, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Apollo common stock will be converted upon consummation of the merger or which would otherwise require shareholder approval under applicable law, unless such shareholder approval is obtained.

REGULATORY REQUIREMENTS

In connection with the merger, we will be required to make filings with and obtain approvals from federal and state governmental agencies, including:

* filing of articles of amendment and articles of merger with the Secretary of State of the State of Minnesota in accordance with the Minnesota Business Corporation Act after the approval of the merger proposal by Dental shareholders; and

*    complying with federal and state securities laws.

AGREEMENT WITH EQUITY SECURITIES INVESTMENTS, INC.

On January 24, 2000, Dental entered into a financial consulting agreement with Maven Securities, Inc., which agreement was subsequently assigned by Maven to Equity Securities Investments, Inc., a licensed broker dealer. Equity Securities Investments had been retained by Apollo. One of the principals of Equity Securities Investments has a close family relationship to the principal shareholders of Apollo. Equity Securities Investments helped us identify Apollo as a potential partner for a merger, and negotiate the business aspects of the merger agreement. For its services in connection with the merger, the principals of Maven received options to acquire an aggregate amount of 42,554 shares of Dental common stock at $.47 cents per share. Moreover, Equity will receive a cash payment in the amount of Thirty Nine Thousand Dollars ($39,000) upon consummation of the sale of Dental's assets.

                        RIGHTS OF DISSENTING SHAREHOLDERS

--------------------------------------------------------------------------------

RIGHT TO DISSENT

Under the Minnesota Business Corporation Act, holders of Dental capital stock are entitled to dissent from the merger proposal and the sale of Dental's assets and obtain "fair value" plus interest for their shares by asserting their dissenters' rights.

For purposes of dissenters' rights, "fair value" means the value of the shares immediately before the effective time of the merger, and "interest" means interest commencing five days after the effective time of the merger up to and including the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments.

The following is a summary of your dissenters' rights under the Minnesota Business Corporation Act. Because it is a summary, it does not include all of the information that you will need to exercise properly your dissenters' rights. You should read the dissenters' rights provisions in Sections 302A.471 and 302A.473, the full texts of which are attached to this proxy statement as Appendix D, carefully and in their entirety because they, and not this summary description, define your rights to dissent.

If you choose either to assert your dissenters' rights or preserve your right to dissent, you should carefully review the requirements under Sections 302A.471 and 302A.473 and consult with an attorney.

If your shares are held of record in the name of another person, such as a bank, broker or other nominee, you must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect whatever dissenters' rights you may have.

A DISSENTING SHAREHOLDER MUST PERFECT DISSENTERS' RIGHTS

If you elect to exercise your dissenters' rights, in order to "perfect" them you must:

* provide us with written notice of your intention to demand payment of the fair value of your shares before the shareholders vote on the proposals at the special meeting on September 18, 2001;

*    not vote your shares in favor of the merger or the sale of assets; and

* assert your dissenters' rights as to all of your shares (except where certain shares are beneficially owned by another person but registered under your name).

The written notice must reasonably inform us of your identity and your intention to exercise your dissenters' rights. All written notices should be:

*    addressed to:

     Dental Resources, Inc.
     530 South River Street
     Delano, Minnesota 55328
     Attn: Secretary

* filed before the shareholders' vote on the proposals at the special meeting on September 18, 2001; and

*    executed by, or sent with the written consent of, the holder of record.

A failure to vote will not constitute a waiver of your dissenters' rights, but a vote in favor of the merger by proxy or in person will constitute a waiver of your dissenters' rights for the merger and a vote in favor of the sale of Dental's assets by proxy or in person will constitute a waiver of your dissenters' rights for the sale of Dental's assets, and will override any previously filed written notice of intent to demand payment. A signed proxy returned with no indication of how it should be voted (or an abstention) will be a vote for the merger and sale of assets and will therefore constitute a waiver of your dissenters' rights.

If you fail to comply with these conditions, you will have no dissenters' rights with respect to your shares.

WE MUST PROVIDE DISSENTING SHAREHOLDERS WITH WRITTEN NOTICE

If you have properly asserted your dissenters' rights, we must give you a written notice that must contain the following:

* the address where your demand for payment and stock certificates must be sent;

*    the date when your demand and stock certificates must be received;

* any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

* a form to be used to: (1) certify the date on which you, or the beneficial owner on whose behalf you dissent, acquired the shares or an interest in them and (2) demand payment; and

* a copy of Section 302A.471 and 302A.473 and a brief description of the procedures to be followed under these sections.

DISSENTING SHAREHOLDERS MUST DEMAND PAYMENT AND RETURN SHARES

Within 30 days after the written notice described above is given, you must demand payment and deposit your stock certificate with the Surviving Corporation (or comply with any restrictions on uncertificated shares), or you will irrevocably forfeit your dissenters' rights. You will retain all rights as a shareholder until the effective time of the merger.

WE MUST SEND DISSENTING SHAREHOLDERS FAIR VALUE AND OTHER INFORMATION

If you make a demand for payment and deposit your stock certificates, then we will send you an amount that we estimate to be the fair value of your shares, plus interest. The payment for fair value must be accompanied by the following:

* our closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective time of the merger;

*    our latest available interim financial statements;

*    an estimate of the fair value of your share;

* a brief description of the method used to arrive at the estimate of the fair value;

* a brief description of the procedures to be followed if you wish to demand supplemental payment; and

*    copies of Sections 302A.471 and 302A.473.

If, however, the merger and sale of assets are not completed or we dispute your right to dissent, we will not send you the fair value of your shares or the additional information listed above.

A DISSENTING SHAREHOLDER MAY DEMAND SUPPLEMENTAL PAYMENT

If you believe the amount of the payment is less than the fair value of your shares, plus interest, you must give written notice to us of your own estimate of the fair value of your shares, plus interest, within 30 days after the date we send you our fair value estimate and payment. Your written notice must also demand payment for the difference.

If you fail to give written notice of your estimate to us and demand payment for the difference within the 30-day time period, you will be entitled only to the amount we estimated as fair value and previously paid to you.

A COURT WILL SETTLE FAIR VALUE DISPUTES

If we cannot agree within 60 days after we receive your estimate of the fair value of your shares, then we will file an action in a court of competent jurisdiction in Hennepin County, Minnesota, asking the court to determine the fair value of your shares, plus interest. If your demand is not settled within the applicable 60-day settlement period, you will be made a party to this proceeding.

After notice to you, the court will determine the fair value of your shares. The court may appoint one or more persons as appraisers to receive evidence and make recommendations to the court. You will be entitled to discovery on the same basis as any other party to a civil action. The court will determine the fair value of your shares by taking into account any and all factors the court finds relevant. The court will compute the fair value by utilizing any method or methods it deems appropriate.

The fair value of your shares, as determined by the court, will be binding on you. If the court determines that the fair value of your shares is in excess of our estimate of the fair value of the shares, then the court will enter a judgment in your favor in an amount by which the value determined by the court exceeds our estimate of the fair value, plus interest.

WE MAY WITHHOLD THE PAYMENT OF FAIR VALUE UNDER CERTAIN CIRCUMSTANCES

If you were not a shareholder or are not dissenting on behalf of a person who was a beneficial owner of Dental on August 6, 2001, we may withhold the payment of the estimated fair value, plus interest, for your or such person's shares. In order to withhold your payment, we must provide you with the following:

* the notice and all other materials that were sent after shareholder approval of the merger to all shareholders who have properly exercised dissenters' rights;

*    a statement of our reason for withholding the payment; and

*    an offer to pay you an amount in full.

If you decline this offer, you may demand payment by following the same procedures described for demand of supplemental payment by shareholders that owned their shares as of August 6, 2001.

If you did not own shares on August 6, 2001, and fail to properly demand payment, you will be entitled only to the amount offered by us.

The rules and procedures for supplemental payment applicable to a dissenting shareholder that owned shares on August 6, 2001, will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on August 6, 2001. However, any such shareholder is not entitled to receive any payment from us until the fair value of the shares, plus interest, has been determined pursuant to the rules and procedures for supplemental payment.

                                -----------------

Shareholders considering seeking appraisal should realize that the fair value of their shares, as determined under Section 302A.473 of the Minnesota Business Corporation Act, could be more than, the same as, or less than the value of the shares of Dental following consummation of the merger.

IF YOU FAIL TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE, YOU WILL FORFEIT YOUR RIGHT TO DISSENT.

                         MARKET FOR DENTAL COMMON STOCK

--------------------------------------------------------------------------------

     Our common stock is traded "over the counter" on the NASD Over the Counter Bulletin Board under the symbol "DTLL." The table below sets forth the high and low sales prices per share for each quarterly period for the two most recent fiscal years and for the current fiscal year to date as reported by the OTCBB, as adjusted to reflect the reverse stock split effective July 23, 2001. These prices do not include adjustments for retail markups, markdowns or commissions.

                                                              HIGH        LOW
                                                              ----        ---
FISCAL YEAR ENDING MAY 31, 2002

First Quarter (through August ____, 2001)...............

FISCAL YEAR ENDING MAY 31, 2001
Fourth Quarter..........................................     $2.40      $0.70
Third Quarter...........................................     $2.35      $0.20
Second Quarter..........................................     $0.88      $0.59
First Quarter...........................................     $0.88      $0.59

FISCAL YEAR ENDED MAY 31, 2000
Fourth Quarter..........................................     $1.62      $1.03
Third Quarter...........................................     $1.03      $0.30
Second Quarter..........................................     $0.71      $0.44
First Quarter...........................................     $4.00      $0.71

     On August ____, 2001, the last trading day before the announcement of the merger agreement, the high, low and closing sales prices per share of our common stock as reported by the OTCBB were $____, $____ and $____ respectively. YOU SHOULD OBTAIN CURRENT MARKET PRICE QUOTATIONS FOR DENTAL COMMON STOCK IN CONNECTION WITH VOTING YOUR SHARES.

     On the record date for the special meeting, there were approximately ___ holders of record of our common stock.

     Dental has never paid cash dividends on its common stock. Although there are no external restrictions on our ability to pay dividends, we have in the past chosen to retain earnings for the operation and expansion of our business.

                               BUSINESS OF DENTAL

--------------------------------------------------------------------------------

PRODUCTS

     Currently, Dental is engaged in manufacturing and marketing five associated groups of dental related products to dentists, dental clinics, hospitals and dental laboratories. Some of the products in each group are assembled from purchased components. Some are manufactured for us to our specifications using tooling or formulas supplied by us. Other products are simply purchased by us for resale. However, prior to the merger, we will sell all of our assets (see "Disposition of Assets"). As of the effective time of the merger, we will continue to operate the business currently conducted by Apollo.

DEPENDENCE ON ONE OR FEW MAJOR CUSTOMERS

     Dental derived 21% of its sales from one customer for the year ended May 31, 2000.

PATENTS

     Dental has royalty contracts covering various products based on unit sales to the following companies or individuals: ASD Corp., A&M Dental Lab, Mr. Charles Coykendahl, Mr. Jerry Webb, Scott All Sports, and Mr. Tom Mayclin. Total royalties paid during the fiscal year ended May 31, 2000 aggregated $15,442. These contracts will be assigned to the purchaser of Dental's assets.

GOVERNMENT APPROVALS

     Some of the products currently marketed by Dental are registered with the Federal Food & Drug Administration or the Environmental Protection Agency, respectively. We are not aware of any existing or probable government regulations that have or will have any material effects on our business.

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred. Research and development expense was $6,094 for the year ended May 31, 2000.

ENVIRONMENTAL COMPLIANCE

     There have been no significant costs borne by Dental in an effort to comply with environmental laws.

EMPLOYEES

     Dental currently employs 32 full-time and 7 part-time employees, including 3 management. We also engage the in house services of an additional 15 workers that are subcontracted through Functional Industries, a business that employs individuals with physical or mental handicaps.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF DENTAL'S FINANCIAL CONDITION
                       AND RESULTS OF DENTAL'S OPERATIONS.

--------------------------------------------------------------------------------

RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED MAY 31, 2000 AND 1999

     For the year ended May 31, 2000, Dental recorded revenues from operations of $5,246,000, an increase of approximately 17% compared to $4,483,000 for the same period in 1999. This increase is attributable to increases in sales in most of the company's product lines, although the majority of the increases were within the company's two largest groups Pro-form and Packaging. Gross profits rose to $1,430,000 for the year ended May 31, 2000 from $1,249,000 in 1999. The increase in gross profits was due to the increase in revenues. Gross profit as a percent of sales fell slightly from 27.9% in the year ending May 31, 1999 to 27.3% in 2000. The slight decrease was due to a shift in overall product mix.

     Marketing expenses for the year ending May 31, 2000 increased to $698,000 from $642,000 in 1999, an increase of 9%. Additional personnel in customer service along with increased advertising expenses were the primary factors causing the increase in marketing expenses. General and administrative expenses increased to $539,000 for the year ended May 31, 2000 from $498,000 in 1999, an increase of 9%. Increases in administrative personnel from the addition sales volumes, and legal and accounting expenses relating to public securities filings were the primary reason for the increase in general and administrative expenses.

     Interest expense increased to $30,000 for the year ended May 31, 2000 from $25,000 in 1999. The increase in interest is a combination of increased borrowing of term notes coupled with overall increases in interest rates. Income taxes increased to $41,000 for the year ended May 31, 2000 from $6,000 in 1999. The increase was due to an increase in net profits from operations along with the fact that the company reversed the valuation allowance on deferred tax assets related to operating loss carryforwards in the year ended May 31, 1999. Net Income for the year ended May 31, 2000 rose to $126,000 from $90,000 in 1999.

     On May 31, 2000 the company's total assets were $2,073,000, compared to $1,815,000 at May 31, 1999. The increase was due primarily to increases in inventories and investments in property and equipment used for production. Total liabilities increased from $687,000 at May 31, 1999 to $815,000 at May 31, 2000. The primarily increase was in long-term debt as the company continues to expand it's manufacturing capacity. As of May 31, 2000, stockholder's equity increased by $131,000 to $1,259,000 from $1,128,000 as of May 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES

     During the twelve month period ending May 31, 2000, operations of the company produced a positive cash flow of $193,000. The prior year produced positive cash flows of $184,000 in comparison. The increase in operating cash flows is primarily due to increased profits from the current year operations.

     The company has typically relied on cash flows from operations to finance its working capital needs. The company has a working capital loan with Oakley National Bank of Buffalo, Minnesota in the amount of $350,000 secured by the company's inventories and accounts receivable to fund temporary or seasonal variations in cash flows. As of May 31, 2000, the company had used $257,000 of the credit line leaving a balance of $93,000 available. The company has traditionally borrowed capital from time to time on term basis to finance necessary purchases of specific capital equipment. As of May 31, 2000, the balance due on all outstanding term loans used for capital equipment purchases was $119,000. Management is confident that these combined sources of capital will be sufficient to finance the current operations of the company. The company's future capital requirements will depend on many factors, including growth of the company's customer base, economic conditions and other factors including the results of future operations.

     The company intends to continue developing its existing product lines and expanding its manufacturing capacity. It is estimated that the company may need to borrow up to $150,000 during the next twelve months to finance the acquisition of capital equipment necessary to support such expansion. In particular, the company intends to continue the development of its extrusion and thermo-forming lines. Aside from equipment purchased in the spring of 2000, the company has not made any commitments for any capital expenditures at this time. At this time there are no plans to sell any significant capital equipment. The company is evaluating the possibility of further expanding its plastic extrusion and die cutting operations. By expanding operations, the company expects that the number of full time employees it employs will increase approximately ten percent over the next two years.

     There are no known trends, events, or uncertainties known to management at this time that have had or are reasonably expected to have a material impact on the net sales or revenues or income from continuing operations. Historically, the first quarter of operations has always been the strongest for the company due to increased sales of its Pro-form mouth guard line to athletes returning to school in the fall. As the company continues to expand the other product lines that it markets, the effect of this seasonal business is expected to continue to decline as a material aspect of its operations.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
                                    OF DENTAL

--------------------------------------------------------------------------------

     The following table presents information about the number of shares of common stock of Dental beneficially owned as of August 6, 2001 by persons known to us to hold 5% or more of such stock and by all current directors, certain executive officers and all directors and executive officers as a group. All shares represent sole voting and investment power, unless indicated to the contrary.

                                                                    PERCENT OF       PERCENT OF
                                                                   OUTSTANDING       OUTSTANDING
                                                                SHARES BEFORE THE   SHARES AFTER
NAME AND ADDRESS (1)                         NUMBER OF SHARES         MERGER         THE MERGER
-----------------------------------------    ----------------   -----------------   ------------
Douglas B. Murphy.......................        127,416(2)             7.1%              1.1%
Bryan Nichols...........................        119,150(3)             6.6%              1.0%
Russell G. Felten.......................         30,787(4)             3.0%                *
William H. Murphy.......................        133,358(5)             7.4%              1.1%
All directors and executive officers
   as a group (4 persons................)       410,711               24.1%              3.5%

--------------------------
* less than 1%.

(1) Address: c/o Dental Resources, Inc., 530 South River Street, Delano, Minnesota 55428.

(2) Includes 63,708 shares of common stock issuable upon exercise of warrants which are currently exercisable or will become exercisable within 60 days after 8/6/01; such warrants were issued to Mr. Murphy as part of the warrant dividend which Dental's board of directors declared for all of Dental's shareholders as of August ______, 2001.

(3) Includes 59,575 shares of common stock issuable upon exercise of warrants (issued as part of the aforesaid warrant dividend) which are currently exercisable or will become exercisable within 60 days after 8/6/01.

(4) Includes 3,428 shares of common stock issuable upon exercise of warrants (issued as part of the aforesaid warrant dividend) which are currently exercisable or will become exercisable within 60 days after 8/6/01, 23,668 shares of common stock issuable under currently exercisable options held by Mr. Felten's wife (issued as part of the aforesaid warrant dividend), and 2,391 shares of common stock held by Mr. Felten's wife.

(5) Includes 66,679 shares of common stock issuable upon exercise warrants (issued as part of the aforesaid warrant dividend) which are currently exercisable or will become exercisable within 60 days after 8/6/01.

          UNAUDITED PRO FORMA FINANCIAL DATA OF THE MERGED CORPORATION

--------------------------------------------------------------------------------

The following unaudited pro forma balance sheet of Apollo and our Company gives effect to the proposed merger of the companies as if it had occurred on March 31, 2001. The pro forma balance sheet is based upon the historical financial statements of the respective entities as of the periods specified, giving effect to the merger transaction as a reverse purchase acquisition, whereby Apollo will acquire our Company. As such, Apollo's assets have been recorded at their historical cost with no "step up" in basis. It has been assumed that prior to the transaction, the operating assets of Dental will have been sold or otherwise disposed of on the terms set forth in the asset purchase agreement. The articles of incorporation of the legally Surviving Corporation, Dental, will be amended to change its name to Apollo Diamond, Inc., and increase the number of authorized shares of capital stock.

The pro forma balance sheet was prepared using management's best estimate based on information that is currently available. It is provided to better assist you in understanding and analyzing the effect of this proposed transaction. The pro forma balance sheet does not reflect any equity sales that may occur on or after August 6, 2001.

THE PRO FORMA BALANCE SHEET SHOULD BE READ IN CONJUNCTION WITH THE HISTORICAL FINANCIAL STATEMENTS AND NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROXY STATEMENT.

                        DENTAL RESOURCES AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 2001

                                                                                                                     Dental Resource
                                  Dental Resources  Dental asset sale  Dental Resources  Apollo Diamond                 Pro Forma
                                   (Feb 28, 2001)      transaction      Post Asset Sale  (Mar 31,2001)   Adjustments  (Mar 31,2001)
                                      (Note 1)          (Note 2)           (Note 3)         (Note 4)       (Note 5)      (Note 6)
                                  ----------------  -----------------  ----------------  --------------  -----------  --------------
ASSETS
     Cash                               28,481           471,519            500,000          205,237       (100,000)      605,237
     Notes Receivable                                    103,000            103,000                                       103,000
     Accounts Receivable               829,215          (829,215)                --            7,328                        7,328
     Inventories                       729,101          (729,101)                --
     Prepaid Expenses and
         Other Current Assets           74,714           (74,714)                --            5,311                        5,311
                                  ----------------  -----------------  ----------------  --------------  -----------  --------------
     Total Current Assets            1,661,511        (1,058,511)           603,000          217,876       (100,000)      720,876

     Property and Equipment, Net       612,989          (612,989)                --           46,366                       46,366
     Other                               2,084            (2,084)                --
                                  ----------------  -----------------  ----------------  --------------  -----------  --------------

TOTAL ASSETS                         2,276,584        (1,673,584)           603,000          264,242       (100,000)      767,242
                                  ================  =================  ================  ==============  ===========  ==============

LIABILITIES and
STOCKHOLDERS' EQUITY (DEFICIT)
     Notes Payable                     244,764          (244,764)                --          637,434                      637,434
     Accounts Payable                  500,116          (500,116)                --            3,887                        3,887
     Accrued Expenses                   23,985           (23,985)                --           13,603                       13,603
     Income Taxes                       14,540           (14,540)                --
     Current Installments
         of long-term debt              38,400           (38,400)                --
                                  ----------------  -----------------  ----------------  --------------  -----------  --------------
     Total Current Liabilities         821,805          (821,805)                --          654,924             --       654,924

     Deferred Income Taxes              38,041           (38,041)                --
     Long Term Debt                     65,012           (65,012)                --        1,059,934                    1,059,934
                                  ----------------  -----------------  ----------------  --------------  -----------  --------------
     Total Long Term Liabilities       103,053          (103,053)                --        1,059,934             --     1,059,934

     Stockholder Equity (Deficit)    1,351,726          (748,726)           603,000       (1,450,616)      (100,000)     (947,616)
                                  ----------------  -----------------  ----------------  --------------  -----------  --------------
TOTAL LIABILITIES and
STOCKHOLDERS EQUITY (DEFICIT)        2,276,584        (1,673,584)           603,000          264,242       (100,000)      767,242
                                  ================  =================  ================  ==============  ===========  ==============

Notes:

1. Dental Resource's February 28, 2001 balance sheet (unaudited) represents the financial position of the company on a pre-merger, pre-asset sale basis.

2. The asset sales transaction represents the immediately pre-merger sale of the net assets of Dental Resources for $500,000 cash and a limited recourse note receivable with a face value of $507,450 issued by the purchaser. The limited recourse note is considered contingent consideration for accounting purposes and valued at the fair value of Dental Resource's common stock which may be sold to pay off the note under the terms of the note. The calculation of fair value of the note receivable was $103,000 and is based on an average closing price of Dental Resource's stock for a five day period immediately prior to the date the pro forma balance sheet was prepared. Any volatility of the stock price has not been calculated in determining the fair value of the note, as there is insufficient history of stock transactions over the past year due to the fact that the company only recently resumed trading on the OTCBB. There have been no adjustments to Dental Resources' pre-merger historical financial statements for any loss incurred as part of the sale transaction.

3. After the asset sale, Dental Resources' balance sheet contains only the cash and limited recourse note received

4. Apollo Diamond's March 31, 2001 balance sheet (unaudited) represents the financial position of Apollo Diamond Inc. on a pre-merger basis.

5. The adjustments shown represents an estimate of the transaction costs incurred in the reverse merger which are reflected as a reduction of capital.

6. Dental Resource's Pro Forma balance sheet (unaudited) represents how the merged corporations, Apollo Diamond, Inc. and Dental Resources, Inc. would look after the asset sale and reverse merger.

                           COMPARATIVE PER SHARE DATA
                                   (Unaudited)

The following tables show, for Dental Resources and Apollo Diamond, summarized unaudited historical information and summarized pro forma information reflecting the merger. The pro forma information, while helpful in showing the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future operating results or financial position. It does not necessarily reflect what the historical results of the combined company would have been if the two companies had been combined earlier.

                                                                             Basic Earnings    Diluted Earnings
                                                                               per Share          per Share
                                                           Book Value       from Continuing    from Continuing       Cash
                                                       per Diluted Share       Operations         Operations       Dividends
                                                       -----------------       ----------         ----------       ---------
Dental Resources Pre-Split/Pre-Asset Sale/Pre-Merger
    As of February 28, 2001 (9 Months)                        $0.65               $0.04              $0.04           $0.00
    As of May 31, 2000 (12 Months)                            $0.58               $0.07              $0.06           $0.00


Dental Resources Post-Split/Pre-Asset Sale/Pre-Merger, Notes (1)
    As of February 28, 2001 (9 Months)                        $1.53               $0.10              $0.09           $0.00
    As of May 31, 2000 (12 months)                            $1.37               $0.16              $0.14           $0.00


Dental Resources Post Split/Post-Asset Sale/Pre-Merger, Notes (1)(2)
    As of February 28, 2001 (9 Months)                        $0.68               $0.10              $0.09           $0.00
    As of May 31, 2000 (12 months)                            $0.66               $0.16              $0.14           $0.00


Apollo Diamond Pre-Merger, Notes (3)(5)
    As of March 31, 2001 (3 months)                          -$0.20              -$0.02             -$0.02           $0.00
    As of December 31, 2000 (12 months)                      -$0.25              -$0.06             -$0.06           $0.00


Dental Resources Post Merger, Notes (4)(5)
    As of March 31, 2001                                     -$0.12              -$0.01             -$0.01           $0.00

Notes:

1. Dental Resources' shares are reduced through a 1 to 2.35 reverse stock split approved by the Dental Resource's Board of Directors on July 23, 2001.

2. Dental Resources' book value is reduced through sale of its net assets as part of the asset sales agreement.

3. Apollo Diamond's per share information reflects the 10,000 Dental Resources shares issued per each Apollo Diamond Share as a result of the merger agreement.

4. Post merger Dental Resources' information represents the merged corporation's using Apollo Diamond's pro forma March 31, 2001 financial statements.

5. All potential common shares are antidilutive for the earnings per share calculations.

                               BUSINESS OF APOLLO

--------------------------------------------------------------------------------

BUSINESS OVERVIEW

Apollo Diamond, Inc. has developed proprietary technology to economically produce large, single crystal diamonds in a controlled, semiconductor type environment. Apollo is seeking to create a sustainable first mover advantage through the rapid scale-up and introduction of its lab-created diamonds into the consumer gemstone, electronics, and wireless communications markets. Apollo's lab-created diamond is a highly pure single crystal diamond that is grown in a laboratory and can be manufactured for gemstone and industrial purposes, in both insulating and semiconducting varieties. Diamond crystals of high gem quality that are almost indistinguishable by experts from naturally occurring gems have been produced in a variety of colors and up to four carats in size. The introduction of Apollo's product could be disruptive to the entire diamond market and fundamental for a number of new high growth industries.

COMPANY

Apollo, formerly known as Linares Management Associates, Inc. ("LMA, Inc."), was founded in 1990 with the goal of developing the technology for the production of diamond crystals as the ultimate semiconductor platform. The direction of the company was established in large part by the previous successes of its founder, Dr. Robert C. Linares, who began his career at Bell Laboratories and Perkin Elmer. Directly prior to forming Apollo, Dr. Linares sold his previous venture, Spectrum Technologies Inc. (which held the number one national and number two global market share of the gallium arsenide wafer market (used in wireless technologies), to a larger entity in a lucrative multi-million dollar transaction. In the early 1990s, Apollo began fundamental research into a number of advanced semiconductor materials that was anticipated to advance wireless and optics applications beyond the limitations of silicon based devices. Extensive research and development was done in both gallium nitride and diamond through contract work funded by the United States Government. Diamond, the more complex but also more promising technology, was pursued through the mid-nineties with the goal of producing large area diamond semiconductor wafers. In the process of developing diamond crystals for the electronics and wireless markets, a method for producing virtually flawless, gemstone quality single crystal diamonds was also developed. Apollo anticipates shortly being in a position to provide lab-created single crystal diamonds that should enable companies to bridge the gap between the theory and reality of widespread use of diamond-based electronics and other advanced applications. Apollo intends to drive this disruptive technology simultaneously through both consumer luxury goods and electronics markets to exploit its first mover advantage.

CAPITALIZATION OF APOLLO

Shares of Apollo common stock and securities convertible into such shares are currently held by seventeen shareholders and investors. Currently, 600 shares of Apollo common stock are outstanding. Outstanding convertible securities issued pursuant to a bridge financing can be converted at any time into a maximum amount of 60 shares of Apollo common stock and additional warrants to purchase an aggregate of 30 shares of Apollo common stock. In a private placement, Apollo will attempt to sell up to 200 shares of Apollo common stock prior to the merger, together with warrants to purchase an aggregate of 200 shares of Apollo common stock. There are additional warrants issued and outstanding to purchase an aggregate amount of 35 shares of Apollo common stock.

In the merger, each share of Apollo common stock will be converted into 10,000 shares of Dental common stock. The same conversion ratio will be applied to outstanding options and warrants; the exercise price of such options and warrants will be divided by 10,000.

RISK FACTORS

EARLY STAGE COMPANY

Apollo is a company in the early stage of development and has not had any significant revenues up to date and may continue to incur substantial losses for the foreseeable future. Accordingly, the company has no operating history upon which an evaluation of the company and its prospects can be based. To date, Apollo's principal activities have been to develop a laboratory process for the production of diamonds and the business model to support the rapid commercialization of resulting diamond products. Although the company has produced small quantities of gem quality diamonds, it is still in the process of developing a fully repeatable and scalable process for producing laboratory grown diamonds. The company's business is subject to the risks inherent in the transition from pilot production to commercial production.

Likewise, Apollo's products are in an early stage of development and are subject to the risks inherent in the development and marketing of new products, including unforeseen design, manufacturing or other problems or failure to develop market acceptance. Failure by the company to complete development of its products or to develop the ability to produce such products in commercial quantities would have a material adverse effect on the company's business, operating results and financial condition. Accordingly, the company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly technology-based companies operating with undeveloped and unproven products. To address these risks, the company must, among other things, respond to competitive developments, attract and motivate qualified personnel, develop market acceptance for its products, establish effective distribution channels, effectively manage any growth that may occur and continue to upgrade its technologies and successfully commercialize products incorporating such technologies.

UNDEVELOPED MARKETS AND UNPROVEN ACCEPTANCE OF LAB-CREATED DIAMOND GEMSTONES

There is currently no market among jewelers or consumers for lab-created diamond gemstones, and Apollo believes that jewelers and consumers are generally unaware of the existence and attributes of these lab-created diamonds. As is the case with any new or potential product, market acceptance and demand are subject to a significant amount of uncertainty. The company's future financial performance will depend upon jeweler and consumer acceptance of the company's lab-created diamond gemstones as a realistic and affordable substitute for natural diamonds. Apollo has not conducted market tests to predict jeweler or consumer reaction to its products.

Because no market exists now for lab-created diamond gemstones, it is difficult to predict the future growth rate, if any, and the size of the market for the company's products. The company may spend significant amounts of its capital to acquire diamond production systems at a time when there is no demand for the company's products at a level necessary to fund those expenditures. The market for the company's lab-created gemstones may never develop or may develop at a slower pace than expected as a result of lack of acceptance of lab-created gemstones by jewelers or by consumers.

UNDEVELOPED DISTRIBUTION CHANNELS

Apollo currently plans to sell its products initially in selected markets in the United States and the Far East. The company must enter into distribution agreements with and will be dependent upon a number of third parties for sales of its lab-created diamonds. The company has not yet entered into distribution agreements with any jewelers or other distributors. There can be no assurance that the company will be able to enter into any distribution agreements with jewelers or other distributors, that its distribution strategy will prove to be successful, or that jewelers or other distributors will devote the efforts needed for successful distribution of the company's products.

DEPENDENCE ON THIRD PARTIES

In addition to its dependence on third party distribution channels, Apollo's prospects depend upon its ability to identify, reach agreements with, and work successfully with other third parties. In particular, the company expects to rely on third parties to facet its lab-created diamonds. There can be no assurance that the company can enter into contracts with faceting vendors on terms satisfactory to Apollo or that faceting vendors will be able to provide faceting services in the quality and quantities required by the company. Failure by Apollo to achieve any of the above would have a material adverse effect on its business, operating results and financial condition.

COMPETITION

Competition in the market for gemstones is intense. Apollo's planned products face competition from established producers and sellers of diamonds (including the cartel represented by De Beers), synthetic gemstones, and diamond simulants such as cubic zirconia and Moissanite. In addition, other companies could seek to introduce lab-created diamonds or other competing products or to develop competing processes for production of lab-created diamond gemstones. Apollo believes that the more successful it is in creating market acceptance for lab-created diamond gemstones, the more competition can be expected to increase. Increased competition could result in a decrease in the price charged by the company for its products or reduce demand for the company's products, which would have a material adverse effect on the company's business, operating results and financial condition. Further, the company's current and potential competitors have significantly greater financial, technical, manufacturing and marketing resources and greater access to distribution channels than Apollo. There can be no assurance that the company will be able to compete successfully with its existing or potential competitors.

INTERNATIONAL OPERATIONS

Apollo intends to target certain international markets for its products. In addition, it expects to use certain companies based outside the United States to facet its lab-created diamond products. Due to the company's reliance on development of foreign markets and use of foreign vendors, Apollo is subject to the risks of conducting business outside of the United States. These risks include unexpected changes in, or impositions of, legislative or regulatory requirements, delays resulting from difficulties in obtaining export licenses, tariffs and other trade barriers and restrictions, and the burdens of complying with a variety of foreign laws and other factors beyond the company's control. The company is also subject to general geopolitical risks in connection with its international operations, such as political, social and economic instability, currency exchange fluctuations, potential hostilities and changes in diplomatic and trade or business relationships. There can be no assurance that such factors will not adversely affect Apollo's operations in the future or require the company to modify its anticipated business practices.

DEPENDENCE ON INTELLECTUAL PROPERTY

Apollo has filed for patent protection of its process for diamond production and is heavily dependent upon this technology for the production of its lab-created diamonds. There can be no assurance that this patent will be issued or that any patents issued to the company will provide any significant commercial protection to the company. The existence of valid patents does not prevent other companies from independently developing competing technologies. Existing producers of lab-created diamonds may refine existing processes for growing diamonds or develop new technologies for growing diamonds in a manner that does not infringe any intellectual property rights of the company.

GOVERNMENTAL AND INDUSTRY REGULATION

Apollo is subject to governmental regulations in the manufacture and sale of lab-created diamonds. In particular, the Federal Trade Commission has the power to restrict the offer and sale of products that could deceive or have the tendency or effect of misleading or deceiving purchasers or prospective purchasers with regard to the type, kind, quality, character, origin or other characteristics of a diamond. The company may be under close scrutiny by governmental agencies and industry testing organizations (such as the Gemological Institute of America) and also by competitors in the gemstone industry, any of which may challenge the company's promotion and marketing of its gemstone products.

NEED FOR ADDITIONAL CAPITAL

Apollo will require substantial additional capital to continue to develop and improve the process for growing lab-created diamonds, to fund expansion of manufacturing capacity to meet projected growth and to fund its expansion into new markets. The company's future capital requirements will depend on many factors, including the speed at which the diamond growth process can be refined and improved, market acceptance of and demand for the company's products and the timing of the company's expansion into new markets.

DEPENDENCE ON KEY PERSONNEL

Apollo's success depends in part upon retaining the services of certain executive officers and other key employees. The company has entered into employment agreements with its president, chief operations officer, and vice president of technology. The loss of the services of the company's executive officers or other key employees could have a material adverse effect on the company's business, operating results and financial condition. Because of the company's early stage of development, the company is also dependent on its ability to recruit, retain and motivate personnel with technical, manufacturing and gemological skills. There are a limited number of personnel with these qualifications and competition for such personnel is intense. The inability of the company to attract and retain additional qualified personnel would materially adversely affect the company's business, operating results and financial condition.

FINANCIAL PROJECTIONS

Apollo believes that the assumptions underlying its financial projections are reasonable. However, the projections are based upon numerous assumptions, the most significant of which relate to the market acceptance, costs and time associated with the company's technology scale-up, costs associated with the company's product and operations, distribution, and the company's ability to produce the product at competitive prices and quality. Some of these assumptions may not materialize and unanticipated events and circumstances may occur. For these reasons, actual results achieved during these periods may vary from the projections and the variations may be material and substantial.

ABSENCE OF DIVIDENDS

The company does not expect to declare or pay any cash dividends in the foreseeable future.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF APOLLO'S FINANCIAL
                  CONDITION AND RESULTS OF APOLLO'S OPERATIONS

--------------------------------------------------------------------------------

RESULTS OF OPERATION FOR THE FISCAL YEARS ENDED DECEMBER 30, 2000 AND 1999

REVENUES

Apollo's revenue decreased from $15,508 in 1999 to $230 in 2000 because Apollo completed a number of U.S. government contracts in the area of Gallium Nitride and Diamond research and development. Since early 1999, Apollo has changed its revenue and selling focus from Government Research and Development (R&D) contracts to the commercialization of its technology for the consumer and private sector technology markets. Apollo is currently in a pre-revenue phase of recasting its technology to address the revenue opportunities for its diamond product in consumer goods and eventually private sector electronics and industrial goods.

OPERATING EXPENSES

Operating and overhead expenses fell 41% between 1999 and 2000. Savings occurred predominantly in the area of salaries and wages which were reduced by $148,806 in 2000 compared to 1999. Cost cutting and reformulation of the workforce to better align the company for commercial markets (as opposed to Government R&D) was the main reason behind the cost savings. A number of the key Apollo executives reduced or eliminated their salaries for a significant portion of 2000 to allow the company more flexibility in its restructuring efforts.

NET LOSS

Apollo incurred a net loss before tax of $420,840 in 1999 and $312,668 in 2000. Losses continued in 2000 because of the change in revenue sources associated with Apollo restructuring its corporate focus from US Government contracts to private and commercial sources of revenue. Losses, however, were reduced by $108,172 from 1999 to 2000.

LIQUIDITY AND CAPITAL RESOURCES

Apollo maintained cash for operations for 2000 through loans from stockholders and a bank line of credit. Outstanding loans from stockholders amounted to an aggregate of $723,726 at the end of 1999 and an aggregate of $1,000,663 at the end of 2000. Bank line-of-credit balances stood at $294,523 at the end of 1999 and $349,045 at the end of 2000.


RESULTS OF OPERATION FOR THE FIRST QUARTER OF OPERATIONS ENDED MARCH 31, 2001 AND 2000

REVENUES

Apollo's revenue remained unchanged in the first quarter of 2000 and the first quarter of 2001. No revenue was recorded for either quarter. Apollo ended a number of U.S. government contracts in the area of Gallium Nitride and Diamond research and development. Since early 1999, Apollo has changed its revenue and selling focus from Government R&D contracts to the commercialization of its technology for the consumer and private sector technology markets. Apollo is currently in a pre-revenue phase of recasting its technology to address the revenue opportunities for its diamond products in consumer goods and eventually private sector electronics and industrial goods.

OPERATING EXPENSES

Operating and overhead expenses increased slightly between the two periods, increasing by $3,312. Most increases between the two periods occurred in the area of accounting fees, investment banking fees and travel associated with the mergers and financings anticipated for 2001. Savings of $11,985 were realized in the first quarter of 2001 in the area of supplies along with additional savings of over $1,000 in office expenses and utilities.

NET LOSS

Pretax net losses increased for Apollo from $84,768 in the first quarter of 2000 to $96,333 in the first quarter of 2001. Losses primarily resulted from the lack of revenue due to the restructuring of revenue sources from Government contracts to commercial sources.

LIQUIDITY AND CAPITAL RESOURCES

Apollo's cash position increased from $38,334 at the end of the first quarter of 2000 to $205,237 at the end of the first quarter of 2001. Cash increases came mainly from bridge loans made in first quarter of 2001 of $225,000. Apollo also maintained balance positions with a Bank line-of-credit and loans from stockholders. As of the first quarter of 2001, outstanding loans from stockholders amounted to $1,059,934 and bank lines-of-credit balances stood at $412,434.

ACCOUNTANTS

Apollo currently works with two accounting firms, one for internal accounting and bookkeeping advice, quarterly compilations and financial work associated with the operations and internal projections of Apollo's organization and a second firm for Apollo's independent annual audits.

                    APOLLO'S TWELVE MONTHS PLAN OF OPERATION

--------------------------------------------------------------------------------

GENERAL

Apollo has an advanced technology for the manufacture of high grade single crystal diamonds. Its technology is a byproduct of significant research and development that Apollo undertook in the area of advanced semiconductors materials. Apollo is currently undergoing a strategic and operational change from its previous existence as a government funded R&D lab to a private sector focused company. Apollo is currently in the final phases of its restructuring which focuses on the commercialization of its technology and the engineering and build out of manufacturing capacity. Apollo intends to drive its diamond products into 1) consumer markets as a diamond gemstone, 2) industrial markets for super hard tool materials, and eventually 3) high-power electronics, wireless and other semiconductor technologies.

CASH REQUIREMENTS

Apollo will need to raise additional cash in the next twelve months to continue its operations. Cash funds received from the asset sale associated with the Dental Resources merger are anticipated to gross $500,000, such amount being reduced by fees and expenses related to the merger and the sale of Dental's assets in the amount of approximately $100,000. The purchaser of Dental's assets will also provide a limited recourse note to Dental in the principal amount of approximately Five Hundred Seven Thousand Four Hundred Fifty Dollars ($507,450). However, the five annual installment payments due under the note are limited in such a way that the payments, if any, which the Surviving Corporation will receive under the note are difficult to predict. To provide additional operating funds, Apollo anticipates selling additional equity in the form of a private placement. Apollo anticipates funds from the private placement to cover additional cash needs for the next twelve months.

PRODUCT RESEARCH AND DEVELOPMENT

To date, Apollo has spent its investment capital on building a research and development infrastructure for the manufacture of lab-created diamond. This structure includes a pre-production development platform that has produced a number of high quality single crystal diamonds that have been cut into gemstones, and fabricated into industrial parts. Additionally, Apollo diamond material produced with this system has gone into a number of national and international semiconductor research programs aimed at fundamental improvements in semiconductor technology.

Apollo intends to build a moderate production facility in the next twelve months to 1) create product samples for the gem, industrial and electronics markets, and to 2) provide a replicable and auditable manufacturing platform for investors and industry business partners.

EQUIPMENT PURCHASES

Apollo intends to purchase a number of subsystems as components for the diamond manufacturing platform it intends to build. Apollo currently builds all of its own systems, using components from the semiconductor industry which are readily available. Future systems, however, may be outsourced and built in conjunction with industry partners.

EMPLOYEES

Apollo intends to hire between four and seven employees over the next twelve months. These individuals will primarily work on the technical side of the business but will also be hired to assist in the management of the business and the sale of its products.

I.         SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
                                    OF APOLLO

--------------------------------------------------------------------------------

The following table represents information about the number of shares of common stock of Apollo beneficially owned as of August 6, 2001 by persons and/or entities known to hold 5% or more of such stock and by all current directors and executive officers and all directors and executive officers as a group. All shares represent sole voting and investment power, unless indicated to the contrary.

                                                   PERCENT OF             PERCENT OF
                                                   OUTSTANDING            OUTSTANDING
                                                   SHARES BEFORE THE      SHARES AFTER
NAME AND ADDRESS(1)          NUMBER OF SHARES      MERGER                 THE MERGER
-------------------------    ----------------      -----------------      ------------
Bryant R. Linares                  173                   29%                   25%
Martha V. Linares                  132.06                22%                   19%
Robert C. Linares                  127.06                21%                   19%
Patrick J. Doering                  54.1                  9%                    8%
All directors and
officers as a group                486.22                81%                   71%
Equity Securities
Investments, Inc.                  35*                    6%                    5%

* Includes exercisable warrants to purchase 35 shares of Apollo common stock which are currently exercisable.

(1) Address: c/o Apollo Diamond, Inc., 60 State Street, Suite 700, Boston, MA 02110

                              SHAREHOLDER PROPOSALS

--------------------------------------------------------------------------------

     Any appropriate proposal submitted by a shareholder of Dental and intended to be presented at the 2001 annual meeting of shareholders should have been received by us by July 7, 2001, to be considered for inclusion in our proxy statement and related proxy for the 2001 annual meeting.

     If a shareholder proposal that is intended to be presented at the 2001 annual meeting but is not intended to be included in Dental's proxy statement, is received by Dental after October 26, 2001, then such shareholder proposal is considered untimely and will not be considered at the 2001 annual meeting.

     Management named in Dental's proxy form for the 2001 annual meeting will have discretionary authority to vote shares represented by such proxies on any untimely shareholder proposal, if presented at the meeting, without including information about the proposal in Dental's proxy materials.

Appendix A:  Asset Purchase Agreement (with Exhibit A: Limited Recourse Note and
             Exhibit D: Form of Limited Personal Guarantee)

Appendix B:  Merger Agreement (with Exhibit A: Plan of Merger)

Appendix C:  Amended and Restated Articles of Incorporation of Dental Resources, Inc.

Appendix D:  Dissenter's Rights Provisions

Appendix E:  Financial Statements:
             Dental Resources, Inc.: -  Independent Auditors' Report for the fiscal years ended
             ----------------------     May 31, 2000 and May 31, 1999
                                     -  Interim Financial Statements (unaudited) as of
                                        February 28, 2001 and February 29, 2000
             Apollo Diamond, Inc.:   -  Independent Auditors' Report for the fiscal years ended
             --------------------       December 31, 2000 and December 31, 1999
                                     -  Interim Financial Statements (unaudited) as of
                                        March 31, 2001 and March 31, 2000

                                   APPENDIX A


                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of August ___, 2001, is made by and among DENTAL RESOURCES, INC., a Minnesota corporation ("Dental"), NEWCO, a Minnesota limited liability company ("Newco"), and DOUGLAS B. MURPHY, WILLIAM H. MURPHY and BRYAN A. NICHOLS, all of them individual residents of Minnesota (collectively referred to herein as the "Members").


                                    RECITALS:

         WHEREAS, Douglas B. Murphy currently is the President and Chief Executive Officer of Dental, William H. Murphy currently is the Vice President of Dental, and Bryan A. Nichols currently is the Vice President and Chief Financial Officer of Dental; and

         WHEREAS, Dental desires to sell and assign to Newco, and Newco desires to purchase and assume from Dental, on the terms and subject to the conditions set forth in this Agreement, substantially all of the assets and liabilities of Dental that are primarily used in conjunction with or related to Dental's business (the "Business") as operated by Dental on or before the merger of Apollo Diamond, Inc. with and into Dental (the "Merger").


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements and the conditions set forth in this Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                  TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES

         1.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, Dental shall, at the "Closing" (as defined in Section
3.1 hereof), sell, transfer and assign to Newco, and Newco shall purchase and acquire from Dental, all of Dental's right, title and interest, as of the "Closing Date" (as defined in Section 3.1 hereof), in and to the following assets of Dental, all of which are related to or used in conjunction with the Business (collectively, the " Assets"):

         (a) All of the equipment, machinery, furniture, fixtures, leasehold improvements and other tangible assets listed on Dental's audited balance sheet dated as of May 31, 2001 (the "Balance Sheet") which is attached hereto as
Schedule 1.1(a), and any addition made thereto in the ordinary course of business prior to the Closing Date;

         (b) Dental's interest as lessee in all real property leases to which Dental is a party and which are listed on Schedule 1.1(b) attached hereto;

         (c) Dental's interest in all personal property leases to which Dental is a party and which are identified in Schedule 1.1(c) hereto;

         (d) All of Dental's inventories of (i) finished goods and work-in-process, (ii) supplies and raw materials, (iii) Dental's interest, to the extent assignable, in all orders or contracts for the purchase of such supplies and raw materials and (iv) fuels, cleaning supplies and other miscellaneous items primarily used in the maintenance or operation of the Business ("Non-Product Supplies") (collectively, the "Inventory Assets");

         (e) All cash, cash equivalents, accounts or notes receivable owing to Dental as of the Closing Date;

         (f) The contracts and agreements of Dental that are identified or described in Schedule 1.1(f) hereto, to the extent such contracts and agreements are assignable;

         (g) All registered and unregistered patents, trademarks, service marks, logos, trade names (including the trade name "Dental Resources"), trade dress and all other trademark rights, copyrights, trade secrets, know-how, recipes, and product specifications used in the Business, and all registrations for, and applications for registration of, any of the foregoing ("Intellectual Property"), including, but not limited to the Intellectual Property listed on
Schedule 1.1(g), together with all of Dental's rights to use the foregoing and all other rights of Dental in, to and under the foregoing in all countries;

         (h) All of Dental's books, records and other documents and information relating to the Business, including, without limitation, all customer, prospect, dealer and distributor lists, sales literature, inventory records, purchase orders and invoices, sales orders and sales order log books, customer information, commission records, correspondence, employee personnel records, product data, price lists, product demonstrations, quotes and bids and all product catalogs and brochures, provided, that books, records and other documents and information are excluded if they are related primarily to Liabilities (as defined in Section 1.4) of Dental which are not within the Assumed Liabilities);

         (i) All permits, licenses and other governmental approvals held by Dental related exclusively to the Assets or the Business, to the extent they are assignable;

         (j) Goodwill (including all goodwill associated with and symbolized by the trademarks, brand names and logos identified in subsection (g) above as used as a trademark or service mark, logo or corporate name used in the conduct of the Business as now conducted) and all related intangibles which Dental uses exclusively in the conduct of the Business; and

         (k) All prepaid expenses (including, without limitation, prepaid lease payments), deposits, rights to receive refunds, and similar claims of Dental related primarily to the Business.

         1.2 Excluded Assets. Notwithstanding the terms of Section 1.1, the following assets shall be retained by Dental and shall not be sold, transferred or assigned to Newco in connection with the purchase of the Assets:

         (a) All corporate certificates of authority and corporate minute books and the corporate stock record or register of Dental; and

         (b) Any claims, causes of action, or other rights related to those liabilities or obligations of Dental which are not assumed by Newco.

         1.3 Assumption of Liabilities. As of the Closing Date and subject to
Section 1.4 below, Newco shall assume and agree to pay, perform or otherwise satisfy in accordance with their terms, and to indemnify and hold Dental harmless from and against, any obligation or liability that Dental has incurred on or before the Closing Date, including, but not limited to, all of the following obligations or liabilities (the "Assumed Liabilities"): (i) Dental's obligations to be performed or satisfied on or after the Closing Date under the leases, agreements, contracts, arrangements and licenses assigned to Newco pursuant to Section 1.01 hereof, including, but not limited to, the liabilities shown on the Balance Sheet, and (ii) Dental's accounts payable and accrual balances related to the Business as set forth on the Balance Sheet and any addition thereto in the ordinary course of business prior to the Closing Date.

         1.4 Excluded Liabilities. Newco shall not assume any of the liabilities listed on Schedule 1.4 ("Excluded Liabilities").


                                    ARTICLE 2
                                 PURCHASE PRICE

         2.1 Amount. The consideration given by Newco for the Assets shall consist of

         (a) Newco's assumption of the Assumed Liabilities pursuant to Section 1.3, plus

         (b) a cash payment in the amount of Five Hundred Thousand Dollars ($500,000), reduced by any payments made by Dental on Excluded Liabilities on or before the Closing Date, plus

         (c) a limited recourse promissory note (the "Promissory Note") in the principal amount of _____________________ Dollars ($__________) in substantially the same form as the promissory note attached hereto as Exhibit A.

         2.2 Manner of Payment. On the Closing Date, Newco shall deliver to
Dental

         (a) the executed Assignment and Assumption (as defined in Section 3.2);

         (b) by wire transfer (in accordance with appropriate wire transfer instructions previously delivered by Dental to Newco), or in the form of a cashier check or in any other form as agreed to between the parties, the cash payment payable pursuant to Section 2.1(b), and

         (b) the executed Promissory Note.

         2.3 Transfer Taxes and Other Closing Costs. Newco shall pay any and all sales, use, transfer, deed or excise taxes that shall become due and payable as a result of the sale of the Assets as contemplated under Section 1.1, including any sales tax assessed by governmental authorities after filing of the applicable sales tax return or returns. Newco shall file all sales or use tax returns and pay to the appropriate taxing authority all such tax as is required by law to be paid in connection herewith.

         2.4 Allocation of Purchase Price. Newco and Dental agree to allocate the Purchase Price among the Assets as set forth on Schedule 2.4 attached hereto. Dental and Newco shall file all federal, state, and local returns and tax information on a basis that is consistent with such allocations and shall execute such other documents as may be reasonably necessary with respect to such allocation.


                                    ARTICLE 3
                                     CLOSING

         3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, Minnesota at _____ p.m., Minneapolis time, on or before September 18, 2001, or at such other place and on such other date as is mutually agreed upon by the parties. The date on which the Closing occurs is referred to herein as the "Closing Date."

         3.2 General Procedure. At the Closing, each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to Article 7 hereof and such other documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the receiving party. The conveyance, transfer, assignment and delivery of the Assets to Newco shall be effected by Dental's execution and delivery of a bill of sale, substantially in the form attached hereto as Exhibit B (the "Bill of Sale"), the assignment and assumption of the Assumed Liabilities of Dental to Newco shall be effected by the parties' execution and delivery of an assignment and assumption agreement, substantially in the form attached hereto as Exhibit C (the "Assignment and Assumption"), and such other instruments of conveyance, transfer, assignment and delivery as Newco or Dental shall reasonably request to cause Dental to transfer, convey, assign and deliver the Assets and Assumed Liabilities to Newco.


                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF DENTAL

                  Dental hereby represents and warrants to Newco as follows:

         4.1 Organization and Qualification. Dental is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power, authority and authorizations to operate the Business as presently conducted and to own its properties.

         4.2 Authority and Consent. The execution, delivery and performance of this Agreement by Dental and the consummation of the transactions contemplated hereby have been duly and validly authorized by the requisite corporate action of Dental, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement.

         4.3 Binding Obligation. This Agreement has been duly executed and delivered by Dental and, assuming that this Agreement is the valid and binding agreement of Newco, constitutes the valid and binding obligation of Dental, enforceable in accordance with its terms.

         4.4 Title and Condition of Assets. Dental makes no representations or warranties regarding the existence or condition of the Assets or the status of Dental's title in the Assets. Dental's entire right, title and interest in the Assets is being transferred on an "AS IS, WHERE IS" basis, with any and all faults. DENTAL MAKES NO WARRANTY OR REPRESENTATION AS TO SIZE, KIND, NUMBER, MERCHANTABILITY, DESCRIPTION, CONDITION OR FITNESS FOR ANY PURPOSE OF ANY OF THE ASSETS. NEWCO AGREES TO ACCEPT THE ASSETS IN AN "AS IS" CONDITION WITH ANY AND ALL FAULTS.


                                    ARTICLE 5
             REPRESENTATIONS AND WARRANTIES OF NEWCO AND THE MEMBERS

         Newco and the Members, jointly and severally, represent and warrant to Dental as follows:

         5.1 Incorporation and Corporate Power. Newco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the necessary corporate power, authority and authorizations to enter into this Agreement and perform its obligations hereunder. True and complete copies of Newco's articles of organization, member contral agreement and any other agreements and documents, if any, relating to the organization and structure of Newco have been delivered to Dental.

         5.2 Authority and Consent. The execution, delivery and performance of this Agreement by Newco and the consummation of the transactions contemplated hereby have been duly and validly authorized by the requisite company action of Newco, and no other company proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement.

         5.3 Binding Obligation. This Agreement has been duly executed and delivered by Newco and, assuming that this Agreement is the valid and binding agreement of Dental, constitutes the valid and binding obligation of Newco, enforceable in accordance with its terms.

                                    ARTICLE 6
                         OTHER COVENANTS AND AGREEMENTS

         6.1 Conduct of the Business. In connection with the ownership and use of the Assets, Dental agrees to observe each term set forth in this Section 6.1 and agrees that, from the date hereof until the Closing Date, unless otherwise consented to by Newco in writing:

         (a) Dental shall operate the Business and maintain the Assets only in the ordinary course of the Business as presently conducted by Dental, in accordance in all material respects with Dental's past custom and practice;

         (b) Dental shall not, directly or indirectly, sell, pledge, dispose of or encumber any of the Assets, except in the ordinary course of the operation of the Business by Dental; and

         (c) Dental shall not cancel or terminate its current insurance policies, or cause any of the coverage thereunder to lapse unless, simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

         6.2 Consents of Third Parties. Newco shall be responsible for obtaining the consent of any necessary third persons or agencies to the assignment and transfer to Newco of the Assets and Assumed Liabilities to be assigned, assumed and transferred under the terms of this Agreement; provided, that Dental shall cooperate in Newco's efforts to obtain such consents as necessary. Newco shall use its best efforts to obtain such consents; provided, that until such consents are obtained, Dental and Newco shall administer such Assets and Assumed Liabilities for the benefit and at the expense of Newco as though such Assets and Assumed Liabilities had been assigned to and assumed by Newco.

         6.3 The Members' Employment. The Members acknowledge that their employment with Dental will be terminated, and their employment contracts with Dental will be assigned to Newco, effective as of the Closing Date. The Members acknowledge that Dental has no obligation to the Members after the Closing arising out of the Members' prior employment with Dental or the termination thereof, including any obligations with respect to severance payments, accrued vacation, or otherwise, but except any rights of the Members existing at the time of Closing under existing employee benefit plans of Dental. The Members hereby release and forever discharge Dental, and Dental hereby releases and forever discharges the Members, from any and all present or future claims, whether known or unknown, arising out of the Members' employment with Dental or their services to Dental as director and/or officer or the termination of such employment and such services.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.1 Conditions to Newco's Obligations. The obligation of Newco to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) The representations and warranties of Dental set forth in Article 4 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

         (b) Dental shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing;

         (c) Oakley Bank, N.A. ("Oakley"), shall have agreed to enter with Newco into a loan agreement with customary terms and conditions, providing to Newco the funds necessary to make the cash payment described in Section 2.1(b), and Oakley shall have given any consent necessary under any agreement between Oakley, Dental and/or the Members or a business entity formed by all or some of the Members, respectively;

         (d) Dental's shareholders shall have approved the sale of the Assets pursuant to the terms and conditions of this Agreement;

         (e) No litigation shall have been commenced in connection with the Merger and this Asset Purchase Agreement, and

         (f) On the Closing Date, Dental shall have delivered to Newco all of the following:

                  (i) the Bill of Sale executed by Dental and such other instruments of conveyance, transfer, assignment and delivery as Newco shall have reasonably requested pursuant to Section 3.2 hereof;

                  (ii) the Assignment and Assumption executed by Dental;

                  (iii) a copy of the text of the resolutions adopted by the Board of Directors of Dental and its special committee authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, along with a certificate, executed on behalf of Dental by its corporate secretary, certifying to Newco that such copy is a true and complete copy of such resolutions, and that such resolutions were duly adopted and have not been amended or rescinded;

                  (iv) an opinion of Fredrikson & Byron, P.A., counsel for Dental, dated as of the Closing Date in form and scope satisfactory to Newco and its counsel, substantially as follows:

                           (x) Dental is a corporation duly organized, validly
                  existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power, authority and authorizations to operate the Business as presently conducted and to own its properties;

                           (y) The execution, delivery and performance of this
                  Agreement by Dental and the consummation of the transactions contemplated hereby have been duly and validly authorized by the requisite corporate action of Dental, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement; and

                           (z) This Agreement has been duly executed and
                  delivered by Dental and, assuming that this Agreement is the valid and binding agreement of Newco, constitutes the valid and binding obligation of Dental, enforceable in accordance with its terms; and

                  (v) such other certificates, documents and instruments as Newco reasonably requests related to the transactions contemplated hereby.

         7.2 Conditions to Dental's Obligations. The obligation of Dental to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) The representations and warranties of Newco set forth in Article 5 hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties;

         (b) Newco shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

         (c) Dental's shareholders shall have approved the sale of the Assets pursuant to the terms and conditions of this Agreement;

         (d) No litigation shall have been commenced in connection with the Merger and this Asset Purchase Agreement, and

         (e) On the Closing Date, Newco will have delivered to Dental:

                  (i) a cash payment, in immediately available United States funds, in the amount and in the form set forth in Section 2.2(a);

                  (ii) the Assignment and Assumption executed by Newco;

                  (iii) the Promissory Note;

                  (iv) a copy of the text of the resolutions adopted by the Board of Governors of Newco authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, along with a certificate, executed on behalf of Newco by its corporate secretary, certifying to Dental that such copy is a true and complete copy of such resolutions, and that such resolutions were duly adopted and have not been amended or rescinded;

                  (v) an opinion of Briggs and Morgan, counsel for Newco and the Members, dated as of the Closing Date in form and scope satisfactory to Dental and its counsel, substantially as follows:

                           (x) Newco is a limited liability company duly
                  organized, validly existing and in good standing under the laws of the State of Minnesota, and has the necessary corporate power, authority and authorizations to enter into this Agreement and perform its obligations hereunder; and

                           (y) The execution, delivery and performance of this
                  Agreement by Newco and the consummation of the transactions contemplated hereby have been duly and validly authorized by the requisite company action of Newco, and no other company proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement; and

                  (vi) such other certificates, documents and instruments as Dental reasonably requests related to the transactions contemplated hereby.

         (d) On the Closing Date, the Members will have delivered to Dental limited personal guarantees of the Promissory Note in substantially the form attached hereto as Exhibit D.


                                    ARTICLE 8
                                   TERMINATION

         8.1 Termination. This Agreement shall terminate at any time prior to the Closing upon the termination of the agreement underlying the Merger. This Agreement may also be terminated at any time prior to the Closing (a) by the mutual consent of Newco and Dental; or (b) by either Newco or Dental if the transactions contemplated hereby have not been consummated by the end of business on September 18, 2001.

         8.2 Effect of Termination. In the event of termination of this Agreement by either Newco or Dental as provided in Section 8.1, this Agreement shall become void and there shall be no liability on the part of either Newco or Dental, or their respective stockholders, officers, or directors.


                                    ARTICLE 9
                                 INDEMNIFICATION

         9.1 Dental's Indemnity. Dental shall indemnify, defend and hold harmless Newco against and in respect of all claims, demands, losses, costs, expenses, obligations, liabilities, damages, and deficiencies, including attorneys fees but net of any insurance proceeds and tax benefits received by Newco in connection therewith, that Newco may incur or suffer which result from any breach of, or failure of Dental to perform, any of its representations, warranties, covenants or agreements contained within this Agreement or on any schedule, certificate, exhibit or other instrument furnished or to be furnished by Dental under this Agreement.

         9.2 Newco's Indemnity. Newco shall indemnify, defend and hold harmless Dental against and in respect of all claims, demands, losses, costs, expenses, obligations, liabilities, damages, and deficiencies, including attorneys fees but net of any insurance proceeds and tax benefits received by Dental in connection therewith, that Dental may incur or suffer which result from (i) any breach of, or failure of Newco to perform, any of their respective representations, warranties, covenants or agreements contained within this Agreement or on any schedule, certificate, exhibit or other instrument furnished or to be furnished by Newco under this Agreement, or (ii) any liability or obligation incurred by Newco after the Effective Date. There shall not be any obligation of Newco pursuant to this Section 9.2 in regard to Excluded Liabilities.

         9.3 Notice of Indemnity. The party seeking indemnification under
Section 6.1 or 6.2 above (the "indemnified party") shall promptly notify the party from whom indemnification is sought (the "indemnifying party") of the existence of any claim, demand or other matter for which indemnification would apply, and shall give the indemnifying party reasonable opportunity to defend the same in its own name with counsel of its selection; provided that the indemnified party shall, at all times, have the right to fully participate in the defense at its own expense. If the indemnifying party shall, within a reasonable time after notice, fail to defend, the indemnified party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claims or other matters. If the claim is one that cannot be, by its nature, defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request.

                                   ARTICLE 10
                                EMPLOYEE MATTERS

         10.1 Employment. As of the Closing, Newco shall offer each individual who is full-time or part-time employed with Dental immediately prior to the Closing ("Employee") employment with Newco at a salary equal to such Employee's salary immediately prior to the Closing and with benefits comparable to the benefits Employee received from Dental immediately prior to the Closing. Effective as of the Closing, Newco shall become the employer of and employ each Employee who accepts such employment. At the Closing, Newco shall provide Dental with a list of Employees who did not accept such employment, if any.

         10.2 Employee Benefit Transition. Subject to the consent of Dental's applicable insurers, Newco shall assume and continue the 401k-plan maintained by Dental immediately prior to the Closing, and shall provide medical, dental, disability and/or life insurance benefits similar to the benefits provided by Dental immediately prior to the Closing. Newco and Dental shall cooperate in terminating as of the Closing any benefit plan(s) that Dental chooses not to continue after the Closing.

         10.3 Compensation. Dental and Newco acknowledge and agree that all Employees shall continue to be entitled to salary payments from Dental as well as the benefits provided under Dental's benefit plans in respect of their employment only up to and including the Closing Date.


                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 Bulk Sales Laws. The parties hereby agree to waive compliance with the provisions of all applicable bulk sales laws (if any are applicable).

         11.2 Survival of Representations and Warranties. All representations, warranties, agreements, covenants and obligations made or undertaken by the parties in this Agreement or in any document or instrument executed and delivered pursuant hereto shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto.

         11.3 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transaction contemplated by this Agreement.

         11.4 Effect of Headings. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         11.5 Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understanding of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         11.6 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.7 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when received, if personally delivered or delivered by telegram, telex or telecopy, or when deposited, if placed in the U.S. Mails for delivery by registered or certified mail, return receipt requested, postage prepaid and addressed to the appropriate party at the following addresses:

         To Dental at:       Dental Resources, Inc.
                             530 S River Street,
                             Delano, MN 55328

         To Newco at:
                             --------------------------
                             --------------------------
                             --------------------------
                             --------------------------
                             --------------------------

         To the Members at:
                             --------------------------
                             --------------------------
                             --------------------------
                             --------------------------

Addresses may be changed by written notice given pursuant to the provisions of this paragraph; however, any such notice shall not be effective, if mailed, until three (3) working days after depositing in the U.S. Mails or when actually received, whichever occurs first.

         11.8 Governing Law. This Agreement shall be governed by, and interpreted in accordance with the laws of the State of Minnesota including all matters of construction, validity, enforcement and performance, without giving effect to principles of conflict of laws.

         11.9 Public Announcement. No press releases, announcements or other disclosure related to this Agreement or the transactions contemplated herein will be issued or made without the written approval of each of Dental and Newco, except for any public disclosure which Dental or Newco in good faith believes is required by law (in which case the disclosing party will consult with the party prior to making such disclosure).

         11.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their successors or assigns, provided that, except as otherwise provided herein, the respective rights and obligations of the parties may not be assigned without the written consent of the parties hereto, which consent shall not be unreasonably withheld.

         11.11 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the alleged breach, termination or validity hereof, including alleged fraud in the inducement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The proceedings shall be conducted in Minneapolis, Minnesota. In any such proceedings, questions of substantive law shall be determined under the laws of the State of Minnesota. The decision of the arbitrator shall be final and shall be accorded full faith and credit and entitled to recognition and enforcement by the courts of the United States and in the courts of all states. The prevailing party in any such proceeding shall be entitled to recover reasonable attorneys' fees and costs related to such proceeding from the nonprevailing party.

         11.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.

DENTAL RESOURCES, INC.



By:
    ---------------------------------
Its:
     --------------------------------


NEWCO



By:
    ---------------------------------
Its:
     --------------------------------


MEMBERS:



-------------------------------------
Douglas B. Murphy.



-------------------------------------
William H. Murphy



-------------------------------------
Bryan A. Nichols


Exhibits and Schedules:
----------------------

Exhibit A       Limited Recourse Note
Exhibit B       Bill of Sale
Exhibit C       Assignment and Assumption Agreement
Exhibit D       Form of Limited Personal Guarantee
Schedule 1.1(g) Intellectual Property
Schedule 1.4    Excluded Liabilities

                                 SCHEDULE 1.1(g)

                              Intellectual Property

                                  SCHEDULE 1.4

                              Excluded Liabilities


         (a) Legal fees and expenses charged by Fredrikson & Byron, P.A. to Dental with regard to (i) the Merger, (ii) the proxy statement for the special meeting of the shareholders of Dental on September 18, 2001 (the "Proxy Statement"), and (iii) the Asset Purchase Agreement and its exhibits;

         (b) Accounting and auditing fees and expenses charged by Olsen Thielen & Co. Ltd. to Dental and arising from or related to the Merger and the Asset Purchase Agreement; and

         (c) Expenses and fees incurred in connection with the filing of the Proxy Statement and any other filings relating to the Merger and the Asset Purchase Agreement with the Securities and Exchange Commission, the printing and mailing of the Proxy Statement.

                                                                       EXHIBIT A


$_________________                          ____________, 2001 ("Issuance Date")
                                                         Minneapolis, Minnesota

                              LIMITED RECOURSE NOTE

         For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, Newco, a Minnesota limited liability company ("Newco"), agrees to pay to the order of Dental Resource, Inc. ("Dental"), or its registered assign ("Holder") at 530 S River Street, Delano, MN 55328 or such other address provided to Newco by written notice from Holder, the principal amount of up to ____________________ Dollars ($_____________) (the "Principal
Amount"), with interest accruing at an interest rate of ______ percent (____%) per annum from the date hereof until this Note is paid in full, upon the terms and conditions specified below.

         This Note is made in connection with that certain Asset Purchase Agreement dated _____________, 2001, between Dental, Newco and Douglas B. Murphy, William H. Murphy, and Bryan A. Nichols (collectively referred to herein as the "Members"). Payment of this Note is secured by limited personal guarantees of each of the Members, dated _____________, 2001 and attached hereto as Exhibit A.

         1. Payment / Limited Recourse. On each anniversary of the Issuance Date (or, if such anniversary is a holiday, Saturday or Sunday, on the following business day) (the "Anniversary"), commencing on the first (1st) Anniversary and ending on the fifth (5th) Anniversary, this Note shall be repaid in cash in five
(5) equal installments (the "Installments"), each Installment being equal and limited to the lesser of (a) one fifth of the Principal Amount, plus all interest accrued on the outstanding Principal Amount as of the time of payment (the "Maximum Installment"), or (b) the value of the Sales Proceeds (as defined in Section 4 below) from a sale of Twenty Nine Thousand Seven Hundred Forty Five (29,745) shares of Dental common stock (the "Shares"), such amount being subject to adjustment for stock splits or similar adjustments.

         2. Prepayment. This Note may be prepaid at any time by paying to Dental all Maximum Installments still outstanding.

         3. Event of Default. All Installments outstanding shall, at the option of Dental, become immediately due and payable upon the occurrence of any of the following events (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) (individually an "Event of Default"):

         (a) if any creditor of Newco commences any foreclosure, levy, attachment or other action or proceeding to enforce or collect a judgment owed by Newco which is not contested in good faith, and such action or proceeding is not terminated by Newco within fifteen (15) days through the satisfaction of the underlying judgment; or

         (b) if Newco makes an assignment for the benefit of creditors; or

         (c) if any order, judgment, or decree is entered adjudicating Newco bankrupt or insolvent; or

         (d) if Newco petitions or applies to any tribunal for the appointment of a trustee, receiver, or liquidator of Newco, or commences any proceedings relating to Newco under any bankruptcy, reorganization, insolvency, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or

         (e) if an order, judgment, or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such order, judgment, or decree remains unstayed and in effect for more than 30 days; or

         (f) if any order, judgment, or decree is entered in any proceedings against Newco decreeing the dissolution of Newco and such order, judgment, or decree remains unstayed and in effect for more than 30 days; or

         (g) if Newco fails to pay any amount due under this Note within thirty
         (30) calendar days and one or all of the Guarantors do not fulfill their obligations under the limited personal guarantees with regard to such amount due.

         Newco shall immediately notify Dental or Holder of the occurrence of any Event of Default of the Note described in subparagraphs (a) to (f). Upon the occurrence of any Event of Default, Newco's liability shall be limited to the value of the Sales Proceeds for the Shares for each Installment still outstanding.

         4. Sales Proceeds. "Sales Proceeds" mean:

         (a) if the Shares are offered and sold to the public in the open market through broker(s) and/or market maker(s): the fair market value of the Shares. The fair market value of the Shares shall be its "market price", calculated for purposes of Section 1 as of the date fifteen (15) calendar days prior to the Anniversary and for purposes of Section 3 as of the date of the occurrence of the Event of Default, respectively (the "Sale Date"), as follows:

                  (i) if Dental's common stock is listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, then the average of the prices of such stock at the close of the regular trading session of such market or exchange for the ten (10) business days immediately preceding the Sale Date, or

                  (ii) if Dental's common stock is not so listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, then the average of the closing "bid" prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service for the ten (10) business days immediately preceding the Sale Date;
                           or

         (b) if the Shares are sold in a private placement, the proceeds from such sale. The Shares may be sold in a private placement only with the prior written consent of Dental, based upon a per share value determined by the board of directors of Dental.

         5. Waiver of Notices. Newco hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. No delay or failure on the part of Dental or Holder, its agents or representatives, to collect this Note or to exercise any power or right in connection with its collection shall operate as a waiver thereof and such rights and powers shall be deemed continuous.

         6. Amendment. No amendment, modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Dental or Holder.

         7. Governing Law. This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Minnesota, without reference to the choice of law principles thereof.

         IN WITNESS WHEREOF, Newco has caused this Promissory Note to be signed by its authorized officer and dated as of the date stated above.

                                        NEWCO



                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                                                       EXHIBIT D


                           LIMITED PERSONAL GUARANTEE


         THIS LIMITED PERSONAL GUARANTEE is given this ___ th day of __________, 2001, by _________________________ ("Guarantor"); for the benefit of Dental
Resources, Inc. ("Dental").

                                    RECITALS:

A. Newco, a Minnesota limited liability company (the "Company") is indebted on the date hereof to Dental under a limited recourse promissory note dated as of even date herewith (the "Promissory Note") in the principal amount of up to ____________________ Dollars ($_______________); and

B. To secure payment of the Promissory Note, the Guarantor has agreed to provide this Guarantee; and

C. The Guarantor is a member of the Company and will receive a direct financial benefit from the ability to enhance the Company credit with this Guarantee.

         NOW, THEREFORE, the Guarantor hereby covenants and agrees with Dental, for the benefit of all who at any time become holders of the Promissory Note, as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1. Capitalized terms used in this Guarantee shall have the meanings given to them in the Promissory Note, unless indicated otherwise in this Guarantee.


                                   ARTICLE II
                            COVENANTS AND AGREEMENTS

         2.1 The Guarantor hereby unconditionally guarantees to Dental for the benefit of the holders from time to time of the Promissory Note the full and prompt payment of the Installments under the Promissory Note when and as the same shall become due.

         2.2 The liability of the Guarantor under this Guarantee shall be limited to one third of the Installments as described in the Promissory Note. The obligations of the Guarantor under this Guarantee shall be absolute and unconditional in any other respect and shall remain in full force and effect until the last Installment under the Promissory Note has been paid, or until the Promissory Note has been prepaid, according to the terms and conditions of the Promissory Note.

         2.3 The Guarantor hereby expressly waives notice from Dental or the holders from time to time of the Promissory Note of their acceptance of or reliance upon this Guarantee. The Guarantor agrees to pay all the costs, expenses and fees, including all attorney's fees, which may be incurred by Dental in enforcing or attempting to enforce this Guarantee following any default on the part of the Guarantor.

         2.4 This Guarantee is entered into by the Guarantor with Dental for the benefit of Dental and the holders from time to time of the Promissory Note, all of whom shall be entitled to enforce performance and observance of this Guarantee.

         2.5 The Guarantor agrees to maintain an account with Thomas Kroschell at Equity Securities Investments, Inc. ("Equity Securities") during the term of this Guarantee and in accordance with the terms and conditions customary for Equity Securities' relationships with individual investors. The Guarantor agrees that at the time this Guarantee is given he shall hold in such account a minimum of Forty Nine Thousand Five Hundred Seventy Five (49,575) shares of Dental common stock (the "Minimum Amount"). Such Minimum Amount will be reduced as provided in Section 3.3 below.


                                   ARTICLE III
                                    PROCEDURE

         3.1 The Guarantor shall provide written notice to Dental at least ten
(10) calendar days prior to the respective Anniversary, informing Dental if the Guarantor intends to satisfy a potential obligation under this Guarantee by selling Shares (the "Sale Notice"). If Dental receives no Sale Notice, the Guarantor has to fulfill any obligation under this Guarantee without selling Shares, unless Dental waives such condition in writing. If the Guarantor sends a Sale Notice to Dental, the Guarantor may not sell any Shares and no Shares will be released for sale pursuant to Section 3.3 below before Dental has given the Election Notice as defined in Section 3.2 below.

         3.2 If the Guarantor provides notice to Dental pursuant to Section 3.1, Dental has to provide written notice to the Guarantor at least five (5) calendar days before the respective Anniversary (the "Election Notice"), informing Guarantor whether Dental in the event that Newco does not fulfill its obligations under the Note will require the Guarantor (a) to surrender the Shares to Dental for redemption, (b) to sell the Shares in accordance with applicable federal and state securities laws and regulations to the public in the open market, or (c) to sell the Shares in accordance with applicable federal and state securities laws and regulations to a private investor, upon terms and conditions agreed upon by Dental. Dental's choice is binding upon the Guarantor. If Dental requires the surrender of the Shares for redemption, then such redemption shall be effected as of the Anniversary Date. By surrendering the Shares, the Guarantor shall have satisfied his obligations under this Guarantee. If Dental requires the sale of the Shares either to the public in the open market or to a private investor, the Guarantor has to transfer the Sales Proceeds of such public or private sale, respectively, to Dental in order to satisfy his obligations under this Guarantee.

         3.3 If the Guarantor and/or Dental decided pursuant to this Article 3 that the Guarantor shall fulfill his obligations under this Guarantee by selling Shares or by submitting Shares to Dental for redemption, Nine Thousand Nine Hundred Fifteen (9,915) shares of Dental common stock hold by the Guarantor in his account with Equity Securities shall be released in time for such a sale or redemption, respectively. If Newco fulfilled its payment obligations under the Note at the respective Anniversary so that the Guarantor did not have any obligation under this Guarantee relating to such Anniversary, or if the Guarantor decided to fulfill his obligations under this Guarantee without selling Shares, then the Minimum Amount shall be reduced by Nine Thousand Nine Hundred Fifteen (9,915) shares of Dental common stock on or about the respective Anniversary upon fulfillment of Newco's or the Guarantor's obligations under the terms of the Note or this Guarantee, respectively.

         3.4 The Guarantor shall have the right to pay to Dental at any time one third of the Maximum Installments still outstanding under the Note. Upon receipt of such payment by Dental, this Guarantee shall be terminated automatically without any further action.


                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 No waiver, amendment, release or modification of this Guarantee shall be established by conduct, custom or course of dealing, but may be established solely by an instrument in writing duly executed by the Guarantor and Dental.

         4.2 This Guarantee supersedes any prior or subsequent guaranties, agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. This Guarantee may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         4.3 The Guarantor acknowledges that this Guarantee has been executed and delivered based on the Guarantor's own evaluation and investigation of the condition of the Company and the Guarantor is not relying on any representation, statement, determination or action by Dental with respect to the financial condition of the Company. Dental shall have no duty or obligation to provide the Guarantor with any information heretofore or hereafter received by Dental with respect to the condition, financial or otherwise, of the Company.

         4.4 The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in the Guarantee shall not affect the validity or enforceability of the remaining portions of this Guarantee, or any part thereof.


         IN WITNESS WHEREOF, the Guarantor has executed this Guarantee as of the date first above written.



                                        ----------------------------------------

                                   APPENDIX B


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              APOLLO DIAMOND, INC.

                                       AND

                             DENTAL RESOURCES, INC.









                             August _________, 2001

                                TABLE OF CONTENTS


ARTICLE 1. THE MERGER; CONVERSION OF SHARES....................................5
     1.1      The Merger.......................................................5
     1.2      Effective Time...................................................5
     1.3      Conversion of Shares.............................................6
     1.4      Apollo Dissenters' Rights........................................6
     1.5      Dental Dissenters' Rights........................................7
     1.6      Exchange of Apollo Common Stock..................................7
     1.7      Stock Options and Warrants.......................................8
     1.8      Capitalization Changes...........................................9
     1.9      Articles of Incorporation of the Surviving Corporation...........9
     1.10     Bylaws of the Surviving Corporation..............................9
     1.11     Directors and Officers of the Surviving Corporation..............9


ARTICLE 2. CLOSING.............................................................9
     2.1      Time and Place...................................................9
     2.2      Filings at the Closing..........................................10


ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF DENTAL...........................10
     3.1      Organization....................................................10
     3.2      Authorization...................................................10
     3.3      Capitalization..................................................11
     3.4      Reports and Financial Statements................................11
     3.5      Absence of Undisclosed Liabilities..............................12
     3.6      Consents and Approvals..........................................12
     3.7      Compliance with Laws............................................13
     3.8      Litigation......................................................13
     3.9      Absence of Material Adverse Changes.............................13
     3.10     Officers, Directors and Employees...............................13
     3.11     Taxes...........................................................14
     3.12     Contracts.......................................................14
     3.13     Intellectual Property Rights....................................15
     3.14     Benefit Plans...................................................15
     3.15     Minute Books....................................................17
     3.16     No Finders......................................................17
     3.17     Proxy Statement.................................................17
     3.18     State Takeover Laws.............................................17


ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF APOLLO...........................17
     4.1      Organization....................................................17
     4.2      Authorization...................................................18
     4.3      Capitalization..................................................18
     4.4      Financial Statements............................................19
     4.5      Absence of Undisclosed Liabilities..............................19
     4.6      Consents and Approvals..........................................20
     4.7      Compliance with Laws............................................20
     4.8      Litigation......................................................21
     4.9      Absence of Material Adverse Changes.............................21
     4.10     Officers, Directors and Employees...............................21
     4.11     Taxes...........................................................21

     4.12     Contracts.......................................................22
     4.13     Intellectual Property Rights....................................22
     4.14     Benefit Plans...................................................23
     4.15     Minute Books....................................................24
     4.16     No Finders......................................................24


ARTICLE 5. COVENANTS..........................................................24
     5.1      Conduct of Business of Dental...................................20
     5.2      Conduct of Business of Apollo...................................21
     5.3      No Solicitation.................................................22
     5.4      Access and Information..........................................23
     5.5      Approval of Dental and Apollo Shareholders......................25
     5.6      Consents........................................................26
     5.7      Further Actions.................................................27
     5.8      Regulatory Approvals............................................27
     5.9      Certain Notifications...........................................27
     5.10     Securities Laws.................................................27
     5.11     Disposition of Dental Operating Assets..........................27
     5.12     Resignations and Elections of Directors.........................28
     5.13     Plan of Reorganization..........................................28
     5.14     Directors and Officers Liability................................28
     5.15     Shareholder Acknowledgments.....................................28


ARTICLE 6. CLOSING CONDITIONS.................................................33
     6.1      Conditions to Obligations of Apollo and Dental..................33
     6.2      Conditions to Obligations of Apollo.............................33
     6.3      Conditions to Obligations of Dental.............................34


ARTICLE 7. TERMINATION AND ABANDONMENT........................................35
     7.1      Termination.....................................................35
     7.2      Effect of Termination...........................................34


ARTICLE 8. MISCELLANEOUS......................................................39
     8.1      Amendment and Modification......................................39
     8.2      Waiver of Compliance; Consents..................................39
     8.3      Investigation; Survival of Representations and Warranties.......39
     8.4      Notices.........................................................39
     8.5      Assignment......................................................40
     8.6      Governing Law...................................................40
     8.7      Counterparts....................................................40
     8.8      Knowledge.......................................................40
     8.9      Interpretation..................................................41
     8.10     Publicity.......................................................41
     8.11     Entire Agreement................................................41
     8.12     Severability....................................................41
     8.13     Specific Performance............................................41

     EXHIBITS:

     Exhibit A:      Plan of Merger
     Exhibit B:      Form of Articles of Incorporation
     Exhibit C:      Form of Bylaws
     Exhibit D:      Form of Promissory Note
     Exhibit E:      Form of Shareholder Acknowledgment

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is dated as of August ______________, 2001, by and among Apollo Diamond, Inc., a Massachusetts corporation ("Apollo") and Dental Resources, Inc., a Minnesota corporation ("Dental").

         WHEREAS, the Boards of Directors of Apollo and Dental have approved the merger of Apollo with and into Dental (the "Merger") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1.
                        THE MERGER; CONVERSION OF SHARES

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Apollo shall be merged with and into Dental in accordance with the provisions of the Minnesota Business Corporation Act (the "MBCA"), whereupon the separate corporate existence of Apollo shall cease, and Dental shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of Apollo and Dental, all as more fully described in the MBCA.

         1.2 Effective Time. As soon as practicable after each of the conditions set forth in Article 6 has been satisfied or, to the extent permitted hereunder, waived on the Closing Date (as defined in Section 2.1), Dental will file, or cause to be filed, with the Secretary of State of the State of Minnesota, articles of merger for the Merger, which articles of merger shall include the Plan of Merger attached hereto as Exhibit A and be in the form required by and executed in accordance with the applicable provisions of the MBCA. The Merger shall become effective at the time such filing is made or, if agreed to by Apollo and Dental, such later time or date set forth in the Articles of Merger (the "Effective Time").

         1.3 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Apollo or Dental or any holder of any share of capital stock of Apollo or Dental:

                  (a) Each share of common stock of Apollo, $.01 par value per share ("Apollo Common Stock"), issued and outstanding immediately prior thereto (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the Business Corporation Law of Massachusetts ("BCLM"), and pursuant to Section 1.4 below) shall be converted into the right to receive ten thousand (10,000) (the "Conversion Ratio") shares of common stock of Dental, par value $.01 per share (the "Dental Common Stock").

                  (b) Each share of Dental Common Stock issued and outstanding immediately prior to the Effective Time shall (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to Sections 302A.471 and 302A.473 of the MBCA and pursuant to Section 1.5 below) remain issued and outstanding and unaffected by the Merger.

         1.4 Apollo Dissenters' Rights.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Apollo Common Stock held by a holder who has properly asserted dissenters' rights pursuant to the BCLM with respect to such shares and who, as of the Effective Time, has not effectively withdrawn or lost such rights shall not be converted into or represent a right to receive shares of Dental Common Stock pursuant to Section 1.3(a), but the holder thereof shall only be entitled to such rights as are granted by the BCLM.

                  (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Apollo Common Stock who asserts dissenters' rights with respect to such Apollo Common Stock under the BCLM effectively withdraws or loses (through failure to perfect or otherwise) such dissenters' rights then, as of the later of the Effective Time or the occurrence of such event, such holder's Apollo Common Stock shall automatically be converted into and represent only the right to receive the shares of Dental Common Stock as provided in
         Section 1.3(a), without interest thereon, upon surrender of the certificate or certificates representing such Apollo Common Stock.

                  (c) Apollo shall give Dental (i) prompt notice of any written objection pursuant to Section 86 of the BCLM which it received from any Apollo shareholder with respect to that shareholder's Apollo Common Stock, withdrawals of such objections, and any other instruments served pursuant to the BCLM and received by Apollo and (ii) the opportunity to participate in all negotiations and proceedings with respect to assertion of dissenter's rights with respect to Apollo Common Stock under the BCLM. Apollo shall not, except with the prior written consent of Dental, voluntarily make any payment with respect to any assertion of dissenter's rights with respect to Apollo Common Stock or offer to settle or settle any such demands.

         1.5 Dental Dissenters' Rights

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Dental Common Stock held by a holder who has properly asserted dissenters' rights pursuant to Sections 302A.471 and 302A.473 of the MBCA with respect to such shares and not otherwise withdrawn or lost such rights with respect thereto shall not represent shares of Common Stock of the Surviving Corporation, but the holder thereof shall only be entitled to such rights as are granted by the MBCA.

                  (b) Dental shall give Apollo (i) prompt notice of any notice of intent to assert dissenters' rights with respect to any Dental Common Stock, withdrawals of such notices, and any other instruments served pursuant to the MBCA and received by Dental and (ii) the opportunity to participate in all negotiations and proceedings with respect to assertion of dissenters' rights with respect to Dental Common Stock under the MBCA.

         1.6 Exchange of Apollo Common Stock.

                  (a) Upon surrender of a stock certificate representing shares of Apollo Common Stock issued and outstanding immediately prior to the Effective Time ("Apollo Certificate"), Dental will cause its transfer agent to issue to the holder(s) of record of such Apollo Certificate the shares of Dental Common Stock into which shares of Apollo Common Stock have been converted pursuant to Section 1.3(a).

                  (b) Holders of Apollo Common Stock will be entitled to any dividends or other distributions pertaining to the Dental Common Stock received in exchange therefor that become payable to persons who are holders of record of Dental Common Stock as of a record date that follows the Effective Time, but only after they have surrendered their Apollo Certificates for exchange.

                  (c) All certificates evidencing shares of Dental Common Stock that are issued upon the surrender for exchange of Apollo Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Apollo Common Stock represented by the surrendered Apollo Certificates. All certificates evidencing shares of Dental Common Stock that are issued in accordance with the terms hereof shall bear a legend with substantially the following language:

                  "The securities represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, transferred, assigned, pledged, offered or otherwise disposed in the absence of an effective registration statement under applicable securities laws or an opinion of counsel reasonably satisfactory to the issuer that such registration is not required."

                  (d) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Apollo Common Stock that were outstanding immediately prior to the Effective Time. If, after the

         Effective Time, Apollo Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 1. As of the Effective Time, the holders of Apollo Certificates representing shares of Apollo Common Stock shall cease to have any rights as stockholders of Apollo, except such rights, if any, as they may have pursuant to the BCLM or this Agreement. Except as provided above, until such Apollo Certificates are surrendered for exchange, each such Apollo Certificate shall, after the Effective Time, represent for all purposes only the right to receive a certificate or certificates evidencing an equal number of shares of Dental Common Stock into which the shares of Apollo Common Stock shall have been converted pursuant to the Merger as provided in Section 1.3(a) hereof and the right to receive any dividends or distributions as provided in Section 1.6(b).

                  (e) In the event any Apollo Certificates shall have been lost, stolen, or destroyed, the holder(s) of such Apollo Certificates shall give an affidavit of lost certificate, in form and contents reasonably satisfactory to legal counsel of Dental, instead of surrendering such Apollo Certificates.

         1.7 Stock Options and Warrants.

                  (a) Each option or warrant to purchase shares of Apollo Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested (a "Apollo Option"), shall, without any action on the part of Apollo or the holder thereof, be assumed by Dental in such manner that Dental (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and the regulations thereunder, or (ii) to the extent that Section 424 of the Code does not apply to any such Apollo Option, would be such a corporation if Section 424 of the Code were applicable to such Apollo Option. From and after the Effective Time, all references to Apollo in the Apollo Options shall be deemed to refer to the Surviving Corporation. The Apollo Options assumed by Dental shall be exercisable upon the same terms and conditions as provided in the Apollo Options (including provisions regarding vesting and the acceleration thereof) except that (i) such Apollo Options shall entitle the holder to purchase from the Surviving Corporation the number of shares of Dental Common Stock that equals the product of the Conversion Ratio multiplied by the number of shares of Apollo Common Stock subject to such Apollo Option immediately prior to the Effective Time, (ii) the option exercise price per share of Dental Common Stock shall be an amount equal to the exercise price per share of Apollo Common Stock in effect immediately prior to the Effective Time divided by the Conversion Ratio, and (iii) the Apollo Options shall vest to the extent required pursuant to the current terms of such Apollo Options or other agreements as described in Section 4.3 of the Apollo Disclosure Schedule (as defined below). Except to the extent required pursuant to the current terms of such Apollo Options or other agreements as described in Section 1.7 of the Apollo Disclosure Schedule, Apollo shall not take any action to accelerate the vesting of any Apollo Options. As promptly as practicable after the Effective Time, the Surviving Corporation shall issue to each holder of an Apollo Option a written instrument informing such holder of the assumption by Dental of such Apollo Option. Dental shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Dental Common Stock for delivery upon exercise of Apollo Options pursuant to the terms set forth in this
         Section 1.7. Dental shall use its commercially reasonable efforts to cause those Apollo Options that qualified as incentive stock options prior to the Effective Time to continue to qualify as incentive stock options immediately after the Effective Time.

                  (b) Each option or warrant to purchase shares of Dental Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested, shall remain issued and outstanding and unaffected by the Merger.

         1.8 Capitalization Changes. If, between the date of this Agreement and the Effective Time, the outstanding shares of Dental Common Stock or Apollo Common Stock shall have been changed into or exchanged in accordance with the terms of Sections 5.1 or 5.2, respectively, for a different number of shares or a different class by reason of any reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction, the calculations set forth in this Agreement shall be appropriately adjusted to reflect such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction. This section shall not constitute either party's consent to the other party effecting such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction.

         1.9 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of Dental, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read as set forth on Exhibit B to this Agreement.

         1.10 Bylaws of the Surviving Corporation. The Bylaws of Dental, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read as set forth on Exhibit C to this Agreement.

         1.11 Directors and Officers of the Surviving Corporation. As of the Effective Time, the officers and directors of Dental shall resign and be replaced by such persons as are designated by Apollo; provided that Apollo agrees to designate an uneven number of members of the Surviving Corporation's Board of Directors with a majority being outside directors.


                                   ARTICLE 2.
                                     CLOSING

         2.1 Time and Place. Subject to the satisfaction or waiver of the provisions of Article 6, the closing of the Merger (the "Closing") shall take place at _______ a.m., local time, on the date that the Required Dental Shareholder Vote (as defined in Section 3.2) and the Required Apollo Shareholder Vote (as defined in Section 4.2) is obtained, or as soon thereafter as is reasonably practicable, and in any event no later than the second business day after, all conditions to Closing have been satisfied or waived, or on such other date and/or at such other time as Apollo and Dental may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date." The Closing shall take place by telecopy exchange of signature pages with originals to follow by overnight delivery, or in such other manner or at such place as the parties hereto may agree.

         2.2 Filings at the Closing. At the Closing, subject to the provisions of Article 6, Apollo and Dental shall cause the Articles of Merger to be filed in accordance with the provisions of Section 302A.615 of the MBCA, and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.


                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF DENTAL

         Except as set forth in a document of even date herewith and concurrently delivered herewith, referring specifically to the representations and warranties in this Agreement that identifies by section number to which such disclosure relates (the "Dental Disclosure Schedule"), Dental hereby makes the following representations and warranties to Apollo:

         3.1 Organization. Dental is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have a Dental Material Adverse Effect (as defined below). Dental is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect (as defined below). "Dental Material Adverse Effect" means an effect that is or would reasonably at the time of such effect be expected to be materially adverse: (i) to the business, results of operation, or financial condition of Dental; or (ii) to Dental's ability to perform any of its material obligations under this Agreement or to consummate the Merger; or (iii) to the ability of the Surviving Corporation to continue to conduct the business of Apollo as presently conducted, following the Effective Time, except in each case for (x) any occurrence or condition affecting Dental's industry generally, or (y) any changes in general economic, regulatory or political conditions. Dental has heretofore delivered or made available to Apollo or its advisers complete and accurate copies of the Articles of Incorporation, Bylaws and other governing instruments of Dental, as currently in effect, and of the organizational documents and agreements defining the rights of Dental with respect to any material joint ventures, partnerships or other business in which Dental owns a less-than-100% interest. Dental does not, directly or indirectly, own or control or have any equity, partnership, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity.

         3.2 Authorization. Dental has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery by Dental of this Agreement and the other agreements contemplated hereby to which Dental is a party, and the consummation by Dental of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by Dental's Board of Directors, no other action of Dental's Board of Directors or corporate proceeding on the part of Dental or any Subsidiary are necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this

Agreement and approval of the Merger by the holders of a majority of the shares of Dental Common Stock outstanding as of the record date of Dental's shareholder meeting (the "Required Dental Shareholder Vote"), no other action of Dental's Board of Directors or corporate action on the part of Dental is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Dental and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Dental, enforceable against Dental in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         3.3 Capitalization. As of the date hereof, the authorized capital stock of Dental consists of 8,510,638 shares of Dental Common Stock, par value $.01 per share, of which approximately 813,565.shares are issued and outstanding; DUE TO THE ROUNDING UP OF FRACTIONAL SHARES TO THE NEXT FULL SHARE IN A RECENT REVERSE STOCK SPLIT, THE EXACT NUMBER OF ISSUED AND OUTSTANDING SHARES CANNOT BE GIVEN. All issued and outstanding shares of capital stock of each Dental Subsidiary, if any, are owned, beneficially and of record, by Dental, free and clear of any mortgage, pledge, security interest, encumbrance, lien or other charge of any kind ("Lien"). All issued and outstanding shares of Dental Common Stock have been, and the shares of Dental Common Stock to be issued pursuant to
Article 1 will be, when issued, duly authorized, validly issued, fully paid and nonassessable. All issued and outstanding shares of Dental Common Stock have been, and the shares of Dental Common Stock to be issued pursuant to Article 1 will be, when issued, issued in compliance with (and not subject to) any preemptive rights, and in compliance with all applicable state, federal and foreign securities laws. Except for options and warrants to purchase an aggregate 86,634 shares of Common Stock listed in the Dental Disclosure Schedule, as of the date of this Agreement there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which Dental is a party that, directly or indirectly, (i) obligate Dental to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by Dental of any shares of its capital stock, or (iii) to the knowledge of Dental, relate to the voting or control of such capital stock. The Dental Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, and other rights to acquire Dental Common Stock, including the name of the holder, the date of grant, acquisition price, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. None of such options, warrants or other rights shall be subject to adjustment or modification as a result of the Merger.

         3.4 Reports and Financial Statements. Dental's Form 10-SB, any amendments thereto, and any other reports or forms filed with the SEC since the date of such Form 10-SB (collectively the "Dental SEC Filings"), as of their respective dates, (i) complied in all material respects with the applicable requirements of the Securities Act of 1933 and the rules and regulations thereunder (the "1933 Act") and the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "1934 Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included or incorporated by reference in Dental SEC Filings, (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present in all material respects the consolidated financial position of Dental as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not, individually or in the aggregate, expected to have a Dental Material Adverse Effect). The statements of earnings included in the audited or unaudited interim financial statements in the Dental SEC Filings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with GAAP, except as expressly specified in the applicable statement of operations or notes thereto.

         3.5 Absence of Undisclosed Liabilities. To the best of Dental's knowledge, Dental has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities or obligations that are accrued or reserved against in the unaudited balance sheet of Dental as of February 28, 2001 contained in Dental's Form 10-QSB filed on April 13, 2001 (the "Dental Unaudited Balance Sheet") or in the notes thereto,
(b) liabilities incurred since February 28, 2001 in the ordinary course of business and of a type and in an amount consistent with past practice, and (c) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         3.6 Consents and Approvals. Except for (i) any applicable requirements of the 1933 Act, the 1934 Act, and state securities laws, (ii) obtaining the Required Dental Shareholder Vote, and (iii) the filing and recordation of appropriate merger documents as required by the MBCA and the BCLM, the authorization and approval by Dental's Board of Directors and the execution and delivery by Dental of this Agreement and the other agreements contemplated hereby to which Dental is a party and the consummation by Dental of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Dental; (b) violate any statute, law, rule, regulation, order, or decree of any federal, state, local, or foreign governmental or regulatory body or authority (a "Governmental Body") or any nongovernmental self-regulatory agency by which Dental or any of its properties or assets may be bound; (c) require any filing with or permit, consent, or approval to be obtained from any Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien (as defined in Section 3.3) on any of the properties or assets of Dental under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Dental is a party, or by which it or any of its properties or assets may be bound, except, in the case of clauses (b), (c) and

(d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Dental from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect. Section 3.6 of the Dental Disclosure Schedule lists each note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Dental is a party, or by which it or any of its properties or assets may be bound, under or with respect to which the transactions contemplated by this Agreement will result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Dental, except for violations, defaults, losses, rights and Liens that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         3.7 Compliance with Laws. To the best of Dental's knowledge, Dental is not in default or violation of any applicable federal, state, local, or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, or other similar items of any court or other Governmental Body (and including those of any nongovernmental self-regulatory agency and including environmental laws or regulations), except for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         3.8 Litigation. There are no claims, actions, suits, proceedings or, to the best of Dental's knowledge, investigations or reviews of any kind, pending or, to the knowledge of Dental, threatened in writing, against Dental or any asset or property of Dental, except for such claims, actions, suits, proceedings, investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         3.9 Absence of Material Adverse Changes. Since February 28, 2001 there has not been any (a) Dental Material Adverse Effect; (b) damage, destruction, or loss, not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect; or (c) material change by Dental in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by Dental's independent public accountants.

         3.10 Officers, Directors and Employees. The Dental Disclosure Schedule completely and accurately sets forth (i) the names of all former officers of Dental whose employment with Dental has terminated either voluntarily or involuntarily during the preceding 12-month period; and (ii) the names of the officers (with all positions and titles indicated) and directors of Dental. Except as would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect: (i) no unfair labor practice complaint against Dental is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of Dental, threatened in writing against or involving Dental; (ii) no unionizing efforts have, to the knowledge of Dental, been made by employees of Dental, Dental is not a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Dental; and (iii) there is no labor dispute pending or, to the knowledge of Dental, threatened in writing between Dental and its employees.

         3.11 Taxes. Except for such matters that, individually or in the aggregate, would not have a Dental Material Adverse Effect, (i) Dental has filed, or has obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other tax reports and returns required to be filed by Dental; (ii) Dental has duly paid, or accrued on its books of account, all taxes (including estimated taxes) shown as due on such reports and returns (or such extension requests), or assessed against them, other than taxes being contested in good faith in proper proceedings; and (iii) the liabilities and reserves for taxes reflected on the Dental Unaudited Balance Sheet are adequate to cover all taxes payable by Dental for all taxable periods and portions thereof ending on or before the dates thereof. To the best of Dental's knowledge, no tax audits are pending against and no claims for taxes have been received in writing by Dental, other than audits and claims that, individually and in the aggregate, are not reasonably expected to have a Dental Material Adverse Effect. Dental has not, with regard to any assets or property held, acquired or to be acquired by Dental, filed a consent to the application of Section 341(f)(2) of the Code. Dental has not taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Dental is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

         For the purposes of this Agreement, "tax" shall mean and include taxes, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority (together with any interest, penalties and additions to tax imposed with respect thereto), including but not limited to all federal, state, county, local, and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; "tax" shall also include any liability for taxes arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability for taxes under any tax allocation, tax sharing, tax indemnity, or similar agreement.

         3.12 Contracts. The Dental Disclosure Schedule lists, and Dental has heretofore furnished to Apollo complete and accurate copies of (or, if oral, the Dental Disclosure Schedule states all material provisions of), (a) every employment, material consulting, severance or change of control agreement or arrangement for the benefit of any director, officer, employee, other person or shareholder of Dental or any affiliate thereof in effect as of the date of this Agreement to which Dental is a party or by which Dental or any of its properties or assets is bound, and (b) every contract, agreement, or understanding to which Dental is a party that would reasonably be expected to involve payments by or to Dental in excess of $25,000 during Dental's current 2002 fiscal year or in excess of $50,000 in the aggregate during Dental's 2000 and 2001 fiscal years, or would have a Dental Material Adverse Effect, or that is material and was not made in the ordinary course of business. Dental is not in material violation of or in default under any contract, plan, agreement, understanding, arrangement or obligation that is material to Dental, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect. As of the date of this Agreement, Dental is not a party to any contract, plan, agreement, understanding, arrangement or obligation (i) that restricts Dental's, or after the Merger would restrict the Surviving Corporation's, ability to conduct any line of business, (ii) that imposes on Dental material obligations not reflected in the Dental SEC Filings, or (iii) that would be required to be filed with the SEC in a filing to which paragraph (b)(10) of Item 601 of Regulation S-B of the Rules and Regulations of the SEC is applicable, which has not been so filed.

         3.13 Intellectual Property Rights. The Dental Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks, copyrights, and all applications for or registrations of any of the foregoing as to which Dental is the owner or a licensee (the "Dental Intellectual Property"). Dental owns, free and clear of any Lien (as defined in
Section 3.3), other than Liens that would not be reasonably expected to have a Dental Material Adverse Effect, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing comprising Dental Intellectual Property. No claim has been asserted or, to the knowledge of Dental, threatened in writing by any person, with respect to the use of Dental Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, except for such claims that, individually or in the aggregate, would not reasonably be expected to have a Dental Material Adverse Effect. To the knowledge of Dental, neither the use of Dental Intellectual Property by Dental in the present conduct of its business nor any product or service of Dental infringes on the valid intellectual property rights of any person in a manner that, individually or in the aggregate, would reasonably be expected to have a Dental Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect,
(i) all Dental Intellectual Property listed in the Dental Disclosure Schedule has the status indicated therein and, unless provided otherwise, all applications are still pending in good standing and have not been abandoned, and
(ii) to the knowledge of Dental, the Dental Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. To the knowledge of Dental, no person or entity nor such person's or entity's business or products has infringed, or misappropriated any Dental Intellectual Property, or currently is infringing, or misappropriating any Dental Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

         3.14 Benefit Plans.

                  (a) Dental does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by Dental is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law and Dental has performed all of its obligations under such Pension Plan except for such obligations that would not, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

                  (b) Dental does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

                  (c) Dental does not sponsor, maintain, or contribute to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by Dental is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Dental has not established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                  (d) Dental does not currently maintain or contribute to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any Dental employees, directors or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Dental Compensation Plans").

                  (e) With respect to the Pension Plans, Welfare Plans or Dental Compensation Plans, no event has occurred and, to the knowledge of Dental, there exists no condition or set of circumstances, in connection with which Dental would be subject to any liability under the terms of such Plans (other than the payment of benefits thereunder), ERISA, the Code or any other applicable law that would, individually or in the aggregate, reasonably be expected to have a Dental Material Adverse Effect.

                  (f) The IRS has issued favorable determination letters with respect to all Dental Pension Plans that are intended to be qualified under Section 401(a) of the Code. Dental has provided or made available to Apollo summaries of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, and complete and accurate copies of all annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals. Dental has provided or made available to Apollo (i) copies of all employment agreements with officers of any of Dental (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance, bonus or incentive agreements, programs and policies of Dental with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Dental with or relating to any of its employees that contain change in control provisions.

                  (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Dental Pension Plan, Welfare Plan, Compensation Plan, or other arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

         3.15 Minute Books. Dental has previously made available to Apollo or its representatives all of the minutes of meetings of and corporate actions or written consents by the shareholders, Boards of Directors, and committees of the Board of Directors of Dental.

         3.16 No Finders. No act of Dental has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified in the Dental Disclosure Schedule to those parties identified thereon who have acted as a finder for Dental or have been retained by Dental as financial advisors pursuant to the agreements or other documents described in the Dental Disclosure Schedule, copies of which have been provided or made available to Apollo or its advisors prior to the date of this Agreement.

         3.17 Proxy Statement. The Dental Proxy Statement (as defined in Section
5.5 hereof) and any amendments or supplements thereto (i) will comply in all material respects with all applicable laws, and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Dental with respect to information relating to Apollo or any affiliate of Apollo supplied by Apollo specifically for inclusion in the Proxy Statement.

         3.18 State Takeover Laws. The Board of Directors of Dental has approved the transactions contemplated by this Agreement, such that the provisions of
Section 302A.673 (entitled "Business Combinations") of the MBCA will not apply to this Agreement or any of the transactions contemplated hereby.


                                   ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF APOLLO

         Except as set forth in a document of even date herewith and concurrently delivered herewith, referring specifically to the representations and warranties in this Agreement that identifies by section number to which such disclosure relates (the "Apollo Disclosure Schedule"), Apollo hereby makes the following representations and warranties to Dental:

         4.1 Organization. Apollo is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have an Apollo Material Adverse Effect (as defined below). Apollo and each Apollo Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect (as defined below). "Apollo Material Adverse Effect" means an effect that is or would reasonably at the time of such effect be expected to be materially adverse: (i) to the business, results of operation, or financial condition of Apollo; or (ii) to Apollo's ability to perform any of its material obligations under this Agreement or to consummate the Merger; or (iii) to the ability of the Surviving Corporation to continue to conduct the business of Apollo as presently conducted, following the Effective Time, except in each case for (x) any occurrence or condition affecting Apollo's industry generally, or (y) any changes in general economic, regulatory or political conditions. Apollo has heretofore delivered or made available to Dental or its advisers complete and accurate copies of the Articles of Organization, Bylaws and other governing instruments of Apollo, as currently in effect, and of the organizational documents and agreements defining the rights of Apollo with respect to any material joint ventures, partnerships or other business in which Apollo owns a less-than-100% interest. Apollo does not, directly or indirectly, own or control or has no equity, partnership, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity that is material to Apollo.

         4.2 Authorization. Apollo has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery by Apollo of this Agreement and the other agreements contemplated hereby to which Apollo is a party, and the consummation by Apollo of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by Apollo's Board of Directors, no other action of Apollo's Board of Directors or corporate proceeding on the part of Apollo are necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of Apollo Common Stock outstanding as of the record date of Apollo's shareholder meeting (the "Required Apollo Shareholder Vote"), no other action of Apollo's Board of Directors or corporate action on the part of Apollo is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Apollo and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Apollo, enforceable against Apollo in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         4.3 Capitalization. As of the date hereof, the authorized capital stock of Apollo consists of 200,000 shares of Apollo Common Stock, par value $.01 per share, of which 600 shares are issued and outstanding. All issued and outstanding shares of capital stock of each Apollo Subsidiary are owned, beneficially and of record, by Apollo, free and clear of any Lien. All issued and outstanding shares of Apollo Common Stock have been validly issued, are fully paid and nonassessable, and have not been issued in violation of and are not currently subject to any preemptive rights. All issued and outstanding shares of Apollo Common Stock have been issued and sold in compliance with all applicable state, federal and foreign securities laws. Outstanding convertible securities issued pursuant to a bridge financing can be converted at any time into a maximum amount of 60 shares of Apollo Common Stock and additional warrants to purchase an aggregate of 30 shares of Apollo Common Stock. In a private placement, Apollo will attempt to sell up to 200 shares of Apollo Common Stock, together with warrants to purchase an aggregate of 200 shares of Apollo Common Stock. There are additional warrants issued and outstanding to purchase an aggregate amount of 35 shares of Apollo Common Stock all of which are listed in the Apollo Disclosure Schedule. As of the date of this Agreement there are no other outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which Apollo or any Apollo Subsidiary is a party that, directly or indirectly, (i) obligate Apollo or any Apollo Subsidiary to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by Apollo of any shares of its capital stock, or (iii) to the knowledge of Apollo, relate to the voting or control of such capital stock. The Apollo Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, and other rights to acquire Apollo Common Stock, including the name of the holder, the date of grant, acquisition price, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. No consent of holders of Apollo Options is required to carry out the provisions of Section 1.7.

         4.4 Financial Statements. Apollo's audited financial statements at and for the year ended December 31, 2000 and unaudited financial statements at and for the quarter ended March 31, 2001 (collectively the "Apollo 2001 Financials"), (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), and (ii) fairly present in all material respects the consolidated financial position of Apollo as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not, individually or in the aggregate, expected to have an Apollo Material Adverse Effect). The statements of earnings included in the Apollo 2001 Financials do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with GAAP, except as expressly specified in the applicable statement of operations or notes thereto.

         4.5 Absence of Undisclosed Liabilities. To the best of Apollo's knowledge, Apollo has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities or obligations that are accrued or reserved against in the audited balance sheet of Apollo as of December 31, 2000 contained in the Apollo 2001 Financials or in the notes thereto, (b) liabilities or obligations that are accrued or reserved against in the unaudited balance sheet of Apollo as of March 31, 2001, (c) liabilities incurred since April 1, 2001 in the ordinary course of business and of a type and in an amount consistent with past practice, and (d) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         4.6 Consents and Approvals. Except for (i) any applicable requirements of the 1933 Act and state securities laws, (ii) obtaining the Required Apollo Shareholder Vote, and (iii) the filing and recordation of appropriate merger documents as required by the MBCA and the BCLM, the authorization and approval by Apollo's Board of Directors and the execution and delivery by Apollo of this Agreement and the other agreements contemplated hereby to which Apollo is a party and the consummation by Apollo of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Organization or Bylaws of Apollo; (b) violate any statute, law, rule, regulation, order, or decree of any federal, state, local, or foreign governmental or regulatory body or authority (a "Governmental Body") or any nongovernmental self-regulatory agency) by which Apollo or any Apollo Subsidiary or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval to be obtained from any Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien (as defined in Section 4.3) on any of the properties or assets of Apollo or any Apollo Subsidiary under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Apollo is a party, or by which it or any of its properties or assets may be bound, except, in the case of clauses (b), (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Apollo from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect. Section 4.6 of Apollo Disclosure Schedule lists each note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Apollo is a party, or by which it or any of its properties or assets may be bound, under or with respect to which the transactions contemplated by this Agreement will result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Apollo, except for violations, defaults, losses, rights and Liens that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         4.7 Compliance with Laws. To the best of Apollo's knowledge, Apollo is not in default or violation of any applicable federal, state, local, or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, or other similar items of any court or other Governmental Body (and including those of any nongovernmental self-regulatory agency and including environmental laws or regulations), except for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         4.8 Litigation. There are no claims, actions, suits, proceedings or, to the knowledge of Apollo, investigations or reviews of any kind, pending or, to the knowledge of Apollo, threatened in writing, against Apollo or any asset or property of Apollo, except for such claims, actions, suits, proceedings, investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         4.9 Absence of Material Adverse Changes. Since April 1, 2001 there has not been any (a) Apollo Material Adverse Effect; (b) damage, destruction, or loss, not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect; or (c) material change by Apollo in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by Apollo's independent public accountants.

         4.10 Officers, Directors and Employees. Prior to the date hereof, Apollo has provided to Dental a list that completely and accurately sets forth the name and current annual salary rate of each officer of Apollo or any Apollo Subsidiary whose total remuneration for the last fiscal year was, or for the current fiscal year is expected to be, in excess of $75,000, together with a summary of the bonuses, commissions, additional compensation, and other like cash benefits, if any, paid or payable to such persons for the last fiscal year and proposed for the current fiscal year. The Apollo Disclosure Schedule completely and accurately sets forth (i) the names of all former officers of Apollo whose employment with Apollo has terminated either voluntarily or involuntarily during the preceding 12-month period; and (ii) the names of the officers (with all positions and titles indicated) and directors of Apollo. Except as would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect: (i) no unfair labor practice complaint against Apollo is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of Apollo, threatened in writing against or involving Apollo; (ii) no unionizing efforts have, to the knowledge of Apollo, been made by employees of Apollo, Apollo is not a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Apollo; and
(iii) there is no labor dispute pending or, to the knowledge of Apollo, threatened in writing between Apollo and its employees.

         4.11 Taxes. Except for such matters that, individually or in the aggregate, would not have an Apollo Material Adverse Effect, (i) Apollo has filed, or has obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other tax reports and returns required to be filed by Apollo; (ii) Apollo has duly paid, or accrued on its books of account, all taxes (including estimated taxes) shown as due on such reports and returns (or such extension requests), or assessed against them, other than taxes being contested in good faith in proper proceedings and (iii) the liabilities and reserves for taxes reflected on Apollo Audited Balance Sheet are adequate to cover all taxes payable by Apollo for all taxable periods and portions thereof ending on or before the dates thereof. To Apollo's knowledge, no tax audits are pending against and no claims for taxes have been received in writing by Apollo, other than audits and claims that, individually and in the aggregate, are not reasonably expected to have an Apollo Material Adverse Effect. Apollo has not, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code. Apollo has not taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Apollo is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

         4.12 Contracts. The Apollo Disclosure Schedule lists, and Apollo has heretofore furnished to Dental complete and accurate copies of (or, if oral, the Apollo Disclosure Schedule states all material provisions of), (a) every employment, material consulting, severance or change of control agreement or arrangement for the benefit of any director, officer, employee, other person or shareholder of Apollo or any affiliate thereof in effect as of the date of this Agreement to which Apollo is a party or by which Apollo or any of its properties or assets is bound, and (b) every contract, agreement, or understanding to which Apollo is a party that would reasonably be expected to involve payments by or to Apollo in excess of $25,000 during Apollo's current 2002 fiscal year or in excess of $50,000 in the aggregate during Apollo's 2000 and 2001 fiscal years, or would have an Apollo Material Adverse Effect, or that is material and was not made in the ordinary course of business. Apollo is not in material violation of or in default under any contract, plan, agreement, understanding, arrangement or obligation that is material to Apollo, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect. As of the date of this Agreement, Apollo is not a party to any contract, plan, agreement, understanding, arrangement or obligation (i) that restricts Apollo's, or after the Merger would restrict the Surviving Corporation's, ability to conduct any line of business, (ii) that imposes on Apollo material obligations not reflected in the Apollo 2001 Financials, or (iii) that would be required to be filed with the SEC in a filing to which paragraph (b)(10) of Item 601 of Regulation S-B of the Rules and Regulations of the SEC would be applicable if Apollo were subject to the 1934 Act.

         4.13 Intellectual Property Rights. The Apollo Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks, copyrights, and all applications for or registrations of any of the foregoing as to which Apollo is the owner or a licensee (the "Apollo Intellectual Property"). Apollo owns, free and clear of any Lien (as defined in
Section 4.3), other than Liens that would not be reasonably expected to have an Apollo Material Adverse Effect, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing comprising Apollo Intellectual Property. No claim has been asserted or, to the knowledge of Apollo, threatened in writing by any person, with respect to the use of Apollo Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, except for such claims that, individually or in the aggregate, would not reasonably be expected to have an Apollo Material Adverse Effect. To the knowledge of Apollo, neither the use of Apollo Intellectual Property by Apollo in the present conduct of its business nor any product or service of Apollo infringes on the valid intellectual property rights of any person in a manner that, individually or in the aggregate, would reasonably be expected to have an Apollo Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect,
(i) all Apollo Intellectual Property listed in the Apollo Disclosure Schedule has the status indicated therein and, unless provided otherwise, all applications are still pending in good standing and have not been abandoned, and
(ii) to the
knowledge of Apollo, the Apollo Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. To the knowledge of Apollo, no person or entity nor such person's or entity's business or products has infringed, or misappropriated any Apollo Intellectual Property, or currently is infringing, or misappropriating any Apollo Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

         4.14 Benefit Plans.

                  (a) Apollo does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of ERISA, including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by Apollo is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law and Apollo has performed all of its obligations under such Pension Plan except for such obligations that would not, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

                  (b) Apollo does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

                  (c) Apollo does not sponsor, maintain, or contribute to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by Apollo is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Apollo has not established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                  (d) Except as disclosed on the Apollo Disclosure Schedule, Apollo does not currently maintain or contribute to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any Apollo employees, directors or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Apollo Compensation Plans").

                  (e) With respect to the Pension Plans, Welfare Plans or Apollo Compensation Plans, no event has occurred and, to the knowledge of Apollo, there exists no condition or set of circumstances, in connection with which Apollo would be subject to any liability under the terms of such Plans (other than the payment of benefits thereunder), ERISA, the Code or any other applicable law that would, individually or in the aggregate, reasonably be expected to have an Apollo Material Adverse Effect.

                  (f) The IRS has issued favorable determination letters with respect to all Apollo Pension Plans that are intended to be qualified under Section 401(a) of the Code. Apollo has provided or made available to Dental summaries of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, and complete and accurate copies of all annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals. Apollo has provided or made available to Dental (i) copies of all employment agreements with officers of Apollo (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance, bonus or incentive agreements, programs and policies of Apollo with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Apollo with or relating to any of its employees that contain change in control provisions.

                  (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Apollo Pension Plan, Welfare Plan, Compensation Plan, or other arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

         4.15 Minute Books. Apollo has previously made available to Dental or its representatives all of the minutes of meetings of and corporate actions or written consents by the stockholders, Board of Directors, and committees of the Board of Directors of Apollo.

         4.16 No Finders. No act of Apollo has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified in the Apollo Disclosure Schedule to those parties identified thereon who have acted as a finder for Apollo or have been retained by Apollo as financial advisors pursuant to the agreements or other documents described in the Apollo Disclosure Schedule, copies of which have been provided or made available to Dental or its advisors prior to the date of this Agreement.


                                   ARTICLE 5.
                                    COVENANTS

         5.1 Conduct of Business of Dental. From the date of this Agreement to the Effective Date, unless Apollo shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement, Dental shall not, directly or indirectly: (a) amend or propose to amend its Articles of Incorporation or Bylaws; (b) issue, sell or grant any shares of Dental Common Stock, or securities convertible into or exchangeable for Dental Common Stock, other than (i) the grant of Dental Common Stock and/or warrants to purchase shares of Dental Common Stock under any agreement described in Section 3.16 of the Dental Disclosure

Schedule, and (ii) issuances of shares of Dental Common Stock pursuant to the exercise or conversion of stock options or warrants outstanding on the date of this Agreement or granted pursuant to clause (i) above; (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of Dental whether by stock dividend, reverse stock split, distribution of securities convertible into Dental capital stock or otherwise; (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof; (e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder; (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters; (g) declare or pay any dividend or distribution; or (h) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and Dental's past custom and practice.

         5.2 Conduct of Business of Apollo. From the date of this Agreement to the Effective Date, unless Dental shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement, Apollo shall not, directly or indirectly:

                  (a) amend or propose to amend its Articles of Organization or Bylaws;

                  (b) issue, sell or grant any shares of Apollo Common Stock, or securities convertible into or exchangeable for Apollo Common Stock, other than the (i) sale of up to an aggregate of 200 shares of Apollo Common Stock at not less than Ten Thousand Dollar ($10,000) per share,
         (ii) the grant of Apollo Common Stock and/or warrants to purchase shares of Apollo Common Stock under any agreement as described in
         Section 4.16 of the Apollo Disclosure Schedule, (iii) conversion of the notes issued in the bridge financing described in Section 4.3 of the Apollo Disclosure Schedule, and (iv) issuances of shares of Apollo Common Stock pursuant to the exercise of stock options or warrants outstanding on the date of this Agreement or granted pursuant to clause
         (ii) above; with the prior consent of Dental, Apollo may issue additional Apollo securities for an aggregate value of $20,000,000.

                  (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of Apollo whether by stock dividend, reverse stock split, distribution of securities convertible into Apollo capital stock or otherwise;

                  (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof;

                  (e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder;

                  (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters;

                  (g) declare or pay any dividend or distribution; or

                  (h) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and Apollo's past custom and practice.

         5.3 No Solicitation. Dental and Apollo shall not, and shall cause their respective officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant), not to, directly or indirectly, solicit, knowingly encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, person, or other entity or group (other than a party to this Agreement) concerning any proposed Alternative Transaction, or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Transaction. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following involving Dental or Apollo, respectively: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving capital stock of Dental or Apollo, respectively; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), other than Dental or Apollo or their respective affiliates, (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of Dental or Apollo, respectively; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 50% of the assets (including, but not limited to, intellectual property assets) of Dental or Apollo, respectively (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions. Dental and Apollo will immediately cease and terminate all discussions, if any, that have taken place prior to the date hereof with Third Parties concerning any proposed Alternative Transaction, and will request that such Third Parties promptly return any confidential information furnished by Dental or Apollo, respectively. Dental and Apollo will not waive any provision of any confidentiality, standstill or similar agreement entered into with any third party regarding any proposed Alternative Transaction, and prior to the Closing shall enforce all such agreements in accordance with their terms. Dental and Apollo will promptly communicate to each other the name of the person or entity submitting, and the terms and conditions of, any proposal or written inquiry that it receives after the date hereof in respect of any proposed Alternative Transaction or a reasonably detailed description of any such information requested from it after the date hereof or of any such negotiations or discussions being sought to be initiated or continued with Dental or Apollo, respectively, after the date hereof in respect of a proposed Alternative Transaction; provided, however, that this Agreement shall not prohibit the Board of Directors of Dental or Apollo from:

         (i) prior to approval of the Merger by its respective shareholders, furnishing nonpublic information to or affording access to its properties, books or records, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Superior Proposal (as defined below), if, and only to the extent that,

                  (a) the Board of Directors of Dental or Apollo, as the case may be, determines in good faith after consultation with its independent legal counsel, that such action is so required under applicable law in order for the Board of Directors or Dental or Apollo, as the case may be, to comply with its applicable fiduciary duties to its shareholders imposed by law,

                  (b) prior to first furnishing nonpublic information to, or first entering into substantive discussions and negotiations with, such person or entity after the date hereof, Dental or Apollo, as the case may be (x) provides at least 24 hours prior written notice to the other party to the effect that it intends to furnish information to, or enter into discussions or negotiations with, such person or entity, and naming and identifying the person or entity making the Superior Proposal, and (y) receives from such person or entity an executed confidentiality agreement to the effect that such Third Party will not disclose any confidential information of Dental or Apollo, as the case may be; and

                  (c) Dental or Apollo, as the case may be, concurrently provides the other party with all non-public information to be provided to such Third Party that such other party has not previously received, and Dental or Apollo, as the case may be, keeps the other party informed, on a regular basis, of the status, terms and conditions and all other material information with respect to any such discussions or negotiations; or

         (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the 1934 Act with regard to a proposed Alternative Transaction or making such disclosure to its shareholders as in the reasonable judgment of the Board of Directors of Dental or Apollo, as the case may be, with the advice of independent counsel, is required under applicable law.

Nothing in this Section 5.3 shall (x) permit Dental or Apollo to terminate this Agreement (except as specifically provided in Article 7 hereof), or (y) permit Dental or Apollo to enter into any agreement providing for an Alternative Transaction (other than the confidentiality agreement as provided, and in the circumstances and under the conditions set forth, above) for as long as this Agreement remains in effect. For purposes of this Agreement, a "Superior Proposal" shall mean a proposal for an Alternative Transaction that the Board of Directors of Dental or Apollo, as the case may be, has reasonably and in good faith determined (with the advice of its financial advisors and taking into account all legal, financial and regulatory aspects of the likelihood of the consummation of such Alternative Transaction, including, but not limited to, the conditions to consummation and the consequences under such Alternative Transaction proposal of any material adverse effects or changes in Dental or Apollo, as the case may be) to be more favorable to Dental's or Apollo's, respectively, shareholders than the transactions contemplated by this Agreement.

         5.4 Access and Information.

                  (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Dental or Apollo is a party (in which case Dental or Apollo shall use all commercially reasonable efforts to provide acceptable alternative arrangements, not in violation of such agreement or arrangement, for disclosure to the other party) or pursuant to applicable law, Dental and Apollo shall afford to the other party, and to the other party's accountants, officers, directors, employees, counsel, and other representatives, reasonable access during normal business hours upon reasonable prior notice, from the date hereof through the Effective Time, to all of its properties, books, contracts, commitments, and records, and, during such period, Dental and Apollo shall each furnish promptly to the other party all information concerning Dental's or Apollo's businesses, prospects, properties, liabilities, results of operations, financial condition, officers, employees, investigators, distributors, customers, and suppliers as the other party may reasonably request and reasonable opportunity to contact and obtain information from such officers, employees, investigators, distributors, customers, and suppliers as the other party may reasonably request. During the period from the date hereof to the Effective Time, the parties shall in good faith meet and correspond on a regular basis for mutual consultation concerning the conduct of Dental's and Apollo's businesses and, in connection therewith, Apollo and Dental shall be entitled, during normal business hours upon reasonable prior notice and in a manner that does not unreasonably interfere with the other party's business, to have employees or other representatives present at the offices of the other party and its subsidiaries to observe, and be kept informed concerning such other party's operations and business planning.

                  (b) Prior to closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither Dental nor Apollo nor any of their officers, employees, attorneys, accountants and other representatives, shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

                           (i) is known to the party receiving the information
                  (the "Recipient") at the time of disclosure;

                           (ii) becomes publicly known or available without the
                  disclosure thereof by the Recipient in violation of this Agreement; or

                           (iii) is rightfully received by the Recipient from a
                  third party.

         This provision shall not prohibit the disclosure of information required under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to both parties.

         In the event that Recipient or anyone to whom Recipient transmits confidential information become legally compelled to disclose confidential information, Recipient will provide the other party with prompt written notice thereof so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this

         Agreement. In the event that such protective order or other remedy is not obtained, or that the other party waives compliance with this provision, Recipient may disclose confidential information, but only that portion of the confidential information which Recipient is advised by written opinion of counsel Recipient is legally required to disclose.

         5.5 Approval of Dental and Apollo Shareholders.

                  (a) Dental shall promptly take all action necessary in accordance with the MBCA and Dental's Articles of Incorporation and Bylaws to cause a special meeting of Dental's shareholders (the "Dental Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date hereof for the purposes of (i) to the extent reasonably practicable and necessary under the MBCA, approving the sale of all or substantially all of Dental's Operating Assets (as defined below) pursuant to Section 5.11 as required by the MBCA, and
         (ii) voting upon the Merger and the adoption and approval of this Agreement, the Plan of Merger attached hereto as Exhibit A and the Amended and Restated Articles of Incorporation of Dental, attached hereto as Exhibit B. "Dental's Operating Assets" are any tangible and intangible assets owned by Dental at the time of this Agreement and used by Dental in conducting its current business as described in Dental's SEC Filings. At such meeting, Dental shall submit the aforesaid items to the vote of the Dental shareholders and use its reasonable best efforts to obtain the approval by Dental's shareholders for each of such three items. As soon as practicable after the date hereof, Dental shall prepare and mail a proxy statement (such proxy statement, together with notice of meeting, form of proxy, and any letter or other materials to Dental's shareholders included therein are referred to in this Agreement as the "Dental Proxy Statement"). Apollo shall furnish to Dental all information concerning Apollo, its officers, directors and shareholders, and shall take such other action and otherwise cooperate, as Dental may reasonably request in connection with such Dental Proxy Statement. Dental shall cause the Dental Proxy Statement to comply with all applicable laws and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Dental Proxy Statement shall include the recommendation of Dental's Board of Directors in favor of the Merger, unless the Board of Directors of Dental determines in good faith after consultation with its independent legal counsel, that to do so would violate its applicable fiduciary duties to its shareholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article 7, nothing herein shall limit or eliminate in any way Dental's obligation to call, give notice of, convene and hold the Dental Shareholders Meeting and at such meeting submit this Agreement and the Merger to a vote of Dental's shareholders and not postpone or adjourn such meeting or the vote by Dental's shareholders upon this Agreement and the Merger to another date without Apollo's approval.

                  (b) Dental shall notify Apollo promptly of the receipt of comments of the SEC, or of any request by the SEC for amendments or supplements to the Dental Proxy Statement. If at any time prior to the mailing of the Dental Proxy Statement, any event or circumstance relating to Dental or Dental's officers or directors should occur and be discovered by Dental that is required to be described in an amendment or supplement to the definitive Proxy Statement, Dental shall promptly inform Apollo. Whenever any event occurs that should be described in an amendment of, or supplement to, the definitive Proxy Statement, Dental shall, upon learning of such event, promptly notify Apollo and consult and cooperate with Apollo in connection with the preparation of a mutually acceptable amendment or supplement. Dental shall promptly file such amendment with the SEC and mail such amendment as soon as practicable after it is cleared by the SEC. No amendment or supplement to the Proxy Statement will be made by Dental without the approval of Apollo, such approval not to be unreasonably withheld or delayed.

                  (c) Apollo shall promptly take all action necessary in accordance with the BCLM and Apollo's Articles of Organization and Bylaws to cause a special meeting of Apollo's shareholders (the "Apollo Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date hereof for the purposes of voting upon the Merger and the adoption and approval of this Agreement. At such meeting, Apollo shall submit such item to the vote of the Apollo shareholders and use its best efforts to obtain the approval by Apollo's shareholders of each of such items. As soon as practicable after the date hereof, Apollo shall prepare and mail a proxy statement (such proxy statement, together with notice of meeting, form of proxy, and any letter or other materials to Apollo's shareholders included therein are referred to in this Agreement as the "Apollo Proxy Statement"). Dental shall furnish to Apollo all information concerning Dental and its subsidiaries, officers, directors and shareholders, and shall take such other action and otherwise cooperate, as Apollo may reasonably request in connection with such Apollo Proxy Statement. Apollo shall cause the Apollo Proxy Statement to comply with all applicable laws and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Apollo Proxy Statement shall include the recommendation of Apollo's Board of Directors in favor of the Merger, unless the Board of Directors of Apollo determines in good faith after consultation with its independent legal counsel, that to do so would violate its applicable fiduciary duties to its shareholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article 7, nothing herein shall limit or eliminate in any way Apollo's obligation to call, give notice of, convene and hold the Apollo Shareholders Meeting and at such meeting submit this Agreement and the Merger to a vote of Apollo's shareholders and not postpone or adjourn such meeting or the vote by Apollo's shareholders upon this Agreement and the Merger to another date without Dental's approval. No amendment or supplement to the Apollo Proxy Statement will be made by Apollo without the approval of Dental, such approval not to be unreasonably withheld or delayed.

         5.6 Consents. Dental will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Dental to consummate the transactions contemplated hereby. Apollo agrees to cooperate with Dental in connection with obtaining such approvals and consents. Apollo will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Apollo or any Apollo Subsidiary to consummate the transactions contemplated hereby. Dental agrees to cooperate with Apollo in connection with obtaining such approvals and consents.

         5.7 Further Actions. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         5.8 Regulatory Approvals. Dental and Apollo each agree to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things as may be necessary under applicable laws or regulations for the consummation of the Merger or any of the other transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions.

         5.9 Certain Notifications. Dental shall promptly notify Apollo in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Dental or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.2. Apollo shall promptly notify Dental in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Apollo or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.3.

         5.10 Securities Laws. Dental shall take any action required to be taken under the 1933 Act, the 1934 Act or state blue sky or securities laws in connection with the issuance of Dental Common Stock pursuant to the Merger.

         5.11 Disposition of Dental's Operating Assets. Prior to the Effective Time, Dental will sell, transfer or otherwise dispose of substantially all of its Operating Assets; the proceeds from the sale shall remain in the Surviving Corporation. The purchaser of the Operating Assets shall (i) assume all liabilities of Dental existing immediately prior to the Effective Date, provided, that the purchaser shall not assume any unpaid expenses, fees and/or amounts arising from or related to the Merger and incurred by Dental prior to and including the Effective Time, including, but not limited to, expenses and fees arising from or related to the Merger and due and owing by Dental to its legal counsel, its accountants and auditors, and its financial printer, (ii) pay to Dental Five Hundred Thousand Dollars ($500,000) in cash at the time the sale of the Operating Assets is consummated, and (iii) deliver at the time the sale of the Operating Assets is consummated a promissory note for the remaining purchase price in substantially the form attached as Exhibit D, provided, that the principal amount of such promissory note may not exceed ____________________ Dollars ($___________). [EXACT NUMBER WILL BE FILLED IN BASED ON AUDITED MAY 31, 2001 BALANCE SHEET.]

         5.12 Resignations and Elections of Directors. At the Effective Time, Dental will deliver the voluntary resignations of each officer of Dental and each director of Dental who is not designated by Apollo to be a director of the Surviving Corporation in accordance with Section 1.11. The continuing Dental directors shall appoint the other persons designated by Apollo to be directors of the Surviving Corporation upon the consummation of the Merger.

         5.13 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken that could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

         5.14 Directors and Officer Liability.

                  (a) The Articles of Incorporation and the bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification, payment of fees and expenses and exculpation from liability set forth in Dental's Articles of Incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or at any time prior to the Effective Time were directors, officers, employees or agents of Dental or Apollo, unless such modification is required by law.

                  (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.14.

                  (c) This Section 5.14 shall survive the consummation of the Merger at the Effective Time, is intended to benefit Dental, Apollo, the Surviving Corporation and the officers and directors thereof, and all other individuals who on or at any time prior to the Effective Time were directors, officers, employees or agents of Dental or Apollo, and shall be binding on all successors and assigns of the Surviving Corporation.

         5.15 Shareholder Acknowledgments. Apollo shall use its best efforts to cause all of its shareholders to sign and deliver to Dental a Shareholder Acknowledgement in the form of Exhibit E as attached hereto at the time of execution of this Agreement or as soon thereafter as practicable.

                                   ARTICLE 6.
                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of Apollo and Dental. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in writing, in whole or in part, to the extent permitted by applicable law:

                  (a) No Injunction. Neither Apollo nor Dental shall be subject to any final order, decree, or injunction of a court of competent jurisdiction within the United States that is then in effect and (i) has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger, or (ii) would impose any material limitation on the ability of the Surviving Corporation to effectively operate the Apollo business.

                  (b) Shareholder Approval. The approval of the shareholders of Dental and Apollo referred to in Section 5.5 hereof shall have been obtained, in accordance with the MBCA and the BCLM, respectively, and Dental's and Apollo's Articles of Incorporation and Organization, respectively, and Bylaws.

                  (c) Exemption From Registration. The issuance of the Merger Shares shall be exempt from registration under the 1933 Act and applicable state securities laws.

         6.2 Conditions to Obligations of Apollo. The obligations of Apollo to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by Apollo in writing, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties True. The representations and warranties of Dental contained in this Agreement, without regard to any qualification or reference to "Dental Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and warranties that address matters only as of the date hereof or another particular date shall remain true and correct as of such date, and except in any case for any inaccuracies of representations and warranties that, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Dental Material Adverse Effect. Apollo shall have received a certificate to the foregoing effect signed by the Chief Executive Officer of Dental.

                  (b) Performance. Dental shall have performed and complied in all material respects with all material covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Apollo shall have received a certificate to such effect signed by the Chief Executive Officer of Dental.

                  (c) Tax Opinion. Apollo shall have received an opinion of Fredrikson & Byron, P.A., counsel to Apollo, addressed to Apollo, based upon representations of Apollo and Dental and normal assumptions, and dated the Closing, to the effect that, subject to customary conditions and representations, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Apollo and Dental will be considered a party to such reorganization. Apollo and Dental hereby agree to provide to such counsel certificates acceptable to such counsel setting forth the customary representations which may be relied upon by such counsel in rendering such opinion.

                  (d) Dental Dissenting Shares. The percentage of outstanding shares of Dental Common Stock held by Dental shareholders who have (i) asserted dissenters' rights pursuant to Sections 302A.471 and 302A.473 of the MBCA and (ii) as of the Effective Time, have not effectively withdrawn or lost such rights, shall not exceed five percent (5%) of the issued and outstanding shares of Dental Common Stock.

         6.3 Conditions to Obligations of Dental. The obligation of Dental to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by Dental in writing, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties True. The representations and warranties of Apollo contained in this Agreement, without regard to any qualification or reference to "Apollo Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and except in any case for any inaccuracies of representations and warranties that, individually or in the aggregate, have not had, or would not reasonably be expected to have, an Apollo Material Adverse Effect. Dental shall have received a certificate to the foregoing effect signed by the Chief Executive Officer of Apollo.

                  (b) Performance. Apollo shall have performed and complied in all material respects with all material covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Dental shall have received a certificate to such effect signed by the Chief Executive Officer of Apollo.


                  (c) Apollo Dissenting Shares. The percentage of outstanding shares of Apollo Common Stock held by Apollo shareholders who have (i) asserted dissenters' rights pursuant to Sections 85 seq. of the BCLM and (ii) as of the Effective Time, have not effectively withdrawn or lost such rights, shall not exceed five percent (5%) of the issued and outstanding shares of Apollo Common Stock.

                                   ARTICLE 7.
                           TERMINATION AND ABANDONMENT

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Dental and/or Apollo, only:

                  (a) by mutual written consent duly authorized by the Board of Directors of Apollo and the Board of Directors of Dental;

                  (b) by either Apollo or Dental if the Merger shall not have been consummated on or before September 18, 2001; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date;

                  (c) by either Apollo or Dental if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

                  (d) by either Dental or Apollo if at the Dental Shareholders Meeting, the requisite vote of the shareholders of Dental for approval and adoption of this Agreement and the Merger is not obtained; provided that the right to terminate this Agreement under this Section 7.1(d) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Dental;

                  (e) by either Dental or Apollo if at the Apollo Shareholders Meeting, the requisite vote of the shareholders of Apollo for approval and adoption of this Agreement and the Merger is not obtained; provided that the right to terminate this Agreement under this Section 7.1(e) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Apollo;

                  (f) by Apollo if either (i) Dental has breached its obligations under Section 5.3 in any material respect (provided that for the purposes of this clause (i), actions of representatives or agents of Dental who are not officers, directors or employees of Dental which do not result in a proposal for an Alternative Transaction shall not be deemed to be a breach of Section 5.3 so long as Dental has used commercially reasonable efforts to cause such representatives and agents to comply with Section 5.3), (ii) the Board of Directors of Dental has recommended, approved, or authorized Dental's acceptance or execution of a definitive agreement providing for, an Alternative Transaction, as defined in Section 5.3, (iii) the Board of Directors of Dental has modified in a manner materially adverse to Apollo or withdrawn its approval or recommendation of this Agreement and the Merger or its recommendation that shareholders of Dental adopt and approve this

         Agreement and the Merger, (iv) Dental has failed to call the Dental Shareholders Meeting or failed to mail the Dental Proxy Statement to its shareholders within 30 days after the date of this Agreement or failed to include in such statement the recommendation referred to above, or (v) a tender offer or exchange offer for any outstanding shares of Dental Common Stock is commenced, and the Board of Directors of Dental either (A) recommends in favor of acceptance of such tender offer or exchange offer by its shareholders, or (B) takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

                  (g) by Dental if either (i) Apollo has breached its obligations under Section 5.3 in any material respect (provided that for purposes of this clause (i), actions of representatives or agents of Apollo who are not officers, directors or employees of Apollo which do not result in a proposal for an Alternative Transaction shall not be deemed to be a breach of Section 5.3 so long as Apollo has used commercially reasonable efforts to cause such representatives and agents to comply with Section 5.3), (ii) the Board of Directors of Apollo has recommended, approved, or authorized Apollo's acceptance or execution of a definitive agreement providing for, an Alternative Transaction, as defined in Section 5.3, (iii) the Board of Directors of Apollo has modified in a manner materially adverse to Dental or withdrawn its approval or recommendation of this Agreement and the Merger or its recommendation that shareholders of Apollo adopt and approve this Agreement and the Merger, (iv) Apollo has failed to call the Apollo Shareholders Meeting or failed to mail the Apollo Proxy Statement to its shareholders within 30 days after the date of this Agreement or failed to include in such statement the recommendation referred to above, or (v) a tender offer or exchange offer for any outstanding shares of Apollo Common Stock is commenced, and the Board of Directors of Apollo either (A) recommends in favor of acceptance of such tender offer or exchange offer by its shareholders, or (B) takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

                  (h) by Dental prior to approval of the Merger at the Dental Shareholder Meeting if (i) it is not in material breach of its obligations under this Agreement and has complied with, and continues to comply with, all requirements and procedures of Section 5.3 in all material respects, (ii) the Board of Directors of Dental has complied with, and continues to comply with, all requirements and procedures of
         Section 5.3 in all material respects and has authorized, subject to complying with the terms of this Agreement, Dental to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Dental notifies Apollo in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, (iii) Apollo does not make, within five business days after receipt of Dental's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors of Dental reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the shareholders of Dental as the Superior Proposal and during such five business-day period Dental reasonably considers and discusses in good faith all proposals submitted by Apollo and, without limiting the foregoing, meets with, and causes its financial advisors and legal advisors to meet with, Apollo and its advisors from time to time as requested by

         Apollo to reasonably consider and discuss in good faith Apollo's proposals, and (iv) Dental pays to Apollo the fee required by Section 7.2(a) to be paid to Apollo in the manner therein provided. Dental agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after Apollo has received the notice required by clause (ii) above, and (y) to notify Apollo promptly if its intention to enter into a binding agreement referred to in its notice to Apollo shall change at any time after giving such notice;

                  (i) by Apollo prior to approval of the Merger at the Apollo Shareholder Meeting if (i) it is not in material breach of its obligations under this Agreement and has complied with, and continues to comply with, all requirements and procedures of Section 5.3 in all material respects, (ii) the Board of Directors of Apollo has complied with, and continues to comply with, all requirements and procedures of
         Section 5.3 in all material respects and has authorized, subject to complying with the terms of this Agreement, Apollo proposes to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Apollo notifies Dental in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, (iii) Dental does not make, within five business days after receipt of Apollo's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors of Apollo reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the shareholders of Apollo as the Superior Proposal and during such five business-day period Apollo reasonably considers and discusses in good faith all proposals submitted by Dental and, without limiting the foregoing, meets with, and causes its financial advisors and legal advisors to meet with, Dental and its advisors from time to time as requested by Dental to reasonably consider and discuss in good faith Dental's proposals, and (iv) Apollo pays to Dental the fee required by
         Section 7.2(b) to be paid to Dental in the manner therein provided. Apollo agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after Dental has received the notice required by clause (ii) above, and
         (y) to notify Dental promptly if its intention to enter into a binding agreement referred to in its notice to Dental shall change at any time after giving such notice;

                  (j) by Apollo, if (i) Apollo is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Dental of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section
         6.2 will not be satisfied ("Terminating Dental Breach"); provided, however, that, if such Terminating Dental Breach is curable by Dental through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as Dental continues to exercise reasonable best efforts, Apollo may not terminate this Agreement under this Section 7.1(j); or

                  (k) by Dental, if (i) Dental is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Apollo of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.3 will not be satisfied ("Terminating Apollo Breach"); provided, however, that, if such Terminating Apollo Breach is curable by Apollo through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as Apollo continues to exercise reasonable best efforts, Dental may not terminate this Agreement under this Section 7.1(k).

         7.2 Effect of Termination.

                  (a) In recognition of the time, efforts, and expenses expended and incurred by Dental with respect to Apollo and the opportunity that the Merger presents to Dental, if this Agreement is terminated pursuant to Section 7.1(e) and within 12 months thereafter Apollo enters into an agreement for an Alternative Transaction, or is terminated pursuant to Sections 7.1(g) or 7.1(i) then, in any such event, Apollo will pay to Dental, upon the termination date, by wire transfer of immediately available funds to an account designated by Dental for such purpose, a fee equal to $100,000.

                  (b) In recognition of the time, efforts, and expenses expended and incurred by Apollo with respect to Dental and the opportunity that the Merger presents to Apollo, if this Agreement is terminated pursuant to Section 7.1(d) and within 12 months thereafter Dental enters into an agreement for an Alternative Transaction, or is terminated pursuant to Sections 7.1(f) or 7.1(h) then, in any such event, Dental will pay to Apollo, upon the termination date, by wire transfer of immediately available funds to an account designated by Apollo for such purpose, a fee equal to $100,000.

                  (c) Dental and Apollo each acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, neither Dental nor Apollo would enter into this Agreement. If either party fails to pay promptly the fee due pursuant to this Section 7.2, such party shall also pay to the other party such other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under this section, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by Wells Fargo Bank Minnesota, N.A. Any change in the interest rate hereunder resulting from a change in such prime rate shall be effective at the beginning of the day of such change in such prime rate.

                  (d) In the event of the termination of this Agreement pursuant to any paragraph of Section 7.1, the obligations of the parties to consummate the Merger will expire, and none of the parties will have any further obligations under this Agreement except pursuant to Sections 5.4, 7.2, 8.10 and 8.13; provided that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth herein occurring prior to the date of termination.

                                   ARTICLE 8.
                                  MISCELLANEOUS

         8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of Apollo, and Dental at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after the approval of this Agreement by the shareholders of Apollo or Dental, respectively, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Apollo Common Stock shall be converted upon consummation of the Merger or which would otherwise require shareholder approval under applicable law unless such shareholder approval shall have been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.2 Waiver of Compliance; Consents. Any failure of Apollo on the one hand, or Dental on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by Dental or Apollo, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         8.3 Investigation; Survival of Representations and Warranties. The respective representations and warranties of Apollo and Dental contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties set forth in Articles 3 and 4 and in any certificate delivered pursuant thereto shall terminate at the Effective Time.

         8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally by commercial courier service or otherwise, or by telecopier, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Dental, to it at:

                           Dental Resources, Inc.
                           Attention: Doug Murphy
                           530 South River Street
                           Delano, MN 55328
                           Fax: (763) 972 3807
                           with a copy to

                           Fredrikson & Byron, P.A.
                           Attention: John H. Stout
                           1100 International Centre
                           900 Second Avenue South
                           Minneapolis, MN 55402-3397
                           Fax: (612) 347-7077

                  (b)      If to Apollo, to it at:

                           Apollo Diamond, Inc.
                           Attention: Bryant Linares
                           60 State Street, Suite 700
                           Boston, MA 02110
                           Fax: (508) 881 4827

                           with a copy to:

                           Denise Adams, Esq.
                           2010 West 49th Street
                           Minneapolis, MN 55409
                           Fax: (612) 927 0766

         8.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for the provisions of Article 1 (the "Third Party Provisions"), this Agreement is not intended to confer upon any other person, except the parties hereto, any rights or remedies hereunder, and no third person shall be a third party beneficiary of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

         8.6 Governing Law. This Agreement shall be governed by the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable Minnesota principles of conflicts of law).

         8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         8.8 Knowledge. As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" of a party hereto shall mean actual knowledge of the directors or executive officers of such party.

         8.9 Interpretation. The Table of Contents, article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

         8.10 Publicity. Upon execution of this Agreement by Apollo and Dental, the parties shall jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this Agreement or the Merger will be mutually agreed upon by them, except as provided in the following sentence. Neither party shall, without such mutual agreement or the prior consent of the other, file any documents or issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law; and (c) following prior notice to, and consultation with, the other party (which notice shall include a copy of the proposed statement or communication to be issued to the press or public). The foregoing shall not restrict Apollo's or Dental's communications with their employees or customers in the ordinary course of business.

         8.11 Entire Agreement. This Agreement, including the exhibits and schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         8.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.

                                        APOLLO DIAMOND, INC.


                                        By:
                                            ------------------------------------
                                            Bryant Linares, President and CEO



                                        DENTAL RESOURCES, INC.


                                        By:
                                            ------------------------------------
                                            Doug Murphy, President and CEO

                                                                       EXHIBIT A

                                 PLAN OF MERGER

                  MERGER OF APOLLO DIAMOND, INC. WITH AND INTO
                             DENTAL RESOURCES, INC.


                                    ARTICLE 1
                 CONSTITUENT CORPORATIONS; SURVIVING CORPORATION

         The names of the organizations participating in the merger are Dental Resources, Inc., a corporation organized under the laws of the State of Minnesota ("Dental"), and Apollo Diamond, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts ("Apollo"). Dental will be the corporation surviving the merger. The purpose of the surviving corporation will be the continuation of Apollo's business operations.


                                    ARTICLE 2
                                 EFFECTIVE TIME

         The merger shall become effective upon the filing of articles of merger which shall include this plan of merger with the Secretary of the State of Minnesota ("Effective Time").


                                    ARTICLE 3
                            CONVERSION OF SECURITIES

         By virtue of the merger and without any action on the part of Apollo or Dental or any holder of any share of capital stock of Apollo or Dental:

         (a) Each share of common stock of Apollo, $.01 par value per share ("Apollo Common Stock"), issued and outstanding immediately prior to the Effective Time (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the Business Corporation Law of Massachusetts ("BCLM")) shall be converted into the right to receive ten thousand (10,000) (the "Conversion Ratio") shares of common stock of Dental, par value $.01 per share (the "Dental Common Stock").

         (b) Each option or warrant to purchase shares of Apollo Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested (a "Apollo Option"), shall, without any action on the part of Apollo or the holder thereof, be assumed by Dental. From and after the merger, all references to Apollo in the Apollo Options shall be deemed to refer to Dental. The Apollo Options assumed by Dental shall be exercisable upon the same terms and conditions as provided in the Apollo Options (including provisions regarding vesting and the acceleration thereof) except that (i) such Apollo Options shall entitle the holder to purchase from Dental the number of shares of Dental Common Stock that equals the product of the Conversion Ratio multiplied by the number of shares of Apollo Common Stock subject to such Apollo Option immediately prior to the Effective Time, and (ii) the option exercise price per share of Dental Common Stock shall be an amount equal to the exercise price per share of Apollo Common Stock in effect immediately prior to the Effective Time divided by the Conversion Ratio. As promptly as practicable after the Effective Time, Dental shall issue to each holder of an Apollo Option a written instrument informing such holder of the assumption by Dental of such Apollo Option. Dental shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Dental Common Stock for delivery upon exercise of Apollo Options. Dental shall use its commercially reasonable efforts to cause those Apollo Options that qualified as incentive stock options prior to the Effective Time to continue to qualify as incentive stock options immediately after the Effective Time.

         (c) Each share of Dental Common Stock issued and outstanding immediately prior to the Effective Time shall (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to Sections 302A.471 and 302A.473 of the MBCA) remain issued and outstanding and unaffected by the merger.

         (d) Each option or warrant to purchase shares of Dental Common Stock that is outstanding at the Effective Time, whether or not exercisable and whether or not vested, shall remain issued and outstanding and unaffected by the Merger.


                                    ARTICLE 4
             ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

         The Articles of Incorporation of the surviving corporation, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to read as set forth on Appendix A hereto.

                                   APPENDIX C


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             DENTAL RESOURCES, INC.


                                ARTICLE 1 - NAME

         1.1) The name of the corporation shall be Apollo Diamond, Inc.


                     ARTICLE 2 - REGISTERED OFFICE AND AGENT

         2.1) The registered office of the limited liability company is located at 590 Park St., Suite 6, Saint Paul, MN 55103, and the name of the registered agent at that address is National Registered Agents, Inc.


                            ARTICLE 3 - CAPITAL STOCK

         3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 100,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 50,000,000 common shares and 50,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

         3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

         3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

         3.4) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.

                       ARTICLE 4 - RIGHTS OF SHAREHOLDERS

         4.1) No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

         4.2) No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.


                              ARTICLE 5 - DIRECTORS

         5.1) Written Action by Directors. Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.


          ARTICLE 6 - MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

         6.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.


               ARTICLE 7 - AMENDMENT OF ARTICLES OF INCORPORATION

         7.1) After the issuance of shares by the corporation, any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.


                         ARTICLE 8 - AMENDMENT OF BYLAWS

         8.1) After the initial Bylaws of the corporation are adopted by the incorporators or first Board in the manner provided by law, no bylaw may be adopted, amended or repealed unless approved by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote.

                  ARTICLE 9 - LIMITATION OF DIRECTOR LIABILITY

         9.1) To the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   APPENDIX D

                       MINNESOTA BUSINESS CORPORATION ACT


302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

         SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

                  (1) alters or abolishes a preferential right of the shares;

                  (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                  (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

                  (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

         (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

         (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

         (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to vote on the plan; or

         (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

         SUBD. 2. BENEFICIAL OWNERS. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

         (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

         SUBD. 3. RIGHTS NOT TO APPLY. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

         (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

         SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.


302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

         SUBDIVISION 1. DEFINITIONS. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

         (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

         (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

         (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

         SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

         SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

         SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

         (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

         (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

         (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

         (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

         (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

         SUBD. 5. PAYMENT; RETURN OF SHARES. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

         (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

         (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

         (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

         (b) The corporation may withhold the remittance described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

         (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

         SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

         SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

         SUBD. 8. COSTS; FEES; EXPENSES. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

         (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

         (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                   APPENDIX E


                             DENTAL RESOURCES, INC.


                              FINANCIAL STATEMENTS

                                      AND

                          INDEPENDENT AUDITORS' REPORT

                                  MAY 31, 2000

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Dental Resources, Inc.
Delano, Minnesota


We have audited the accompanying balance sheet of Dental Resources, Inc. as of May 31, 2000, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dental Resources, Inc. as of May 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Olsen Thielen & Co., Ltd.
St. Paul, Minnesota
July 14, 2000

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Dental Resources, Inc.
Delano, Minnesota


We have audited the accompanying balance sheet of Dental Resources, Inc. as of May 31, 1999, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dental Resources, Inc. as of May 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Froehling, Anderson, Plowman & Wasmuth, LTD
Minnetonka, Minnesota
July 13, 1999

                             DENTAL RESOURCES, INC.

                                  BALANCE SHEET
                              MAY 31, 2000 AND 1999

--------------------------------------------------------------------------------

                                     ASSETS

                                                         2000            1999
                                                     ------------    ------------
CURRENT ASSETS:
  Cash                                               $     29,028    $     46,623
  Accounts Receivable, Less Allowance for
     Uncollectibles of $3,000 and $2,500                  739,587         763,223
  Other Receivables                                           902          10,222
  Inventories                                             596,442         500,499
  Prepaid Expenses                                         31,324          25,418
  Deposits                                                  1,500          31,636
  Deferred Income Taxes                                    15,771              --
                                                     ------------    ------------
     Total Current Assets                               1,414,554       1,377,621
                                                     ------------    ------------

PROPERTY AND EQUIPMENT:                                 1,388,144       1,092,588
  Less Accumulated Depreciation                           731,800         669,438
                                                     ------------    ------------
     Net Property and Equipment                           656,344         423,150
                                                     ------------    ------------

OTHER ASSETS:
  Patents and Trademarks Less Accumulated
     Amortization of $2,541 and $2,041                      2,458           2,959
  Deferred Income Taxes                                        --          10,880
                                                     ------------    ------------
     Total Other Assets                                     2,458          13,839
                                                     ------------    ------------

TOTAL ASSETS                                         $  2,073,356    $  1,814,610
                                                     ============    ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                      2000             1999
                                                                  ------------     ------------
CURRENT LIABILITIES:
  Line of Credit Note Payable                                     $    256,989     $    244,989
  Current Portion of Long-Term Debt                                     38,400            1,000
  Accounts Payable                                                     340,154          381,365
  Accrued Expenses                                                      54,804           57,802
  Income Taxes Payable                                                   5,550            1,690
                                                                  ------------     ------------
     Total Current Liabilities                                         695,897          686,846
                                                                  ------------     ------------

LONG-TERM LIABILITIES:
  Long-Term Debt                                                        80,572               --
  Deferred Income Taxes                                                 38,041               --
                                                                  ------------     ------------
     Total Long-Term Liabilities                                       118,613               --
                                                                  ------------     ------------

COMMITMENTS:

STOCKHOLDERS' EQUITY:
  Common Stock - $.01 par value, 20,000,000 Shares Authorized,
     1,905,844 and 1,902,511 Shares Issued and Outstanding              19,058           19,025
  Additional Paid in Capital                                         1,593,369        1,587,950
  Accumulated Deficit                                                 (353,581)        (479,211)
                                                                  ------------     ------------
     Total Stockholders' Equity                                      1,258,846        1,127,764
                                                                  ------------     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $  2,073,356     $  1,814,610
                                                                  ============     ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                             DENTAL RESOURCES, INC.

                               STATEMENT OF INCOME
                        YEARS ENDED MAY 31, 2000 AND 1999

--------------------------------------------------------------------------------

                                                                2000             1999
                                                            ------------     ------------
SALES                                                       $  5,245,881     $  4,483,200

COST OF GOODS SOLD                                             3,816,339        3,233,758
                                                            ------------     ------------

GROSS PROFIT                                                   1,429,542        1,249,442
                                                            ------------     ------------

EXPENSES:
     Marketing                                                   697,674          642,405
     General and Administrative                                  539,141          498,493

         Total Expenses                                        1,236,815        1,140,898
                                                            ------------     ------------

OPERATING INCOME                                                 192,727          108,544
                                                            ------------     ------------

OTHER INCOME AND (EXPENSES):
     Finance Charges                                               4,235           11,019
     Gain on Sale of Equipment                                        --              708
     Interest Expense                                            (30,380)         (24,559)
                                                            ------------     ------------

         Net Other Income and (Expenses)                         (26,145)         (12,832)
                                                            ------------     ------------

INCOME BEFORE INCOME TAXES                                       166,582           95,712

INCOME TAX EXPENSE                                                40,952            5,590
                                                            ------------     ------------

NET INCOME                                                  $    125,630     $     90,122
                                                            ============     ============

BASIC NET INCOME PER SHARE                                  $        .07     $        .05
                                                            ============     ============

DILUTED NET INCOME PER SHARE                                $        .06     $        .05
                                                            ============     ============

AVERAGE COMMON SHARES OUTSTANDING:
     Basic                                                     1,903,710        1,901,131
     Diluted                                                   2,159,833        1,912,891

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                             DENTAL RESOURCES, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY
                        YEARS ENDED MAY 31, 2000 AND 1999

--------------------------------------------------------------------------------

                                       Common Stock
                                                               Additional
                                                                 Paid In      Accumulated
                                 Shares          Amount          Capital         Deficit          Total
                              ------------    ------------    ------------    ------------     ------------
BALANCE on May 31, 1998          1,899,427    $     18,994    $  1,586,981    $   (569,333)    $  1,036,642
   Net Income                                                                       90,122           90,122
   Common Stock Issued               3,084              31             969                            1,000
                              ------------    ------------    ------------    ------------     ------------

BALANCE on May 31, 1999          1,902,511          19,025       1,587,950        (479,211)       1,127,764
   Net Income                                                                      125,630          125,630
   Common Stock Issued               3,333              33             499                              532
   Compensation Expense on
     Warrants Issued                                                 4,920                            4,920
                              ------------    ------------    ------------    ------------     ------------

BALANCE on May 31, 2000          1,905,844    $     19,058    $  1,593,369    $   (353,581)    $  1,258,846
                              ============    ============    ============    ============     ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                             DENTAL RESOURCES, INC.

                             STATEMENT OF CASH FLOWS
                        YEARS ENDED MAY 31, 2000 AND 1999

--------------------------------------------------------------------------------

                                                                     2000             1999
                                                                 ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                     $    125,630     $     90,122
  Adjustments to Reconcile Net Income to Net Cash Provided by
     Operating Activities:
     Depreciation                                                     108,277           94,237
     Amortization                                                         501              500
     Gain on Sale of Equipment                                             --             (708)
     Compensation Expense on Warrants Issued                            4,920               --
     (Increase) Decrease in:
        Accounts Receivable                                            23,636         (118,851)
        Other Receivables                                               9,320           (7,452)
        Inventories                                                   (95,943)         (16,401)
        Prepaid Expenses                                               (5,906)          (5,239)
        Deposits                                                       30,136          (28,183)
     Increase (Decrease) in:
        Accounts Payable                                              (41,211)         126,942
        Accrued Expenses                                               (2,998)          46,622
        Income Taxes Payable                                            3,860              690
        Deferred Income Taxes                                          33,150            1,620
                                                                 ------------     ------------
     Net Cash Provided by Operating Activities                        193,372          183,899
                                                                 ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Property and Equipment                                 (341,471)         (66,346)
                                                                 ------------     ------------
     Net Cash Used in Investing Activities                           (341,471)         (66,346)
                                                                 ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net Borrowings (Payments) on Line of Credit                          12,000          (49,174)
  Principal Payments of Long-Term Debt                                 (7,043)         (36,268)
  Proceeds from Issuance of Long-Term Debt                            125,015               --
  Proceeds from Issuance of Common Stock                                  532            1,000
                                                                 ------------     ------------
     Net Cash Provided By (Used In) Financing Activities              130,504          (84,442)
                                                                 ------------     ------------

NET INCREASE (DECREASE) IN CASH                                       (17,595)          33,111

CASH at Beginning of Year                                              46,623           13,512
                                                                 ------------     ------------

CASH at End of Year                                              $     29,028     $     46,623
                                                                 ============     ============

SUPPLEMENTAL CASH FLOW INFORMATION
   Cash Paid During the Year for:
     Interest                                                    $     30,380     $     24,559
     Income Taxes                                                $      3,942     $      3,280

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                             DENTAL RESOURCES, INC.
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

The Company's principal line of business is manufacturing and marketing a number of specialized dental products and packaging materials for use in the dental and medical industries.

ACCOUNTING ESTIMATES

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

INVENTORIES

Inventories are recorded at the lower of first-in, first-out cost or market.

Inventories consist of the following:

                                                   May 31
                                          ------------------------
                                             2000          1999
                                          ----------    ----------
     Raw Materials                        $  162,731    $  110,090
     Work in Process                         314,703       172,192
     Finished Goods                          119,008       218,217
                                          ----------    ----------
        Totals                            $  596,442    $  500,499
                                          ==========    ==========

PROPERTY AND DEPRECIATION

Property and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. Any gains or losses on property and equipment retirements are reflected in the current year operations.

Depreciation is computed using the straight-line method at rates based on estimated service lives of the assets as follows:

     Molds                                       3-7 Years
     Furniture and Fixtures                     3-10 Years
     Leasehold Improvements                       10 Years
     Computer Software                          3-10 Years

                             DENTAL RESOURCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS

The Company reviews long-lived assets on an individual level for impairment whenever changes in circumstances indicate the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying value of the assets exceed their fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. Assets to be disposed of are carried at the lower of the carrying amount or their fair value less disposal costs. At May 31, 2000 and 1999, no impairment loss provision was required or recorded in the financial statements.

INCOME TAXES

The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The major temporary differences relate primarily to operating loss carryforwards, depreciation and inventory.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising expense was $122,000 and $94,000 for the years ended May 31, 2000 and 1999.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. Research and development expense was $6,094 and $6,984 for the years ended May 31, 2000 and 1999.

NET INCOME PER COMMON SHARE

Basic net income per share is based on the weighted average number of common shares outstanding during each year. Diluted net income per common share includes the dilutive effect of potential common shares outstanding. The Company calculates the dilutive effect of outstanding stock options and warrants using the treasury stock method. A reconciliation of earnings per share for the years ended May 31, 2000 and 1999 is as follows:

                             DENTAL RESOURCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                            2000                        1999
                                  ------------------------    ------------------------
                                     Basic        Diluted        Basic        Diluted
                                  ----------    ----------    ----------    ----------
Net Earnings                      $  125,630    $  125,630    $   90,122    $   90,122
                                  ==========    ==========    ==========    ==========
Average Shares Outstanding         1,903,710     1,903,710     1,901,131     1,901,131

Effect of Dilutive Securities:
   Options and Warrants                   --       256,123            --        11,760
                                  ----------    ----------    ----------    ----------
Equivalent Shares                  1,903,710     2,159,833     1,901,131     1,912,891
                                  ==========    ==========    ==========    ==========
Earnings Per Share                $      .07    $      .06    $      .05    $      .05
                                  ==========    ==========    ==========    ==========

CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. A significant portion of the Company's sales are to customers in the dental and medical industries, and, consequently, the Company is directly affected by the financial well-being of those industries. However, the credit risk associated with trade receivables is minimal due to the Company's large customer base and ongoing monitoring of the credit worthiness of customers. Historically, credit losses have not been significant.

FINANCIAL INSTRUMENTS

The fair value of the Company's financial instruments approximates carrying value. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair values were estimated based on current rates offered to the Company for debt with similar terms and maturities.

RECLASSIFICATIONS

Certain amounts in the 1999 financial statements and notes have been reclassified to conform with the 2000 presentation. This reclassification had no effect on net income or stockholders' equity.

                             DENTAL RESOURCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                                  May 31
                                                                         ------------------------
                                                                            2000           1999
                                                                         ----------    ----------
     Molds                                                               $  621,347    $  591,647
     Furniture and Fixtures                                                 510,267       398,188
     Leasehold Improvements                                                  99,499        74,281
     Computer Software                                                       26,044        28,472
     Under Construction                                                     130,987            --
                                                                         ----------    ----------
       Totals                                                            $1,388,144    $1,092,588
                                                                         ==========    ==========

NOTE 3 - LINE OF CREDIT NOTE PAYABLE

The Company has a revolving line of credit agreement with Oakley National Bank of Buffalo Minnesota which enables the Company to borrow up to $350,000 at 1.5% above the prevailing prime interest rate (11.00% at May 31, 2000). The loan is secured by inventory and accounts receivable.


NOTE 4 - LONG-TERM DEBT

Long-term debt is as follows:

                                                                                  May 31
                                                                         ------------------------
                                                                            2000          1999
                                                                         ----------    ----------
     Note payable to Oakley National Bank of Buffalo, Minnesota in monthly installments of $4,028 including variable interest at 1%
     above the prevailing prime rate (10.5% at May 31, 2000) to
     March 2003 when the remaining balance is payable. Secured by
     equipment, inventory and accounts receivable                        $  118,972    $       --

     Note payable in monthly installments of $500                                --         1,000
                                                                         ----------    ----------

        Total                                                               118,972         1,000
     Less Amount Due Within One Year                                         38,400         1,000
                                                                         ----------    ----------
        Long-Term Debt                                                   $   80,572    $       --
                                                                         ==========    ==========

Principal payments required during the next three years are: 2001 - $38,400; 2002 - $42,300; and 2003 - $38,272.

                             DENTAL RESOURCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 5 - INCOME TAXES

Income tax expense consists of the following:

                                                            Year Ended May 31
                                                         ------------------------
                                                            2000          1999
                                                         ----------    ----------
     Current:
        State                                            $    7,802    $    3,970
     Deferred                                                33,150         1,620
                                                         ----------    ----------
        Total Income Tax Expense                         $   40,952    $    5,590
                                                         ==========    ==========

The provision for income taxes varied from the federal statutory rate as follows:

                                                             Year Ended May 31
                                                         ------------------------
                                                            2000          1999
                                                         ----------    ----------
     Federal Tax at Statutory Rate                           29.0%         22.0%
     State Income Taxes, Net of Federal Benefit               3.9           3.2
     Non Deductible Expenses                                   .8            .5
     Benefit of Operating Loss Carryforwards                   --         (24.8)
     Adjust Deferred Tax Rates                               (8.9)           --
     Other                                                    (.2)          4.9
                                                         ----------    ----------
        Effective Tax Rate                                   24.6%          5.8%
                                                         ==========    ==========

The components of deferred income taxes are as follows:

                                                                 May 31
                                                         -------------------------
                                                            2000           1999
                                                         ----------     ----------
     Current Deferred Tax Assets:
        Allowance for Uncollectibles                     $      835     $       --
        Inventory                                            14,936             --
                                                         ----------     ----------
           Total Current Deferred Tax Assets             $   15,771     $       --
                                                         ==========     ==========

     Noncurrent:
        Deferred Tax Assets:
           Operating Loss Carryforwards                  $    6,645     $   36,835
           Compensation on Stock Warrants                     1,370

        Deferred Tax Liabilities:
           Depreciation                                     (46,056)       (25,955)
                                                         ----------     ----------
                Net Noncurrent Deferred Tax
                    Asset (Liability)                    $  (38,041)    $   10,880
                                                         ==========     ==========

The Company has federal net operating loss carryforwards of $33,000 as of May 31, 2000, which will expire in 2007.

                             DENTAL RESOURCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 6 - COMMITMENTS

OPERATING LEASES -

The Company leases office, manufacturing and warehouse space under operating leases from a partnership consisting of officers and directors of the Company. The leases require monthly payments of $10,083 plus real estate taxes, insurance and other miscellaneous costs. The leases expire September 30, 2003, but provide for an option to renew for an additional five years.

Total rent expense (including real estate taxes, insurance and other costs which are required to be paid by the Company) and future, minimum obligations under the leases are as follows for years ending May 31:

Expense:
         1999                                    $138,264
         2000                                     138,733
Commitments:
         2001                                    $120,996
         2002                                     120,996
         2003                                     120,996
         2004                                      40,332
                                                 --------
         Total                                   $403,320
                                                 ========

EMPLOYMENT CONTRACTS -

The Company has entered into five-year employment agreements with three officers. Each agreement provides for a bonus based on net income of the Company and for severance payments of three years' annual salary. The agreements expire in May 2002.


NOTE 7 - RETIREMENT PLANS

The Company has a defined contribution 401(k) profit sharing plan in effect for its employees who meet certain age and service requirements. Employees may elect to contribute an amount up to the maximum dollar amount allowed by the IRS. The Company contributes up to 3% of the employee's salary. Contributions for this plan were $9,408 for the year ended May 31, 2000. No contribution was made for the year ended May 31, 1999.


NOTE 8 - STOCK OPTIONS AND WARRANTS

In 1998, the Company approved a stock option plan which allows issuance of stock options to officers and key employees. The exercise price for each option is to be no less than 100% of the fair market value of the common stock on the day the option is granted. Options under this plan have a term of five years. A total of 550,000 shares of common stock have been reserved for this plan. As of May 31, 2000, 359,900 shares remained available to be issued under this plan.

                             DENTAL RESOURCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 8 - STOCK OPTIONS AND WARRANTS (CONTINUED)

In 2000, the Company also granted stock warrants to officers and consultants of the Company. These warrants allow the holder to purchase the Company's common stock at $0.20 per share. The warrants have a term of five years.

No options or warrants were granted during the fiscal year ended May 31, 1999.

The following summarizes transactions for stock options and warrants for the years ended May 31, 2000 and 1999:

                                             Stock Options              Warrants
                                        ----------------------   ---------------------
                                         Number       Average     Number      Average
                                           of        Exercised      of       Exercised
                                         Shares        Price      Shares       Price
                                        --------     ---------   --------    ---------
     Outstanding at May 31, 1998          18,540     $    .24          --    $     --

        Exercised                         (3,084)         .35          --
        Expired                             (458)         .35          --
                                        --------                 --------

     Outstanding May 31, 1999             14,998          .21          --

        Issued                           190,100          .44     262,500         .20
        Exercised                         (3,333)         .16          --
                                        --------                 --------

     Outstanding May 31, 2000            201,765     $    .43     262,500    $    .20
                                        ========                 ========


All stock options and warrants are fully vested and currently exercisable as of May 31, 2000. Exercise prices of stock options outstanding range from $.19 to $.44. The weighted average fair value of options and warrants granted during the year ended May 31, 2000 was $.41 and $.30, respectively. The weighted average remaining life of all options and warrants outstanding at May 31, 2000 was 4.49 years.

The Company follows the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," but applies APB Opinion No.25, "Accounting for Stock Issued to Employees" for measurement and recognition of stock-based transactions with its employees. Compensation expense for stock warrants issued to non-employee consultants is being expensed over the life of the consulting agreement. The Company recognized $4,920 of compensation expense for the year ended May 31, 2000 and will recognize $14,761 and $9,842 of compensation expense for the years ending May 31, 2001 and May 31, 2002. If the Company had elected to recognize compensation cost for its stock based transactions with employees using the method prescribed by SFAS No. 123, net income and earnings per share would have been as follows at May 31, 2000.

                             DENTAL RESOURCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 8 - STOCK OPTIONS AND WARRANTS (CONTINUED)

     Fair Value of Options and Warrants Issued                 $155,077
     Proforma Compensation Expense (Before Taxes)               125,554
     Net Income                                                  30,465
     Basic Net Income Per Share                                     .02
     Diluted Net Income Per Share                                   .01

The fair value of the options and warrants granted was estimated using the Black-Scholes option pricing model, using the following assumptions:

     Risk-Free Interest Rate                                      6.32%
     Expected Life                                              5 years
     Expected Volatility                                          80.6%
     Dividend Yield                                                0.0%


NOTE 9 - SEGMENT INFORMATION AND MAJOR CUSTOMERS

The Company has one reportable segment which is the manufacturing and marketing of five associated groups of dental related products. The Company's five product groups are: Proform thermo-forming equipment and supplies, Hygienist chemicals and consumables, Packaging products, Procure ultraviolet light-cured ovens and composites, and Pro-flex denture materials. These products are sold worldwide. The Company does not currently own any assets outside the United States.

Gross revenues by product group are as follows:

                                                          Year Ended May 31, 2000
                                                --------------------------------------------
                                                   Total          Domestic        Foreign
                                                ------------    ------------    ------------
     Pro-form                                   $  2,533,187    $  1,646,571    $    886,616
     Hygienist                                       802,062         561,444         240,618
     Packaging                                     1,639,578       1,229,683         409,895
     Procure                                         74,5705          2,9452           1,625
     Pro-flex                                        196,484         170,941          25,543
                                                ------------    ------------    ------------
        Totals                                  $  5,245,881    $  3,661,584    $  1,584,297
                                                ============    ============    ============

                                                          Year Ended May 31, 2000
                                                --------------------------------------------
                                                   Total          Domestic        Foreign
                                                ------------    ------------    ------------
     Pro-form                                   $  1,977,550    $  1,285,408    $    692,142
     Hygienist                                       734,876         514,413         220,463
     Packaging                                     1,491,456       1,118,592         372,864
     Procure                                          65,661          46,619          19,042
     Pro-flex                                        213,657         192,292          21,365
                                                ------------    ------------    ------------
        Totals                                  $  4,483,200    $  3,157,324    $  1,325,876
                                                ============    ============    ============

                             DENTAL RESOURCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 9 - STOCK OPTIONS AND WARRANTS (CONTINUED)

The Company derived 21% of its sales from one customer for each of the years ended May 31, 2000 and 1999.

                             DENTAL RESOURCES, INC.
                                 BALANCE SHEETS
                    AS OF FEBRUARY 28, 2001 AND MAY 31, 2000

--------------------------------------------------------------------------------

                                                                 FEBRUARY 28,        MAY 31,
                                                                     2001             2000
                                                                 (UNAUDITED)        (AUDITED)
                                                                 ------------     ------------
ASSETS:

CURRENT ASSETS:
     Cash                                                        $     28,481     $     29,028
     Accounts receivable - trade, less allowance for doubtful
     accounts of $3,000                                               828,769          739,587
     Accounts receivable - other                                          446              902
     Inventories                                                      729,101          596,442
     Prepaid expenses                                                  54,359           31,324
     Deposits                                                           4,584            1,500
     Deferred income taxes                                             15,771           15,771
                                                                 ------------     ------------
         TOTAL CURRENT ASSETS                                       1,661,511        1,414,554
                                                                 ------------     ------------

PROPERTY AND EQUIPMENT:
     Property and equipment                                         1,444,390        1,388,144
     Less:  accumulated depreciation                                 (831,401)        (731,800)
                                                                 ------------     ------------
         PROPERTY AND EQUIPMENT - NET                                 612,989          656,344
                                                                 ------------     ------------

OTHER ASSETS:
     Patents and trademarks, less accumulated amortization of
     $2,916 and $2,541                                                  2,084            2,458
                                                                 ------------     ------------
         TOTAL OTHER ASSETS                                             2,084            2,458
                                                                 ------------     ------------

TOTAL ASSETS                                                     $  2,276,584     $  2,073,356
                                                                 ============     ============


See Accompanying Notes to Financial Statements

                             DENTAL RESOURCES, INC.
                                 BALANCE SHEETS
                    AS OF FEBRUARY 28, 2001 AND MAY 31, 2000

--------------------------------------------------------------------------------

                                                                    FEBRUARY 28,        MAY 31,
                                                                        2001             2000
                                                                    (UNAUDITED)        (AUDITED)
                                                                    ------------     ------------
LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
     Line of credit note payable                                    $    244,764     $    256,989
     Current portion of long-term debt                                    38,400           38,400
     Accounts payable                                                    500,116          340,154
     Accrued expenses                                                     23,985           54,804
     Income taxes payable                                                 14,540            5,550
                                                                    ------------     ------------
         TOTAL CURRENT LIABILITIES                                       821,805          695,897
                                                                    ------------     ------------

LONG-TERM LIABILITIES:
     Long-term debt, less current portion shown above                     65,012           80,572
     Deferred income taxes                                                38,041           38,041
                                                                    ------------     ------------
         TOTAL LONG-TERM LIABILITIES                                     103,053          118,613
                                                                    ------------     ------------

COMMITMENTS:

STOCKHOLDERS' EQUITY:
     Common stock, $.01 par value; 20,000,000 shares authorized;          19,054           19,058
        1,905,403 and 1,905,844 shares issued and outstanding,
        respectively
     Additional paid-in capital                                        1,603,435        1,593,369
     Retained deficit                                                   (270,763)        (353,581)
                                                                    ------------     ------------
         TOTAL STOCKHOLDERS' EQUITY                                    1,351,726        1,258,846
                                                                    ------------     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $  2,276,584     $  2,073,356
                                                                    ============     ============

See Accompanying Notes to Financial Statements

                             DENTAL RESOURCES, INC.
                            STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS AND NINE MONTHS ENDING
                     FEBRUARY 28, 2001 AND FEBRUARY 29, 2000
                                   (UNAUDITED)

--------------------------------------------------------------------------------

                                      THREE MONTHS ENDED                 NINE MONTHS ENDED
                                 FEBRUARY 28,     FEBRUARY 29,     FEBRUARY 28,     FEBRUARY 29,
                                     2001             2000             2001             2000
                                 ------------     ------------     ------------     ------------
SALES                            $  1,286,466     $  1,256,460     $  4,026,084     $  3,861,872
COST OF SALES                         955,600          905,684        2,980,216        2,768,971
                                 ------------     ------------     ------------     ------------
GROSS PROFIT                          330,866          350,776        1,045,868        1,092,901
EXPENSES
     Marketing                        158,819          192,630          484,036          483,334
     General & Administrative         128,699          152,531          423,291          453,860
                                 ------------     ------------     ------------     ------------
TOTAL EXPENSES                        287,518          345,161          907,327          937,194
                                 ------------     ------------     ------------     ------------
INCOME FROM OPERATIONS                 43,348            5,615          138,541          155,707
OTHER INCOME (EXPENSE)
     Finance charge income             (4,433)            (279)           3,911            3,614
     Other income (expense)              (150)              --           (2,186)              --
     Interest expense                  (9,495)          (7,815)         (27,258)         (21,206)
                                 ------------     ------------     ------------     ------------
TOTAL OTHER INCOME
         (EXPENSE)                    (14,078)          (8,094)         (25,533)         (17,592)
                                 ------------     ------------     ------------     ------------
INCOME (LOSS) BEFORE
         INCOME TAXES                  29,270           (2,479)         113,008          138,115
PROVISION FOR INCOME
         TAXES                         11,092             (595)          30,190           41,435
                                 ------------     ------------     ------------     ------------

NET INCOME (LOSS)                $     18,178     $     (1,884)    $     82,818     $     96,680
                                 ============     ============     ============     ============

BASIC NET INCOME (LOSS)
         PER COMMON SHARE        $       0.01     $      (0.00)    $       0.04     $       0.05
                                 ============     ============     ============     ============

DILUTED NET INCOME (LOSS)
         PER COMMON SHARE        $       0.01     $      (0.00)    $       0.04     $       0.05
                                 ============     ============     ============     ============

AVERAGE BASIC SHARES
OUTSTANDING                         1,903,460        1,903,622        1,902,107        1,903,005

AVERAGE DILUTED SHARES
         OUTSTANDING                2,003,340        1,903,622        2,078,796        1,996,104

See Accompanying Notes to Financial Statements

                              DENTAL RESOURCES, INC
                             STATEMENT OF CASH FLOWS
        FOR THE NINE MONTHS ENDED FEBRUARY 28, 2001 AND FEBRUARY 29, 2000

--------------------------------------------------------------------------------

                                                                        2001             2000
                                                                    ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income                                                     $     82,818     $     96,680
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                      99,601           79,629
        Amortization                                                         375              375
        Compensation expense on warrants issued                           11,070               --
        Deferred income taxes                                                 --           41,435
     Changes in assets and liabilities:
        (increase) decrease in receivables                               (88,726)          53,829
        (increase) decrease in inventories                              (132,659)        (153,690)
        (increase) decrease in prepaid deposits                          (23,035)         (12,398)
        (increase) decrease in deposits                                   (3,084)         (56,757)
        increase (decrease) in income taxes payable                        8,990           (1,392)
        increase (decrease) in accounts payable                          159,962           65,682
        increase (decrease) in accrued liabilities                       (30,819)         (46,552)
                                                                    ------------     ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                 84,493           66,841

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and equipment                                  (56,246)        (153,699)
                                                                    ------------     ------------
NET CASH (USED IN) INVESTING ACTIVITIES                                  (56,246)        (153,699)

CASH FLOWS FROM FINANCING ACTIVITIES
        Payments on long-term debt                                       (15,560)              --
        Net (payments) proceeds on note-payable-bank                     (12,225)          61,000
        Retirements of common stock                                       (2,209)              --
        Proceeds from issuance of common stock                             1,200              177
                                                                    ------------     ------------
NET CASH PROVIDED BY (USED IN)
         FINANCING ACTIVITIES                                            (28,794)          61,177
                                                                    ------------     ------------

NET (DECREASE) IN CASH                                                      (547)         (25,681)

CASH - BEGINNING OF PERIOD                                                29,028           46,623
                                                                    ------------     ------------

CASH - END OF PERIOD                                                $     28,481     $     20,942
                                                                    ============     ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION
    Cash paid during period for:
        Interest                                                    $     27,258     $     21,206
                                                                    ============     ============
        Income taxes                                                $     20,600     $      1,700
                                                                    ============     ============

See Accompanying Notes to Financial Statements

                             DENTAL RESOURCES, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE PERIOD ENDED FEBRUARY 28, 2001

--------------------------------------------------------------------------------

                                         COMMON STOCK
                                ----------------------------
                                   NUMBER                          ADDITIONAL
                                     OF                              PAID-IN       ACCUMULATED
                                   SHARES           AMOUNT           CAPITAL          DEFICIT           TOTAL
                                ------------     ------------     ------------     ------------     ------------
BALANCE OF MAY 31, 1999            1,902,511     $     19,025     $  1,587,950     $   (479,211)    $  1,127,764

     Common stock issued               3,333               33              499                               532

     Compensation expense on
         warrants issued                                                 4,920                             4,920

     Net Income                                                                         125,630          125,630
                                ------------     ------------     ------------     ------------     ------------

BALANCE ON MAY 31, 2000            1,905,844           19,058        1,593,369         (353,581)       1,258,846

     Common stock issued               5,559               56            1,145                             1,201

     Common stock retired             (6,000)             (60)          (2,149)                           (2,209)

     Compensation expense on
     warrants issued                                                    11,070                            11,070

     Net income                                                                          82,818           82,818
                                ------------     ------------     ------------     ------------     ------------

BALANCE ON FEB. 28, 2001           1,905,403     $     19,054     $  1,603,435     $   (270,763)    $  1,351,726
                                ============     ============     ============     ============     ============


See Accompanying Notes to Financial Statements

1.       INTERIM FINANCIAL STATEMENTS

The information furnished in this report is unaudited but reflects all adjustments (which include only normal recurring adjustments) which are necessary, in the opinion of management, for the fair presentation of the results of the interim period. Actual results for the three and nine months ended February 28, 2001 and February 29, 2000 are not necessarily indicative of the results to be expected for the full fiscal year. These statements should be read in conjunction with the Company's most recent Annual Report on form 10-KSB.

2.       NET EARNINGS PER COMMON SHARE

Basic net income per share is based on the weighted average number of common shares outstanding during each period. Diluted net income per common share includes the dilutive effect of potential common shares outstanding. The Company calculates the dilutive effect of outstanding stock options and warrants using the treasury stock method. A reconciliation of earnings per share for the three and nine months ended February 28, 2001 and February 29, 2000 is as follows:

                                        THREE MONTHS ENDED              THREE MONTHS ENDED
                                        FEBRUARY 28, 2001               FEBRUARY 29, 2000
                                      BASIC          DILUTED          BASIC           DILUTED
                                  ------------    ------------    ------------     ------------
Net earnings                            18,178          18,178          (1,884)          (1,884)
                                  ------------    ------------    ------------     ------------

Average shares outstanding           1,903,460       1,903,460       1,903,622        1,903,622

Effect of dilutive securities:
         Options and Warrants*               0          99,880               0                0
                                  ------------    ------------    ------------     ------------

Equivalent shares                    1,903,460       2,003,340       1,903,622        1,903,622
                                  ------------    ------------    ------------     ------------

Earnings per share                $       0.01    $       0.01    $      (0.00)    $      (0.00)
                                  ============    ============    ============     ============

* All potential common shares are antidilutive for the three month period ended February 29, 2000.

                                       NINE MONTHS ENDED               NINE MONTHS ENDED
                                       FEBRUARY 28, 2001               FEBRUARY 29, 2000
                                     BASIC           DILUTED         BASIC            DILUTED
                                  ------------    ------------    ------------     ------------
Net earnings                            82,818          82,818          96,680           96,680
                                  ------------    ------------    ------------     ------------

Average shares outstanding           1,902,107       1,902,107       1,903,005        1,903,005

Effect of dilutive securities:
         Options and Warrants*               0         176,689               0           93,099
                                  ------------    ------------    ------------     ------------

Equivalent shares                    1,902,107       2,078,796       1,903,005        1,996,104
                                  ------------    ------------    ------------     ------------

Earnings per share                $       0.04    $       0.04    $       0.05     $       0.05
                                  ============    ============    ============     ============

3.       RESEARCH AND DEVELOPMENT EXPENSES

Research and development costs are expensed in the period in which the expenses are incurred. Research and development costs for the three month period ended February 28, 2001 were $7,558 as compared to $2,710 for the three month period ended February 29, 2000. Research and development costs for the nine month period ended February 28, 2001 were $10,443 as compared to $4,401 for the nine month period ended February 29, 2000.

4.       MARKET SEGMENT INFORMATION

The Company has one reportable segment which is the manufacturing and marketing of five associated groups of dental related products. The Company's five product groups are: Proform thermo-forming equipment and supplies, Hygienist chemicals and consumables, Packaging products, Procure ultraviolet light-cured ovens and composites, and Pro-flex denture materials. These products are sold worldwide. The Company does not currently own any assets outside the United States. Gross revenues by product group are as follows:

                                                    SALES BY PRODUCT GROUP
                                  THREE MONTHS ENDED                        THREE MONTHS ENDED
                                  FEBRUARY 28, 2001                         FEBRUARY 29, 2000
                           TOTAL       DOMESTIC      FOREIGN        TOTAL        DOMESTIC      FOREIGN
                        ----------    ----------    ----------    ----------    ----------    ----------
PROFORM                 $  583,599    $  379,339    $  204,260    $  652,042    $  423,827    $  228,215

HYGIENIST                  371,262       259,883       111,379       212,763       148,934        63,829

PACKAGING                  289,147       216,861        72,286       319,558       239,669        79,889

PROCURE                     16,708        11,696         5,012        20,657        14,460         6,197

PROFLEX                     25,750        23,175         2,575        51,440        46,296         5,144
                        ----------    ----------    ----------    ----------    ----------    ----------

TOTALS                   1,286,466       890,954       395,512     1,256,460       873,186       383,274
                        ==========    ==========    ==========    ==========    ==========    ==========

                                                    SALES BY PRODUCT GROUP
                                  NINE MONTHS ENDED                         NINE MONTHS ENDED
                                  FEBRUARY 28, 2001                         FEBRUARY 29, 2000
                           TOTAL       DOMESTIC      FOREIGN        TOTAL        DOMESTIC      FOREIGN
                        ----------    ----------    ----------    ----------    ----------    ----------
PROFORM                 $1,865,690    $1,212,698    $  652,992    $1,936,416    $1,258,670    $  677,746

HYGIENIST                1,004,337       703,035       301,302       702,509       491,756       210,753

PACKAGING                1,013,294       759,971       253,323       998,530       748,898       249,632

PROCURE                     54,510        38,158        16,352        56,525        39,568        16,957

PROFLEX                     88,253        79,428         8,825       167,892       151,103        16,789
                        ----------    ----------    ----------    ----------    ----------    ----------

TOTALS                   4,026,084     2,793,290     1,232,794     3,861,872     2,689,995     1,171,877
                        ==========    ==========    ==========    ==========    ==========    ==========

5.       STOCK OPTIONS AND WARRANTS

In 1998, the Company approved a stock option plan which allows issuance of stock options to officers and key employees. The exercise price for each option is to be no less than 100% of the fair market value of the common stock on the day the option is granted. Options under this plan have a term of five years. In fiscal year 2000, options to purchase 190,100 shares of common stock were issued to officers and employees under this plan. During the nine months ended February 28, 2001 an option to purchase 3,282 shares of common stock was issued to a director of the Company at $0.25 per share. Also, during the nine months ended February 28, 2001 an option to purchase 6,800 shares of the Company's common stock issued to a former employee was cancelled pursuant to the terms of the option plan. A total of 550,000 shares of common stock have been reserved for this plan, of which 363,418 shares remained available to be issued as of February 28, 2001.

In fiscal year 2000, the Company also granted stock warrants to officers, directors, and consultants of the Company. The Warrants granted to officers and directors which total 162,500 shares worth of common stock allow the holder to purchase the Company's common stock at $0.20 per share. The Warrants granted to the consultants of the

Company, which total 100,000 shares worth of common stock, were granted as consideration for assisting the Company in identifying and evaluating strategic business opportunities and helping to negotiate and structure any potential transactions over the next two years. The warrants issued to the consultants also allow the holder to purchase the Company's common stock at $0.20 per share. All warrants have a term of five years. The Company follows the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," but applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" for measurement and recognition of stock-based transactions with its employees. There was no compensation expense recorded for options and warrants issued to officers and employees. Compensation expense for stock warrants issued to non-employee consultants is being expensed equally over the two-year life of the consulting agreement based on a calculation of the fair value of the warrants issued using the Black-Scholes option pricing model. The Company recognized $11,070 of compensation expense for the nine months ended February 28, 2001 and no compensation expense for the nine months ended February 29, 2000. The compensation expense recorded for the nine months ended February 28, 2001 is included in general and administrative expense on the Company's statement of operations.

The fair value of the options and warrants granted in fiscal year 2000 was estimated using the Black-Scholes option pricing model, using the following assumptions:

               Risk-Free Interest Rate                    6.32%
               Expected Life                            5 years
               Expected Volatility                        80.6%
               Dividend Yield                              0.0%

The following summarizes transactions for stock options and warrants for the year ended May 31, 2000 and the nine months ended February 28, 2001:

                                             STOCK OPTIONS                     WARRANTS
                                        -----------------------        ------------------------
                                          NUMBER        AVERAGE          NUMBER         AVERAGE
                                            OF         EXERCISE            OF          EXERCISE
                                          SHARES        PRICE            SHARES         PRICE
                                        ---------      --------        ---------       --------
OUTSTANDING AT MAY 31, 1999               14,998       $   0.21              --        $     --
     Issued                              190,100           0.44         262,500            0.20
     Exercised                            (3,333)          0.16              --              --
                                        ---------                      ---------
OUTSTANDING AT MAY 31, 2000              201,765           0.43         262,500            0.20
     Issued                                3,282           0.25
     Cancelled                            (6,800)          0.44
     Exercised                            (5,559)          0.22              --              --
     Expired                              (2,653)          0.23              --              --
                                        ---------                      ---------

OUTSTANDING AT FEB. 28, 2001             190,035          $0.43         262,500        $   0.20
                                        =========                      =========      ==========


All stock options and warrants are fully vested and currently exercisable as of February 28, 2001.

                       LINARES MANAGEMENT ASSOCIATES, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

                               WALLACE NIEDZWIECKI
                           CERTIFIED PUBLIC ACCOUNTANT
                       84 Andrew Lane, Holliston, MA 01746
                        (508) 429-1919 FAX (508) 429-1919
                          E-mail: wncpa@mindspring.com

--------------------------------------------------------------------------------


To the Board of Directors
LINARES MANAGEMENT ASSOCIATES, INC.
93 West Tech Drive
Medfield, MA 02052


I have audited the accompanying balance sheets of LINARES MANAGEMENT ASSOCIATES, INC. as of December 31, 2000 and 1999, and the related statements of income, statements of changes in stockholder's deficit, and statements of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LINARES MANAGEMENT ASSOCIATES, INC. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years ended, in conformity with generally accepted accounting principles.




                                        /s/ Wallace Niedzwiecki
                                        ---------------------------------
                                        Wallace Niedzwiecki
July 11, 2001

                       LINARES MANAGEMENT ASSOCIATES, INC.
                                 Balance Sheets
                                  December 31,

                                     ASSETS
                                                                      2000             1999
                                                                      ----             ----
CURRENT ASSETS
   Cash                                                       $      4,131     $         16
   Retainage Receivable                                              7,328            7,328
   Fees Earned not Billed
   Prepaid Expenses                                                  1,767
   Prepaid Insurance                                                 2,619            2,894
                                                              ------------     ------------
     TOTAL CURRENT ASSETS                                     $     15,845     $     10,238

PROPERTY AND EQUIPMENT
   Equipment                                                        33,430
   Office Equipment                                                  9,242            8,714
   Warehouse Equipment                                              92,755           83,062
   Leasehold Improvements                                           18,778           15,994
                                                              ------------     ------------
     TOTAL PROPERTY AND EQUIPMENT                                  154,205          107,770

     Less: Accumulated Depreciation                               (109,635)        (101,600)
                                                              ------------     ------------
       NET PROPERTY AND EQUIPMENT                             $     44,570     $      6,170
                                                              ------------     ------------
TOTAL ASSETS                                                  $     60,415     $     16,408
                                                              ============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts Payable                                           $      2,262     $      1,806
   Accrued Interest Expense                                         62,271           37,105
   Note Payable - Line of Credit                                   349,045          294,523
                                                              ------------     ------------
     TOTAL CURRENT LIABILITIES                                $    413,578     $    333,434

LONG-TERM LIABILITIES

   Loans from Stockholders                                    $  1,000,663     $    723,726
                                                              ------------     ------------
     TOTAL LIABILITIES                                        $  1,414,241     $  1,057,160

STOCKHOLDERS' EQUITY
   Common Stock, $ .01 par valued
     200,000 shares authorized,
     550 shares issued                                        $          6     $          5
   Paid-in Capital                                                 245,468          245,419
   Deficit                                                      (1,599,300)      (1,286,176)
                                                              ------------     ------------
     TOTAL STOCKHOLDERS' EQUITY                               $ (1,353,826)    $ (1,040,752)
                                                              ------------     ------------
TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                                      $     60,415     $     16,408
                                                              ============     ============

Accompanying notes and accountant's report should be read with these financial statements.

                       LINARES MANAGEMENT ASSOCIATES, INC.
                              Statements of Income
                            Years Ended December 31,

                                                               2000             1999
                                                               ----             ----
REVENUE                                                $        230     $     15,508
DIRECT PROJECT EXPENSE
    Salaries and Wages                                                        20,707
    Supplies                                                                     484
    Travel                                                                         0
    Miscellaneous Direct Expense                                                  42
                                                       ------------     ------------
       TOTAL DIRECT EXPENSE                            $          0     $     21,233

GROSS PROFIT                                           $        230     $     (5,725)

OVERHEAD EXPENSE
    Salaries and Wages                                 $     89,431     $    233,137
    Subcontractors                                                0            5,100
    Payroll Tax                                               6,776           17,778
    Supplies                                                 48,101           21,091
    Insurance-Health                                         22,508           20,554
    Insurance-Other                                           3,268            4,453
    Rent                                                     14,265           13,600
    Depreciation & Amortization                               8,035            4,105
    Legal & Accounting Fees                                  10,084            5,218
    Repair & Maintenance                                        440            6,260
    Travel & Entertainment                                    8,963           14,377
    Vehicle Expense                                             296              566
    Office Expense                                            5,361            7,986
    Utilities                                                 4,702            5,013
    Fabrication                                               3,331            1,141
    Telephone                                                 2,562            2,018
    Dues and Subscriptions                                    2,840            6,032
                                                       ------------     ------------
       TOTAL OVERHEAD EXPENSE                          $    230,963     $    368,429

OPERATING PROFIT                                       $   (230,733)    $   (374,154)

OTHER INCOME AND EXPENSE

    Interest Expense                                         81,935           46,686
                                                       ------------     ------------
NET INCOME (LOSS) BEFORE TAX                           $   (312,668)    $   (420,840)

    Provision for State Tax                                     456              456
                                                       ------------     ------------
NET INCOME (LOSS) AFTER TAX                            $   (313,124)    $   (421,296)
                                                       ============     ============

Accompanying notes and accountant's report should be read with these financial statements.

                       LINARES MANAGEMENT ASSOCIATES, INC.
                 Statements of Changes in Stockholder's Deficit
                           December 31, 1999 and 2000

                                    Common Stock
                                    ------------             Additional        Retained          Total
                                   See footnote 8              Paid in         Earnings      Stockholder's
                               Shares          Amount          Capital        (Deficit)         Deficit
                               ------          ------          -------        ---------         -------
DECEMBER 31, 1998                    500    $          5    $    245,419    $   (864,880)    $   (619,456)

Net loss for year                                                               (421,296)        (421,296)
                            ------------    ------------    ------------    ------------     ------------


DECEMBER 31, 1999                    500               5         245,419      (1,286,176)      (1,040,752)

Issuance of common stock              50               1              49                               50

Net loss for year                                                               (313,124)        (313,124)
                            ------------    ------------    ------------    ------------     ------------


DECEMBER 31, 2000                    550    $          6    $    245,468    $ (1,599,300)    $ (1,353,826)
                            ============    ============    ============    ============     ============


Accompanying notes and accountant's report should be read with these financial statements.

                       LINARES MANAGEMENT ASSOCIATES, INC.
                            Statements of Cash Flows
                            Years Ended December 31,

                                                                         2000             1999
                                                                         ----             ----
CASH FLOW FROM OPERATING ACTIVITIES
    Net Income (Loss)                                           $   (313,124)    $   (421,296)
    Adjustments to reconcile net income to net cash provided
    by operating activities:
       Depreciation and Amortization                                   8,035            4,105
         (Increase) Decrease In:
       Accounts Receivable                                                 0            9,438
       Prepaid Expense                                                (1,492)           2,835
         Increase (Decrease) in:
       Accounts Payable                                                  456            1,092
       Accrued Interest                                               25,166            7,502
                                                                ------------     ------------

NET CASH USED BY OPERATING ACTIVITIES                           $   (280,959)    $   (396,324)

CASH FLOW FROM INVESTING ACTIVITIES
    Acquisition of Equipment                                         (46,435)          (4,017)
                                                                ------------     ------------

NET CASH USED FOR INVESTING ACTIVITIES                          $    (46,435)    $     (4,017)

CASH FLOW FROM FINANCING ACTIVITIES
    Issuance of stock                                                     50
    Loans from Shareholder                                           276,937           96,018
    Line of Credit Drawings                                           54,522          294,523
                                                                ------------     ------------
NET CASH PROVIDED FROM FINANCING ACTIVITIES                     $    331,509     $    390,541

NET INCREASE (DECREASE) IN CASH                                 $      4,115     $     (9,800)

CASH AT BEGINNING OF YEAR                                                 16            9,816
                                                                ------------     ------------

CASH AT END OF YEAR                                             $      4,131     $         16
                                                                ============     ============

Accompanying notes and accountant's report should be read with these financial statements.

                       LINARES MANAGEMENT ASSOCIATES, INC.
                          Notes to Financial Statements
                 For the Years Ending December 31, 2000 and 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS ACTIVITIES:
Linares Management Associates, Inc. was organized in 1990 to develop and manufacture single crystal products for use in a wide variety of applications primarily in the optics and electronics industries. The company has been awarded various government contracts over the years to research and develop the processes to manufacture these products. The contracts range from six months to two years and are performed both on a fixed fee and cost plus fixed fee arrangement.

Linares Management Associates, Inc. has refined its process to develop a unique method to produce genuine, high quality diamonds for gemstone and industrial applications. Since 1990, the cost of research and development in refining this process was more than 60% of the $1,599,300 deficit.

BASIS OF ACCOUNTING:
The Company's policy is to prepare its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles.

CASH AND CASH EQUIVALENTS:
For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts on deposit at banks.

PROPERTY AND EQUIPMENT:
Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the related assets, principally on the straight-line method with useful lives ranging from 5 to 7 years.

INCOME TAXES:
The company has elected to report income under the S Corporation provisions of the Internal Revenue Code. Accordingly, no provision has been made for federal income taxes. Under the S Corporation provisions, the Company has elected not to be taxed as a corporation and the shareholders have consented to include the income losses, and credits of the corporation in their individual income tax returns. The company is also responsible for the payment of income taxes in the Commonwealth of Massachusetts. Under Massachusetts tax regulations, an S Corporation is subject to a corporate level income tax when its gross revenues are in excess of six million dollars, otherwise all income, losses, and credits of the corporation are included in the individual income tax returns of the shareholders. Accordingly, no provision has been made for state income taxes.

USE OF ESTIMATES:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                       LINARES MANAGEMENT ASSOCIATES, INC.
                          Notes to Financial Statements
                 For the Years Ending December 31, 2000 and 1999


NOTE 2 - INSURED CASH

The company maintains its cash balances at a financial institution located in Massachusetts. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. All balances are presently fully insured.

NOTE 3 - COMMITMENTS - OPERATING LEASES

The company leases primary facilities in Medfield, MA under an operating lease expiring on April 30, 2000, with a one year renewal option provided certain conditions are met. Future minimum annual rental payments under the above lease are as follows:


                                          2001               $ 7,296

NOTE 4 - RETAINAGE RECEIVABLE

These amounts represent 15% of certain government contracts which are retained pending final audits by the contracting governmental unit.

NOTE 5 - ACCRUED INTEREST EXPENSE

This amount represents accrued interest due on stockholder loans as of December 31, 2000 and 1999.

NOTE 6 - LOANS FROM STOCKHOLDERS'

The stockholder's have made various loans to the corporation as evidenced by promissory notes bearing an average rate of interest based on applicable federal rates issued by the Internal Revenue Service.

                                                   2000          1999
                                                   ----          ----
Loans                                         $ 1,000,663     $ 723,726
Interest rate                                     5.88%         5.21%

NOTE 7 - LINE OF CREDIT

The company has arranged a working capital line of credit with Fleet Bank in the amount of $475,000 with an interest rate of 10.00%. The line of credit must be renewed on an annual basis and as of December 31, 2000 the total amount borrowed on this line was $ 349,045.

                       LINARES MANAGEMENT ASSOCIATES, INC.
                          Notes to Financial Statements
                 For the Years Ending December 31, 2000 and 1999


NOTE 8 - STOCKHOLDERS' EQUITY

Authorized common stock is made up of the following:

                          $ 190,000   Class A - Voting Common Stock

                          $  10.000   Class B - Non-Voting Common Stock
                          ---------
                          $ 200,000

The 550 shares of outstanding stock are comprised of 450 shares of Class A voting common stock and 100 shares of Class B non-voting common stock.

On November 7, 2000, the Board of directors authorized the sale of 50 shares of Class A voting common stock to a key employee.

NOTE 9 - CASH FLOW INFORMATION

Interest and taxes paid during the years ended December 31, 2000 and 1999 were as follows:

                                              2000            1999
                                              ----            ----

Interest                                    $ 37,105       $ 29,603

State Corporate Excise Taxes Paid           $    456            456

                              FINANCIAL STATEMENTS

                              APOLLO DIAMOND, INC.

                 (FORMERLY, LINARES MANAGEMENT ASSOCIATES, INC.)


                 FOR THREE MONTHS ENDED MARCH 31, 2001 AND 2000

                              APOLLO DIAMOND, INC.
                (FORMERLY, LINARES MANAGEMENT ASSOCIATES, INC.)
                                 BALANCE SHEETS
                                    MARCH 31,

ASSETS                                                           2001            2000
------                                                           ----            ----
CURRENT ASSETS
     Cash                                                     205,237          38,334
     Retainage Receivable                                       7,328           7,328
     Prepaid Rent                                               2,167           1,133
     Prepaid Insurance                                          3,144           2,208
                                                         ------------    ------------

         Total Current Assets                                 217,876          49,003

PROPERTY AND EQUIPMENT
     Equipment                                                 34,230          17,856
     Office Equipment                                           9,242           8,714
     Warehouse Equipment                                       96,917          92,393
     Leasehold Improvements                                    18,778          15,993
         Less: Accumulated Depreciation                      -112,801        -102.411
                                                         ------------    ------------

         Net Fixed Assets                                      46,366          32,545

TOTAL ASSETS                                                  264.242          81,548
                                                         ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
     Accounts Payable                                           3,887          11,240
     Note Payable - Line of Credit                            412,434         146,145
     Note Payable - Bridge Loan                               225,000               0
     Accrued Interest Expense                                  13,603          12,203
                                                         ------------    ------------

         Total Current Liabilities                            654,924         169,588

LONG-TERM LIABILITIES
     Loans from Stockholders                                1,059,934       1,037,936

STOCKHOLDERS' EQUITY
     Common stock, $.01 par value,
     200,000 shares authorized
     600 shares issued                                             55               5
     Paid-in Capital                                          245,419         245,419
     Retained Earnings                                     -1,696,090      -1,371,400
                                                         ------------    ------------

         Total Stockholders' Equity                        -1,450,616      -1,125,976
                                                         ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    264,242          81,548
                                                         ============    ============

                 SEE ACCOMPANYING NOTES AND ACCOUNTANT'S REPORT

                              APOLLO DIAMOND, INC.
                 (FORMERLY, LINARES MANAGEMENT ASSOCIATES, INC.)
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                          THREE MONTHS ENDED MARCH 31,

                                                                   2001            2000
                                                                   ----            ----
REVENUE                                                               0               0

Direct Project Expense                                                0               0
                                                             ----------      ----------

Gross Profit                                                          0               0

OVERHEAD EXPENSE
     Salaries and Wages                                          26,624          27,173
     Payroll Tax                                                  2,332           3,405
     Supplies                                                    10,805          22,860
     Insurance-Health                                             5,543           5,888
     Insurance-Other                                              1,012             584
     Rent                                                         4,012           2,267
     Depreciation & Amortization                                  3,166             811
     Legal & Accounting Fees                                      7,409           1,500
     Meals & Entertainment                                          110              43
     Travel                                                       6,198               0
     Vehicle Expense                                                 66              85
     Office Expense                                                 886           1,661
     Utilities                                                    1,790           2,070
     Fabrication                                                      0             171
     Telephone                                                    1,117             444
     Dues and Subscriptions                                       1,260             810
     License and Fees                                               699             245
     Miscellaneous Expense                                          879             649
                                                             ----------      ----------
         Total Overhead Expense                                  73,968          70,656

OPERATING PROFIT                                                -73,968         -70,656

OTHER INCOME AND EXPENSE
     Interest Expense                                            22,365          14,112
                                                             ----------      ----------
NET INCOME (LOSS) BEFORE TAX                                    -96,333         -84,768
     Provision for State Tax                                       -456            -456
                                                             ----------      ----------
NET INCOME (LOSS) AFTER TAX                                     -96,789         -85,224
BEGINNING RETAINED EARNINGS                                  -1,599.301      -1,286,176
                                                             ----------      ----------
ENDING RETAINED EARNINGS                                     -1,696,090      -1,371,400
                                                             ==========      ==========


                 SEE ACCOMPANYING NOTES AND ACCOUNTANT'S REPORT

                              APOLLO DIAMOND, INC.
                 (FORMERLY, LINARES MANAGEMENT ASSOCIATES, INC.)
                             STATEMENT OF CASH FLOW
                          THREE MONTHS ENDED MARCH 31,

                                                                            2001            2000
                                                                            ----            ----
CASH FLOW FROM OPERATING ACTIVITIES
     Net Income (Loss)                                                   -96,789         -85,224
     Adjustments to reconcile net income to net cash provided by operating activities
     Depreciation and Amortization                                         3,166             811
     (Increase) Decrease in,
         Prepaid Expense                                                    -925            -447
     Increase (Decrease) in:
         Accounts Payable                                                  1,625           9,434
         Accrued interest                                                -48,666         -24,902
                                                                      ----------      ----------

NET CASH USED BY OPERATING ACTIVITIES                                   -141,591        -100,328

CASH FLOW FROM INVESTING ACTIVITIES
     Acquisition of Equipment                                             -4,962         -27,186
                                                                      ----------      ----------

NET CASH USED FOR INVESTING ACTIVITIES                                    -4,962         -27,186

CASH FLOW FROM FINANCING ACTIVITIES
     Loans from Shareholders                                              59,270         314,210
     Line of Credit (Repayments) Loans                                    63,389        -148,378
     Bridge Loan                                                         225,000               0
                                                                      ----------      ----------
NET CASH PROVIDED FROM FINANCING ACTIVITIES                              347,659         165,832

     NET INCREASE (DECREASE) IN CASH                                     201,106          38,318

CASH AT BEGINNING OF YEAR                                                  4,131              16
                                                                      ----------      ----------

CASH AT END OF YEAR                                                      205,237          38,334
                                                                      ==========      ==========

SUPPLEMENTAL DISCLOSURES
     Interest Paid                                                        68,145          37,105
     Income Taxes Paid                                                       456             456


                 SEE ACCOMPANYING NOTES AND ACCOUNTANT'S REPORT

                              APOLLO DIAMOND, INC.
                 (FORMERLY, LINARES MANAGEMENT ASSOCIATES, INC.)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION

Apollo Diamond, Inc. (formerly Linares Management Associates, Inc.) was organized in 1990 to develop and manufacture single crystal products for use in a wide variety of applications in the optics, electronics and diamond gemstone industries. The company was awarded various government contracts to research and develop processes to manufacture these products and over its ten-year history the company has developed certain proprietary technology in these fields.


NOTE 2 - RETAINAGE RECEIVABLE

These amounts represent 15% of certain government contracts, which are retained pending final audits by the contracting governmental unit.


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Depreciation is provided using the modified accelerated cost recovery system for both book and tax purposes with useful lives ranging from 5 to 7 years.


NOTE 4 - LINE OF CREDIT

The company has arranged a working capital line of credit with Fleet Bank in the amount of $475,000 with an interest rate of prime plus 2%. The line of credit must be renewed on an annual basis and as of March 31, 2001 the total amount borrowed on this line was $412,434.


NOTE 5 - BRIDGE LOAN

In March 2001, the company extended an investment offering to potential investors. The terms of the offering allowed for up to $300,000 in a bridge loan to the corporation at an annual interest rate of 10%. These unsecured, subordinated promissory notes can be converted into common stock in the corporation, under certain circumstances, at the election of the holders. As of March 31, 2001, promissory notes totaling $225,000 had been arranged with certain subscribers.

NOTE 6 - ACCRUED INTEREST EXPENSE

This amount represents accrued interest due on stockholder loans as of March 31, 2001 and 2000 and accrued interest on the Bridge Loan (note 5) as of March 31, 2001. The stockholders have made various loans to the corporation as evidenced by promissory notes bearing an average rate of interest of 5.24% and 5.88%, respectively, based on applicable federal rates issued by the Internal Revenue Service. The following amounts were accrued:

                                                    2001            2000

        Shareholders Loans                       $13,235         $12,203
        Bridge Loans                                 368             -0-
                                                 -------         -------
        Total Accrued Interest                   $13,603         $12,203


NOTE 7 - INCOME TAX

The company elected S-Corporation status on January 1, 1991; therefore, no provision for income tax payable by the corporation has been made.


NOTE 8 - STOCKHOLDERS' EQUITY

Authorized common stock is made up of the following:

                   190,000    Class A - Voting Common Stock
                    10,000    Class B - Non-Voting Common Stock
                   -------
                   200,000

The company recently voted to issue 50 shares of Class A voting common stock at par. This brings the total amount of shares outstanding to 600 which are comprised of 500 shares of Class A voting common stock and 100 shares of Class B non-voting common stock.

As described in Note 5, the company has extended an investment offering in the form of unsecured, subordinated convertible promissory notes. Under certain circumstances, these notes plus accrued interest may be converted into equity in the company at a per share price of $7,500 at the holder's election. As of March 31, 2001, no promissory notes were converted.


NOTE 9 - USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported-amounts and disclosures. Accordingly, actual results could differ from those estimates.

                             DENTAL RESOURCES, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 18, 2001
                        10:00 A.M. CENTRAL DAYLIGHT TIME

                            1300 INTERNATIONAL CENTRE
                             900 SECOND AVENUE SOUTH
                             MINNEAPOLIS, MINNESOTA










DENTAL RESOURCES, INC.
530 SOUTH RIVER STREET, DELANO, MINNESOTA 55328                            PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas Murphy and Bryan Nichols, and each of them acting alone, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of Dental Resources, Inc. (the "Company") registered in the name of the undersigned, at the Company's Special Meeting of Shareholders to be held at the offices of Fredrikson & Byron, P.A., 1300 International Centre, 900 Second Avenue South, Minneapolis, Minnesota, at 10:00 a.m., Central Daylight Time, on Tuesday, September 18, 2001, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously granted with respect to the Meeting.






                       SEE REVERSE FOR VOTING INSTRUCTIONS

                               PLEASE DETACH HERE




1.  Approve the sale of all of the assets
    of the Company:                         [ ] FOR    [ ] AGAINST   [ ] ABSTAIN

2.  Approve and adopt Agreement and Plan
    of Reorganization and Plan of Merger
    pursuant to which Apollo Diamond, Inc.
    will be merged with and into the
    Company, including amending and
    restating the Company's articles of
    incorporation to increase the
    authorized number of shares of capital
    stock and change the Company's name to
    Apollo Diamond, Inc.                    [ ] FOR    [ ] AGAINST   [ ] ABSTAIN

3. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.



Address Change?  Mark Box [ ]               Date
Indicate changes below:                          -------------------------------



                                            [                                  ]

                                            SIGNATURE(S) IN BOX
                                            (PLEASE DATE AND SIGN name(s)
                                            exactly as shown on Proxy.
                                            Executors, administrators, trustees,
                                            guardians, etc., should indicate
                                            capacity when signing. For stock
                                            held in Joint Tenancy, each joint
                                            owner must sign.